                                                                                         AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                                                                     One Corporate Drive, Shelton, Connecticut 06484

This Prospectus  describes  Advisors Choice(R)2000, a flexible  premium deferred annuity (the "Annuity")  offered by American Skandia
Life  Assurance  Corporation  ("American  Skandia",  "we",  "our" or "us").  The  Annuity  may be offered as an  individual  annuity contract or as an  interest  in a group  annuity.  This  Prospectus  describes  the  important  features of the Annuity and what you should  consider  before  purchasing the Annuity.  We have also filed a Statement of Additional  Information  that is available from us,  without  charge,  upon your  request.  The contents of the Statement of  Additional  Information  are described on page 58. The
Annuity or certain of its  investment  options and/or  features may not be available in all states.  Various rights and benefits may differ between states to meet applicable laws and/or  regulations.  Certain terms are  capitalized in this  prospectus.  Those terms are either defined in the Glossary of Terms or in the context of the particular section.

====================================================================================================================================
American  Skandia offers several  different  annuities  which your  financial  professional  may be authorized to offer to you. Each annuity has different  features and benefits that may be  appropriate  for you based on your financial  situation,  your age and how you intend to use the annuity.  The different features and benefits include variations in death benefit  protection,  the ability to access your  annuity's  account value and the charges that you will be subject to if you choose to surrender  the annuity.  The fees and charges may also be different between each annuity.
====================================================================================================================================

If you are purchasing the Annuity as a replacement  for existing  variable  annuity or variable life coverage,  you should  consider any surrender or penalty charges you may incur when replacing your existing coverage.

WHY WOULD I CHOOSE TO PURCHASE THIS ANNUITY?
This Annuity is frequently  used for  retirement  planning.  It may be used as an investment  vehicle for  "qualified"  investments, including an IRA,  SEP-IRA,  Roth IRA,  Section 401(a) plans (defined benefit plans and defined  contribution  plans such as 401(k), profit  sharing and money purchase  plans) or Tax Sheltered  Annuity (or 403(b)).  It may also be used as an investment  vehicle for
"non-qualified"  investments.  The Annuity allows you to invest your money in a number of variable  investment options as well as in one or more fixed investment options.

When an Annuity is purchased as a  "non-qualified"  investment,  you  generally  are not taxed on any  investment  gains the Annuity earns until you make a  withdrawal  or begin to receive  annuity  payments.  This  feature,  referred to as  "tax-deferral",  can be beneficial to the growth of your Account Value  because money that would  otherwise be needed to pay taxes on investment  gains each year remains invested and can earn additional money.  However,  because the Annuity is designed for long-term  retirement savings, a
10%  penalty  tax may be  applied  on  withdrawals  you make  before  you reach age 591/2.  Annuities  purchased  as a  non-qualified investment  are not subject to the maximum  contribution  limits  that may apply to a qualified  investment,  and are not subject to required minimum distributions after age 701/2.

When an Annuity is purchased as a "qualified"  investment,  you should consider that the Annuity does not provide any additional tax advantages  to the  preferential  treatment  already  available  through your  retirement  plan under the Internal  Revenue Code. An
Annuity may offer  features  and  benefits in addition to  providing  tax  deferral  that other  investment  vehicles may not offer, including  death benefit  protection for your  beneficiaries,  lifetime income  options,  and the ability to make transfers  between numerous variable  investment options offered under the Annuity.  You should consult with your financial  professional as to whether the overall benefits and costs of the Annuity are appropriate considering your overall financial plan.

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These  annuities are NOT deposits or obligations  of, or issued,  guaranteed or endorsed by, any bank, are NOT insured or guaranteed by the U.S.  government,  the Federal  Deposit  Insurance  Corporation  (FDIC),  the Federal  Reserve Board or any other agency.  An investment in this annuity involves certain investment risks, including possible loss of principal.
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THESE  SECURITIES  HAVE NOT BEEN  APPROVED  OR  DISAPPROVED  BY THE  SECURITIES  AND  EXCHANGE  COMMISSION  OR ANY STATE  SECURITIES
COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES  COMMISSION  PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
REPRESENTATION  TO THE CONTRARY IS A CRIMINAL  OFFENSE.  PLEASE READ THIS  PROSPECTUS AND THE CURRENT  PROSPECTUS FOR THE UNDERLYING
MUTUAL FUNDS.  KEEP THEM FOR FUTURE REFERENCE.
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                                            FOR FURTHER INFORMATION CALL 1-800-752-6342.
Prospectus Dated: May 1, 2001                                                 Statement of Additional Information Dated: May 1, 2001
CH2-PROS- (05/2001)                                                                                                       CHOICE2000

WHAT ARE SOME OF THE KEY FEATURES OF THE ANNUITY?

|X|      The Annuity is a "flexible  premium  deferred  annuity."  It is called  "flexible  premium"  because you have  considerable flexibility in the timing and amount of premium  payments.  Generally,  investors  "defer"  receiving  annuity payments until after an accumulation period.
|X|      This  Annuity  offers  both  variable  and fixed  investment  options.  If you  allocate  your  Account  Value to  variable investment  options,  the value of your  Annuity  will vary daily to reflect the  investment  performance  of the  underlying investment  options.  Fixed investment  options of different  durations are offered that are guaranteed by us, but may have a
       Market Value Adjustment if you withdraw your Account Value before the Maturity Date.
|X|      The Annuity features two distinct phases - the accumulation  period and the payout period.  During the accumulation  period your Account Value is allocated to one or more underlying  investment options. The variable investment options,  each a Class
       2  Sub-account  of American  Skandia Life  Assurance  Corporation  Variable  Account B, invest in an  underlying  mutual fund portfolio.  Currently,  portfolios  of the following  underlying  mutual funds are being  offered:  American  Skandia  Trust,
       Montgomery  Variable Series,  Wells Fargo Variable Trust,  Rydex Variable Trust,  INVESCO Variable  Investment  Funds,  Inc.,
       Evergreen Variable Annuity Trust, ProFunds VP, First Defined Portfolio Fund LLC and The Prudential Series Fund, Inc.
|X|      During the payout period,  commonly called  "annuitization,"  you can elect to receive  annuity  payments (1) for life; (2)
       for life with a  guaranteed  minimum  number  of  payments;  (3)  based on joint  lives;  or (4) for a  guaranteed  number of payments.  We currently make annuity payments available on a fixed or variable basis.
|X|      This Annuity  offers a basic Death  Benefit.  It also offers  optional  Death  Benefits  that provide an enhanced  level of protection for your beneficiary(ies) for an additional charge.
|X|      There is no  Contingent  Deferred  Sales Charge on  surrenders  or  withdrawals.  You can withdraw  Account Value from your
       Annuity free of any charges.
|X|      Transfers  between  investment  options are tax-free.  Currently,  you may make twenty  transfers each year free of charge.
       We also  offer  several  programs  that  enable you to manage  your  Account  Value as your  financial  needs and  investment performance change.
|X|      This Annuity is designed for use in connection with investment advisory services provided by an Advisor.

HOW DO I PURCHASE THIS ANNUITY?
We sell the Annuity through licensed,  registered  financial  professionals.  The Annuity may also be purchased directly from us. We may require  satisfactory  evidence that you have engaged the services of an Advisor.  You must complete an application and submit a minimum initial  purchase  payment of $10,000.  We may allow you to make a lower initial  purchase  payment provided you establish a bank drafting  program under which  purchase  payments  received in the first Annuity Year total at least  $10,000.  There is no age restriction to purchase the Annuity.  However, the basic Death Benefit provides greater protection for persons under age 85.

                                                         Mailing Addresses:

New Business/Additional Purchase Payments:                                                                      Exchange Paperwork:

American Skandia Life Assurance Corporation                                             American Skandia Life Assurance Corporation
P.O. Box 7040                                                                                                         P.O. Box 7039
Bridgeport, CT  06601-7040                                                                               Bridgeport, CT  06601-7039

All other correspondence:                                                                                   Express/Overnight Mail:

American Skandia Life Assurance Corporation                                             American Skandia Life Assurance Corporation
P.O. Box 7038                                                                                                 Three Corporate Drive
Bridgeport, CT  06601-7038                                                                                       Shelton, CT  06484

   WHAT TAX CONSIDERATIONS ARE THERE FOR TAX-QUALIFIED RETIREMENT PLANS OR QUALIFIED

                                                         GLOSSARY OF TERMS

Many terms used within this  Prospectus  are described  within the text where they appear.  The  description  of those terms are not repeated in this Glossary of Terms.

Account Value:  The value of each  allocation to a Sub-account or a Fixed  Allocation  prior to the Annuity Date, plus any earnings, and/or  less any losses,  distributions  and  charges.  The  Account  Value is  calculated  before we assess any  applicable  Annual
Maintenance  Fee. The Account Value is determined  separately for each Sub-account and for each Fixed  Allocation,  and then totaled to determine  Account  Value for your entire  Annuity.  The Account  Value of each Fixed  Allocation on other than its Maturity Date may be calculated using a market value adjustment.

Advisor: A person or entity which:
|X|......is registered under the Investment Advisers Act of 1940, as amended,  and, where applicable,  under equivalent state law or regulation regarding the registration of investment advisors; or
|X|      may provide investment advisory services but is exempt from such registration.

Annuitization:  The application of Account Value to one of the available  annuity options to begin receiving  periodic  payments for life, for a guaranteed minimum number of payments or for life with a guaranteed minimum number of payments.

Annuity Date: The date you choose for annuity payments to commence.  A maximum Annuity Date may apply.

Annuity Year: A 12-month period commencing on the Issue Date of the Annuity and each successive 12-month period thereafter.

Code: The Internal Revenue Code of 1986, as amended from time to time.

Fixed  Allocation:  An allocation of Account Value that is to be credited a fixed rate of interest for a specified  Guarantee Period during the accumulation period.

Guarantee Period: A period of time during the accumulation period where we credit a fixed rate of interest on a Fixed Allocation.

Interim  Value:  The value of the Fixed  Allocation  on any date other than the  Maturity  Date.  The Interim  Value is equal to the initial value allocated to the Fixed Allocation plus all interest  credited to the Fixed Allocation as of the date calculated,  less any transfers or withdrawals from the Fixed Allocation.

Issue Date: The effective date of your Annuity.

MVA: A market  value  adjustment  used in the  determination  of Account  Value of each Fixed  Allocation  on any day other than the
Maturity Date of such Fixed Allocation.

Owner: With an Annuity issued as an individual  annuity  contract,  the Owner is either an eligible entity or person named as having ownership rights in relation to the Annuity.  With an Annuity issued as a certificate  under a group annuity  contract,  the "Owner"
refers to the person or entity who has the rights and benefits designated as to the "Participant" in the certificate.

Surrender  Value:  The value of your Annuity  available upon surrender  prior to the Annuity Date. It equals the Account Value as of the date we price the surrender  minus the Annual  Maintenance  Fee, Tax Charge and the charge for any optional  benefits.  There is no Contingent Deferred Sales Charge upon surrender.

Unit:  A measure used to calculate your Account Value in a Sub-account during the accumulation period.

Valuation Day:  Every day the New York Stock  Exchange is open for trading or any other day the  Securities and Exchange  Commission requires mutual funds or unit investment trusts to be valued.

SUMMARY OF CONTRACT FEES AND CHARGES

Below is a summary of the fees and  expenses we charge for the  Annuity.  Some  charges are  assessed  against  your  Annuity  while others are assessed  against  assets  allocated  to the  variable  investment  options.  The charges  that are assessed  against the
Annuity  include the Annual  Maintenance  Fee,  Transfer  Fee and the Tax Charge.  The charge that is assessed  against the variable investment  options is the  Insurance  Charge,  which is the  combination  of a mortality  and expense  risk charge and a charge for administration  of the Annuity.  Each  underlying  mutual fund portfolio  assesses a charge for investment  management and for other expenses.  The prospectus for each underlying  mutual fund provides more detailed  information about the expenses for the underlying funds.  In certain  states,  a premium tax charge may be  applicable.  All of these fees and expenses  are  described in more detail within this Prospectus.

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                                                       YOUR TRANSACTION EXPENSES
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------------------------------- ----------------------------------------------------------------- --------------------------------------
                                                        AMOUNT DEDUCTED/
------------------------------                       DESCRIPTION OF CHARGE                                    WHEN DEDUCTED
         FEE/EXPENSE
------------------------------- ----------------------------------------------------------------- --------------------------------------
------------------------------- ----------------------------------------------------------------- --------------------------------------
Contingent Deferred Sales                                                                            There is no Contingent Deferred
Charge                                                   Not Applicable                           Sales Charge deducted upon surrender
                                                                                                          or partial withdrawal

------------------------------- ----------------------------------------------------------------- --------------------------------------
------------------------------- ----------------------------------------------------------------- --------------------------------------
Annual Maintenance Fee                       Smaller of $35 or 2% of Account Value                     Annually on the contract's
                                      (Only applicable if Account Value is under $50,000)          anniversary date or upon surrender
------------------------------- ----------------------------------------------------------------- --------------------------------------
-------------------------------
Transfer Fee                                                 $10.00                               After the 20th transfer each annuity
                                                                                                                  year
------------------------------- ----------------------------------------------------------------- --------------------------------------
------------------------------- ----------------------------------------------------------------- --------------------------------------
Tax Charge                         Depends on the requirements of the applicable jurisdiction                    Various

------------------------------- ----------------------------------------------------------------- --------------------------------------

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                                                  ANNUAL EXPENSES OF THE SUB-ACCOUNTS
                                 (as a percentage of the average daily net assets of the Sub-accounts)
------------------------------- ----------------------------------------------------------------- --------------------------------------
Mortality & Expense Risk
Charge                                                       0.50%
                                                                                                                  Daily
Administration Charge                                        0.15%

Total  Annual  Expenses of the          0.65% per year of the value of each Sub-account              Applies to Variable Investment
Sub-accounts*                                                                                                 Options only
------------------------------- ----------------------------------------------------------------- --------------------------------------
* The  combination  of the Mortality and Expense Risk Charges and  Administration  Charge is referred to as the  "Insurance  Charge"
elsewhere in this  prospectus.  Prior to July 1, 1994,  total annual expenses for Class 2 Sub-accounts of the Separate  Account were
1.90%,  including an investment  allocation  service charge of 1.00% and 0.90% for what we now refer to as the  "Insurance  Charge."
Effective July 1, 1994, we no longer  deducted the investment  allocation  service  charge;  total annual  expenses were then 0.90%.
Effective May 1, 1998, the Insurance Charge was further reduced to 0.65%.

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                                                           OPTIONAL BENEFITS
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GUARANTEED RETURN OPTION
We offer a program  that  guarantees a "return of premium" at a future  date,  while  allowing you to       0.25% of Account Value
allocate all or a portion of your Account Value to the  Sub-accounts of your choice.  Please refer to
the discussion of the Guaranteed Return Option for a description of restrictions under the program.        (Amounts are deducted in
                                                                                                          arrears each Annuity Year)
------------------------------------------------------------------------------------------------------- --------------------------------
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ENHANCED BENEFICIARY PROTECTION DEATH BENEFIT
We offer an Optional Death Benefit that provides an enhanced level of protection for your
beneficiary(ies) by providing additional amounts that can be used to offset federal and state taxes         0.25% of Account Value
payable on any taxable gains in your Annuity at the time of your death.
                                                                                                           (Amounts are deducted in
                                                                                                          arrears each Annuity Year)
------------------------------------------------------------------------------------------------------- --------------------------------
------------------------------------------------------------------------------------------------------- --------------------------------
GUARANTEED MINIMUM DEATH BENEFIT
We offer an Optional Death Benefit that provides an enhanced level of protection for your
beneficiary(ies) by providing the greater of the current Account Value, a 5.0% annual increase on         0.35% of the current Death
Purchase Payments minus proportional withdrawals or the Highest Anniversary Value.                                  Benefit

------------------------------------------------------------------------------------------------------- --------------------------------
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 Please refer to the section entitled "Death Benefit" for a complete discussion of the optional Death Benefits, including restrictions on the age of the Owner/ Annuitant and limits on the amount payable.
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                                           Underlying Mutual Fund Portfolio Annual Expenses
                               (as a percentage of the average net assets of the underlying Portfolios)
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Below are the  investment  management  fees,  other  expenses,  and the total annual  expenses for each  underlying  Portfolio as of
December 31, 2000,  except as noted.  The total annual  expenses are the sum of the  investment  management  fee, other expenses and any 12b-1 fees.  Each figure is stated as a percentage of the underlying  Portfolio's  average daily net assets.  For certain of the underlying  Portfolios,  a portion of the  management  fee is being waived  and/or other  expenses are being  partially  reimbursed.
"N/A"  indicates  that no portion of the  management  fee and/or other  expenses is being waived  and/or  reimbursed.  Any footnotes about expenses appear after the list of all the  portfolios.  Those  portfolios  whose name includes the prefix "AST" are portfolios of American  Skandia Trust.  The underlying  mutual fund portfolio  information was provided by the underlying  mutual funds and has not been  independently  verified by us. See the prospectuses or statements of additional  information of the underlying  Portfolios for further details.  The current prospectus and statement of additional  information for the underlying  Portfolios can be obtained by calling 1-800-752-6342.

------------------------------------------------- --------------- ------------- -------------- ------------- ------------ -------------
                                                    Management     Other         12b-1 Fees    Total Annual   Fee          Net
                                                       Fees         Expenses                    Portfolio    Waivers       Annual
              UNDERLYING PORTFOLIO                                                              Operating    and           Fund
                                                                                                 Expenses    Expense       Operating
                                                                                                             Reimburse-mentExpenses

------------------------------------------------- --------------- ------------- -------------- ------------- ------------ -------------
American Skandia Trust: (2)
  AST Founders Passport                               1.00%          0.38%          0.00%         1.38%          N/A         1.38%
  AST Scudder Japan (3)                               1.00%          1.78%          0.00%         2.78%         1.03%        1.75%
  AST AIM International Equity                        0.86%          0.24%          0.06%         1.16%          N/A         1.16%
  AST Janus Overseas Growth                           1.00%          0.18%          0.01%         1.19%          N/A         1.19%
  AST American Century International Growth           1.00%          0.27%          0.00%         1.27%          N/A         1.27%
  AST American Century International Growth II        1.00%          0.26%          0.00%         1.26%          N/A         1.26%
  AST MFS Global Equity                               1.00%          0.87%          0.00%         1.87%         0.12%        1.75%
  AST Janus Small-Cap Growth                          0.90%          0.16%          0.01%         1.07%          N/A         1.07%
  AST Scudder Small-Cap Growth                        0.95%          0.16%          0.02%         1.13%          N/A         1.13%
  AST Federated Aggressive Growth (3)                 0.95%          6.27%          0.00%         7.22%         5.87%        1.35%
  AST Goldman Sachs Small-Cap Value                   0.95%          0.20%          0.00%         1.15%          N/A         1.15%
  AST Gabelli Small-CapValue                          0.90%          0.21%          0.01%         1.12%          N/A         1.12%
  AST Janus Mid-Cap Growth                            1.00%          0.28%          0.00%         1.28%          N/A         1.28%
  AST Neuberger Berman Mid-Cap Growth                 0.90%          0.16%          0.03%         1.09%          N/A         1.09%
  AST Neuberger Berman Mid-Cap Value                  0.90%          0.18%          0.16%         1.24%          N/A         1.24%
  AST Alger All-Cap Growth                            0.95%          0.24%          0.05%         1.24%          N/A         1.24%
  AST Gabelli All-Cap Value (3)                       0.95%          0.64%          0.00%         1.59%         0.14%        1.45%
  AST Kinetics Internet (3)                           1.00%          4.34%          0.00%         5.34%         3.94%        1.40%
  AST T. Rowe Price Natural Resources                 0.90%          0.24%          0.06%         1.20%          N/A         1.20%
  AST Alliance Growth                                 0.90%          0.19%          0.07%         1.16%          N/A         1.16%
  AST MFS Growth                                      0.90%          0.30%          0.00%         1.20%          N/A         1.20%
  AST Marsico Capital Growth                          0.90%          0.14%          0.02%         1.06%         0.02%        1.04%
  AST JanCap Growth                                   0.90%          0.13%          0.01%         1.04%         0.04%        1.00%
  AST Janus Strategic Value (3)                       1.00%          1.41%          0.00%         2.41%         1.06%        1.35%
  AST Alliance/Bernstein Growth + Value (4)           0.90%          0.24%          0.03%         1.17%          N/A         1.17%
  AST Sanford Bernstein Core Value (4)                0.75%          0.24%          0.03%         1.02%          N/A         1.02%
  AST Cohen & Steers Realty                           1.00%          0.22%          0.06%         1.28%          N/A         1.28%
  AST Sanford Bernstein Managed Index 500             0.60%          0.16%          0.02%         0.78%          N/A         0.78%
  AST American Century Income & Growth                0.75%          0.19%          0.00%         0.94%          N/A         0.94%
  AST Alliance Growth and Income                      0.75%          0.15%          0.16%         1.06%         0.01%        1.05%
  AST MFS Growth with Income                          0.90%          0.33%          0.00%         1.23%          N/A         1.23%
  AST INVESCO Equity Income                           0.75%          0.17%          0.03%         0.95%         0.01%        0.94%
  AST AIM Balanced                                    0.73%          0.22%          0.00%         0.95%          N/A         0.95%
  AST American Century Strategic Balanced             0.85%          0.25%          0.00%         1.10%          N/A         1.10%
  AST T. Rowe Price Asset Allocation                  0.85%          0.23%          0.00%         1.08%          N/A         1.08%
  AST T. Rowe Price Global Bond                       0.80%          0.32%          0.00%         1.12%          N/A         1.12%
  AST Federated High Yield                            0.75%          0.21%          0.00%         0.96%          N/A         0.96%
  AST Lord Abbett Bond-Debenture (3)                  0.80%          2.27%          0.00%         3.07%         1.87%        1.20%
  AST PIMCO Total Return Bond                         0.65%          0.17%          0.00%         0.82%          N/A         0.82%
  AST PIMCO Limited Maturity Bond                     0.65%          0.22%          0.00%         0.87%          N/A         0.87%
  AST Money Market                                    0.50%          0.15%          0.00%         0.65%         0.05%        0.60%
------------------------------------------------- --------------- ------------- -------------- ------------- ------------ -------------

------------------------------------------------- --------------- ------------- -------------- ------------- ------------ -------------
                                                    Management     Other         12b-1 Fees    Total Annual   Fee          Net
                                                       Fees         Expenses                    Portfolio    Waivers       Annual
              UNDERLYING PORTFOLIO                                                              Operating    and           Fund
                                                                                                 Expenses    Expense       Operating
                                                                                                             Reimburse-mentExpenses

------------------------------------------------- --------------- ------------- -------------- ------------- ------------ -------------
Montgomery Variable Series:
  Emerging Markets                                    1.25%          0.56%           0.00%        1.81%         0.25%        1.56%

Wells Fargo Variable Trust:
  Equity Income                                       0.70%          0.22%          0.25%         1.17%         0.17%        1.00%
  Equity Value                                        0.70%          0.62%          0.25%         1.57%         0.57%        1.00%

Rydex Variable Trust:
  Nova                                                0.75%         0.67%           0.00%         1.42%          N/A         1.42%
  Ursa                                                0.90%          0.69%           0.00%        1.59%          N/A         1.59%
  OTC                                                 0.75%          0.71%           0.00%        1.46%          N/A         1.46%

INVESCO Variable Investment Funds, Inc.:
  Technology                                           0.72%         0.30%           0.00%         1.02%          N/A         1.02%
  Health Sciences                                      0.75%         0.32%           0.00%         1.07%          N/A         1.07%
  Financial Services                                   0.75%         0.34%           0.00%         1.09%          N/A         1.09%
  Telecommunications                                   0.75%         0.31%           0.00%         1.06%          N/A         1.06%
  Dynamics                                             0.75%         0.34%           0.00%         1.09%          N/A         1.09%

Evergreen Variable Annuity Trust:
  Global Leaders                                       0.87%         0.29%           0.00%         1.16%         0.15%        1.01%
  Omega                                                0.52%         0.16%           0.00%         0.68%          N/A         0.68%
  Special Equity                                       0.92%         0.25%           0.00%         1.17%         0.13%        1.04%

ProFund VP:
  Europe 30                                            0.75%         0.75%           0.25%         1.75%          N/A         1.75%
  UltraSmall-Cap                                       0.75%         1.34%           0.25%         2.34%         0.29%        2.05%
  UltraOTC                                             0.75%         0.75%           0.25%         1.75%          N/A         1.75%
  OTC (5)                                              0.75%         0.95%           0.25%         1.95%          N/A         1.95%
  Bear (5)                                             0.75%         0.95%           0.25%         1.95%          N/A         1.95%
  Bull Plus (5)                                        0.75%         0.95%           0.25%         1.95%          N/A         1.95%
  Biotechnology (5)                                    0.75%         1.00%           0.25%         2.00%          N/A         2.00%
  Energy (5)                                           0.75%         1.00%           0.25%         2.00%          N/A         2.00%
  Financial (5)                                        0.75%         1.00%           0.25%         2.00%          N/A         2.00%
  Healthcare (5)                                       0.75%         1.00%           0.25%         2.00%          N/A         2.00%
  Real Estate (5)                                      0.75%         1.00%           0.25%         2.00%          N/A         2.00%
  Technology (5)                                       0.75%         1.00%           0.25%         2.00%          N/A         2.00%
  Telecommunications (5)                               0.75%         1.00%           0.25%         2.00%          N/A         2.00%
  Utilities (5)                                        0.75%         1.00%           0.25%         2.00%          N/A         2.00%

First Defined Portfolio Fund LLC:
  First Trust(R)10 Uncommon Values                     0.60%          2.47%          0.25%         3.32%         1.95%        1.37%

The Prudential Series Fund, Inc.:
  SP Jennison International Growth (6)                 0.85%          0.60%          0.25%         1.70%         0.06%        1.70%
------------------------------------------------- --------------- ------------- -------------- ------------- ------------ -------------

1        The Investment  Manager of American  Skandia Trust has agreed to reimburse  and/or waive fees for certain  Portfolios until at least April 30, 2002. The caption "Total Annual Fund Operating  Expenses"  reflects the Portfolios' fees and expenses before such waivers and  reimbursements,  while the caption "Net Annual Fund Operating  Expenses"  reflects the effect of such waivers and reimbursements.
2        American  Skandia  Trust (the  "Trust")  adopted a  Distribution  Plan (the  "Distribution  Plan")  under Rule 12b-1 of the
     Investment  Company Act of 1940 to permit an affiliate of the Trust's  Investment  Manager to receive brokerage  commissions in connection with purchases and sales of securities held by Portfolios of the Trust, and to use these  commissions to promote the sale of shares of such  Portfolios.  While the brokerage  commission  rates and amounts paid by the various  Portfolios are not expected to increase as a result of the  Distribution  Plan,  the staff of the  Securities  and Exchange  Commission  takes the position that commission  amounts  received under the  Distribution  Plan should be reflected as  distribution  expenses of the
     Portfolios.  The Distribution Fee estimates are derived and annualized from data regarding  commission  amounts directed to the affiliate  under the  Distribution  Plan for the fiscal year ended  December 31, 2000.  Although  there are no maximum  amounts allowable,  actual commission  amounts directed under the Distribution Plan will vary and the amounts directed during the first full fiscal year  of the Plan's operations may differ substantially from the annualized amounts listed in the above chart.
3        These  Portfolios  commenced  operations  on  October  23,  2000.  "Other  Expenses"  and "12b-1  Fees"  shown are based on estimated amounts for the fiscal year ending December 31, 2001.
4        These  Portfolios  commenced  operations  on May 1, 2001.  "Other  Expenses"  and "12b-1 Fees" shown are based on estimated amounts for the fiscal year ending December 31, 2001.
5        These  Portfolios  commenced  operations  on  January  22,  2001.  "Other  Expenses"  and "12b-1  Fees"  shown are based on estimated amounts for the fiscal year ending December 31, 2001.
6        This  Portfolio  commenced  operations on April 15, 2001.  "Other  Expenses" are based on estimated  amounts for the fiscal year ending  December  31, 2001 and  include a 0.15%  Administration  Fee.  The 0.06% fee waiver and expense  reimbursement  is currently  in effect but may be  eliminated.  Therefore,  the Expense  Examples  reflect the Total Annual  Portfolio  Operating
     Expenses, not the Net Annual Portfolio Operating Expenses.

EXPENSE EXAMPLES
These  examples  are  designed to assist you in  understanding  the various  costs and expenses you will incur with the Annuity over certain periods of time based on specific  assumptions.  The examples reflect expenses of our Sub-accounts,  as well as those of the underlying mutual fund portfolios.  The Securities and Exchange Commission ("SEC") requires these examples.

The examples shown assume that: (a) you only allocate  Account Value in the  Sub-accounts;  (b) the Insurance  Charge is assessed as
0.65% per year; (c) the Annual  Maintenance Fee is reflected as a charge equal to 0.05% based on an assumed  average  contract size;
(d) you make no withdrawals  of Account Value during the period shown;  (e) you make no transfers,  withdrawals,  surrender or other transactions  that we  charge a fee  during  the  period  shown;  (f) no tax  charge  applies;  (g) when  deducted,  the $35  Annual
Maintenance  Fee is represented  as a .15% charge based on our assumed  average  contract size; and (h) the expenses  throughout the period for the underlying  mutual fund  portfolios  will be the "Net Annual Fund Operating  Expenses," as shown above in the section entitled "Underlying Mutual Fund Portfolio Annual Expenses."

These  examples do not reflect the charge for either  optional  Death  Benefit that is offered  under the Annuity or the  Guaranteed
Return  Option.  If you purchase the Annuity with either  optional Death Benefit or the  Guaranteed  Return  Option,  this charge is deducted  on an annual  basis in arrears in addition to the  amounts  shown  below.  Please see the example of how we charge for the optional Death Benefits and the Guaranteed Return Option following these tables.

THE EXAMPLES ARE  ILLUSTRATIVE  ONLY - THEY SHOULD NOT BE CONSIDERED A  REPRESENTATION  OF PAST OR FUTURE EXPENSES OF THE UNDERLYING
MUTUAL FUNDS OR THEIR PORTFOLIOS - ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

----------------------------------------------------------------------------------------------------------------------------------------
                                                                  Expense Examples
                                                 (amounts shown are rounded to the nearest dollar)
----------------------------------------------------------------------------------------------------------------------------------------

                                         ------------------------------------------- -- -------------------------------------------
                                         If your initial Purchase Payment is at         If  your  initial   Purchase  Payment  is
                                         least $50,000 and at the beginning of          below  $50,000  and at the  beginning  of
                                         each Annuity Year your Account Value is        each Annuity  Year your Account  Value is
                                         $50,000 or higher, so that the                 below  $50,000,  so that the  maintenance
                                         maintenance fee does not apply:                fee applies:

                                         ------------------------------------------- -- -------------------------------------------

After:                                                                                 After:
----------------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------- --------- ---------- --------- ---------- ------ ---------- ---------- --------- ----------
Sub-Account:                                 1 Year    3 Years    5 Years   10 Years          1 Year     3 Years    5 Years   10 Years
--------------------------------------------
-------------------------------------------- --------- ---------- --------- ---------- ------ ---------- ---------- --------- ----------
AST Founders Passport 2                         21        64        110        237               22         68        117        250
AST Scudder Japan 2                             25        76        129        275               26         80        136        288
AST AIM International Equity 2                  19        58         99        214               20         62        106        228
AST Janus Overseas Growth 2                     19        58        100        217               20         62        107        230
AST American Century International Growth 2     20        61        105        227               21         65        111        238
AST American Century  International  Growth     20        61        104        225               21         65        111        238
II 2
AST MFS Global Equity 2                         25        76        129        275               26         80        136        288
AST Janus Small-Cap Growth 2                    18        55         94        204               19         59        101        218
AST Scudder Small-Cap Growth 2                  18        56         97        210               20         61        104        224
AST Federated Aggressive Growth 2               20        63        108        233               22         68        116        248
AST Goldman Sachs Small-Cap Value 2             18        57         98        212               20         61        105        227
AST Gabelli Small-Cap Value 2                   18        56         96        208               20         61        104        222
AST Janus Mid-Cap Growth 2                      20        61        105        227               21         65        112        240
AST Neuberger Berman Mid-Cap Growth 2           18        55         95        207               19         59        102        219
AST Neuberger Berman Mid-Cap Value 2            19        60        103        222               21         64        110        235
AST Alger All-Cap Growth 2                      19        60        103        222               21         64        110        235
AST Gabelli All-Cap Value 2                     22        67        114        245               23         71        121        258
AST Kinetics Internet 2                         21        65        111        239               22         69        118        251
AST T. Rowe Price Natural Resources 2           19        59        101        218               20         63        108        231
AST Alliance Growth 2                           19        58         99        214               20         62        106        228
AST MFS Growth 2                                19        59        101        218               20         63        108        231
AST Marsico Capital Growth 2                    17        53         92        200               19         58         99        214
AST JanCap Growth 2                             17        52         90        197               18         56         97        209
AST Janus Strategic Value 2                     20        63        108        233               22         68        116        248
AST Alliance/Bernstein Growth + Value 2         19        58         99        215               20         62        106        228
AST Sanford Bernstein Core Value 2              17        53         91        198               19         58         99        212
AST Cohen & Steers Realty 2                     20        61        105        227               21         65        112        240
AST Sanford Bernstein Managed Index 500 2       15        46         79        172               16         50         86        186
AST American Century Income & Growth 2          16        50         87        189               18         55         94        203
AST Alliance Growth and Income 2                17        54         93        201               19         58        100        215
AST MFS Growth with Income 2                    19        59        102        220               21         64        109        234
AST INVESCO Equity Income 2                     16        50         87        189               18         55         94        203
AST AIM Balanced 2                              16        50         87        190               18         55         94        204
AST American Century Strategic Balanced 2       18        56         96        208               19         59        102        220
AST T. Rowe Price Asset Allocation 2            18        55         94        205               19         59        101        218
AST T. Rowe Price Global Bond 2                 18        56         96        208               20         61        104        222
AST Federated High Yield 2                      16        51         88        191               18         55         95        205
AST Lord Abbett Bond-Debenture 2                19        59        101        218               20         63        108        231
AST PIMCO Total Return Bond 2                   15        47         81        176               17         52         89        191
AST PIMCO Limited Maturity Bond 2               16        49         84        182               17         53         91        196
AST Money Market 2                              13        40         69        152               14         44         76        165

MV Emerging Markets 2                           23        70        120        257               24         74        126        268
-------------------------------------------- --------- ---------- --------- ---------- ------ ---------- ---------- --------- ----------

After:                                                                                 After:
----------------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------- --------- ---------- --------- ---------- ------ ---------- ---------- --------- ----------
Sub-Account:                                 1 Year    3 Years    5 Years   10 Years          1 Year     3 Years    5 Years   10 Years
-------------------------------------------- --------- ---------- --------- ---------- ------ ---------- ---------- --------- ----------
WFVT Equity Income 2                            17        52         90        197               18         56         97        209
WFVT Equity Value 2                             17        52         90        197               18         56         97        209

Rydex Nova 2                                    21        65        112        241               23         70        119        254
Rydex Ursa 2                                    23        71        121        259               24         75        128        271
Rydex OTC 2                                     22        67        114        245               23         71        121        258

INVESCO VIF Technology 2                        17        53         91        198               19         58         99        212
INVESCO VIF Health Sciences 2                   18        55         94        204               19         59        101        218
INVESCO VIF Financial Services 2                18        55         95        207               19         59        102        219
INVESCO VIF Telecommunications 2                18        55         94        204               19         59        101        218
INVESCO VIF Dynamics 2                          18        55         95        207               19         59        102        219

Evergreen VA Global Leaders 2                   17        53         91        198               18         57         98        211
Evergreen VA Omega 2                            14        43         74        161               15         47         81        175
Evergreen VA Special Equity 2                   17        53         92        200               19         58         99        214

ProFund VP Europe 30 2                          25        76        129        275               26         80        136        288
ProFund VP UltraSmall-Cap 2                     28        85        145        306               29         89        151        318
ProFund VP UltraOTC 2                           25        76        129        275               26         80        136        288
ProFund VP OTC 2                                27        82        140        296               28         86        146        308
ProFund VP Bear 2                               27        82        140        296               28         86        146        308
ProFund VP Bull Plus 2                          27        82        140        296               28         86        146        308
ProFund VP Biotechnology 2                      27        83        142        300               29         88        149        314
ProFund VP Energy 2                             27        83        142        300               29         88        149        314
ProFund VP Financial 2                          27        83        142        300               29         88        149        314
ProFund VP Healthcare 2                         27        83        142        300               29         88        149        314
ProFund VP Real Estate 2                        27        83        142        300               29         88        149        314
ProFund VP Technology 2                         27        83        142        300               29         88        149        314
ProFund VP Telecommunications 2                 27        83        142        300               29         88        149        314
ProFund VP Utilities 2                          27        83        142        300               29         88        149        314

First Trust(R)10 Uncommon Values 2              21        64        110        237               22         68        117        249

SP Jennison International Growth 2              24        74        127        270               26         79        134        284
-------------------------------------------- --------- ---------- --------- ---------- ------ ---------- ---------- --------- ----------

Expenses For Optional Benefits

Guaranteed Return Option
If you elect to  participate  in the  Guaranteed  Return Option  program,  an annual charge of 0.25% is deducted from your Annuity's
Account  Value.  The charge will be based on the Account  Value of the  Sub-accounts  and any Fixed  Allocations  as of the date the charge is deducted.  Below is an example of how the charge for the Optional Death Benefit is calculated.

Initial Purchase Payment:           $10,000
Account Value on
  Anniversary of Issue Date:        $12,500

Cost of Optional Death Benefit      0.25% X $12,500 = $31.25 per year

Enhanced Beneficiary Protection Death Benefit
If you purchase the  Enhanced  Beneficiary  Protection  Optional  Death  Benefit,  an annual  charge of 0.25% is deducted  from your
Annuity's  Account  Value.  The charge will be based on the Account Value of the  Sub-accounts  and any Fixed  Allocations as of the date the charge is deducted.  Below is an example of how the charge for the Optional Death Benefit is calculated.

Initial Purchase Payment:           $10,000
Account Value on
  Anniversary of Issue Date:        $12,500

Cost of Optional Death Benefit      0.25% X $12,500 = $31.25 per year

Since charges for the Optional  Death Benefit are  determined  based on a percentage  of Account  Value,  you will pay more for this benefit if your  Account  Value  increases.  The value of the  Optional  Death  Benefit  will also  increase  as the  Account  Value increases.  However,  the Optional Death Benefit is also subject to a maximum  benefit.  See the section  entitled  "Optional  Death
Benefits" for a description of the Enhanced Beneficiary Protection Optional Death Benefit.

Guaranteed Minimum Death Benefit
If you purchase the  Guaranteed  Minimum Death  Benefit,  an annual charge of 0.35% is deducted from your  Annuity's  Account Value.
The charge will be based on the current  Death  Benefit  under the  Guaranteed  Minimum  Death  Benefit as of the date the charge is deducted.  Below is an example of how the charge for the Guaranteed Minimum Death Benefit is calculated.

Initial Purchase Payment:           $10,000
Account Value on
  Anniversary of Issue Date:        $12,500
Current Death Benefit:              $13,000

Cost of Optional Death Benefit      0.35% X Current Death Benefit = $45.50 per year

The charge for optional Death  Benefits is deducted in addition to the Insurance  Charge which is deducted on a daily basis from the
Account  Value  allocated  to the  Sub-accounts.  The  charge  for the  optional  Death  Benefits  is  deducted  in  arrears on each anniversary  of the Issue Date of the Annuity or, if you terminate  the optional  Death  Benefit or surrender  your Annuity,  on the date the termination or surrender is effective.

INVESTMENT OPTIONS

WHAT ARE THE INVESTMENT OBJECTIVES AND POLICIES OF THE PORTFOLIOS?

Each variable  investment  option is a Class 2 Sub-account of American  Skandia Life Assurance  Corporation  Variable Account B (see
"What are Separate  Accounts" for more detailed  information.)  Each Sub-account  invests  exclusively in one Portfolio.  You should carefully  read the  prospectus  for any  Portfolio  in  which  you are  interested.  The  following  chart  classifies  each of the
Portfolios  based on our  assessment  of their  investment  style (as of the date of this  Prospectus).  The chart  also  provides a description of each Portfolio's  investment  objective (in italics) and a short, summary description of their key policies to assist you in determining  which  Portfolios  may be of interest to you.  There is no guarantee  that any underlying  mutual fund portfolio will meet its investment objective.

The name of the  advisor/sub-advisor  for each Portfolio  appears next to the description.  Those portfolios whose name includes the prefix "AST" are portfolios of American  Skandia Trust.  The investment  manager for AST is American  Skandia  Investment  Services,
Incorporated.  ("ASISI"), an affiliated company of American Skandia.  However, a sub-advisor,  as noted below, is engaged to conduct day-to-day investment decisions.

Some of the Portfolios  available as  Sub-accounts  under the Annuity are managed by the same portfolio  advisor or sub-advisor as a retail  mutual fund that the Portfolio may have been modeled after at the  Portfolio's  inception.  Certain  retail mutual funds may also have been modeled after a Portfolio.  While the investment  objective and policies of the funds may be  substantially  similar, the actual  investments  made by the funds will  differ to  varying  degrees.  Differences  in the  performance  of the funds can be expected,  and in some cases could be substantial.  Details about the investment objectives,  policies,  risks, costs and management of the Portfolios are found in the prospectuses for the underlying mutual funds.

========================================================================================================================================
Effective  January 19, 2000, the AST Janus Small-Cap Growth portfolio is no longer offered as a Sub-account  under the Annuity.  Owners of Contracts  issued on or before  January 18, 2000 may not allocate  additional  Account  Value or make  transfers  into the AST Janus
Small-Cap Growth Sub-account,  except that, Owners who had previously elected a bank drafting, dollar cost averaging,  asset allocation and/or rebalancing  program will be allowed to continue.  However,  no changes involving the AST Janus Small-Cap Growth Sub-account may be made to such programs.

Effective March 1, 2000, the AST Janus Overseas  Growth  portfolio is no longer offered as a Sub-account  under the Annuity,  except as noted below.  Owners of Contracts  issued on or before  February 29, 2000 with Account Value allocated to the AST Janus Overseas Growth
Sub-account  may continue to allocate  Account Value and make transfers into the AST Janus Overseas Growth  Sub-account,  including any bank drafting,  dollar cost averaging,  asset allocation and rebalancing programs.  Contracts issued on or after March 1, 2000 will not be allowed to allocate Account Value to the AST Janus Overseas Growth Sub-account.

The Portfolios may be offered as a Sub-account to Contract Owners at some future date;  however,  at the present time, American Skandia has no intention to do so.
========================================================================================================================================

====================================================================================================================================
Effective  March 16, 2001,  the Nova,  Ursa and OTC  portfolios of Rydex  Variable  Trust will no longer be offered as  Sub-accounts under the Annuity.  Owners of Annuity  contracts  issued on or after March 16, 2001 will not be allowed to allocate Account Value to the Rydex Nova, Rydex Ursa or Rydex OTC  Sub-accounts.  Except as noted below,  Owners of Annuity  contracts issued before March 16,
2001,  and/or  their  authorized  financial  professionals,  will no longer be able to  allocate  additional  Account  Value or make transfers  into  the  Rydex  Nova,  Rydex  Ursa or Rydex  OTC  Sub-accounts.  Contract  Owners  and/or  their  authorized  financial professionals  who elect to transfer  Account Value out of the Rydex  Sub-accounts on or after March 16, 2001 will not be allowed to transfer  Account Value into the Rydex  Sub-accounts at a later date. Bank drafting,  dollar cost  averaging,  asset  allocation and rebalancing  programs  that were  effective on or before March 16, 2001 and included one or more of the Rydex  Sub-accounts  will be allowed to continue.  However, no changes involving the Rydex Sub-accounts may be made to such programs.
====================================================================================================================================

Please refer to Appendix B for certain required financial information related to the historical performance of the Sub-accounts.

------------------- ------------------------------------------------------------------------------------------------ -----------------------
                                                                                                                           PORTFOLIO
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                          ADVISOR/
       TYPE                                                                                                               SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST Money Market:  seeks to maximize current income and maintain high levels of liquidity.  The
   MONEY MARKET     Portfolio  attempts to  accomplish  its  objective by  maintaining  a  dollar-weighted  average       J. P. Morgan
                    maturity  of not  more  than 90 days  and by  investing  in  securities  which  have  effective  Investment Management
                    maturities of not more than 397 days.                                                                     Inc.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST Lord Abbett  Bond-Debenture:  seeks high  current  income and the  opportunity  for capital appreciation  to produce a high total return.  The Portfolio  pursues its objective by normally investing in high yield and  investment  grade debt  securities,  securities  convertible  into common stock and preferred stocks. Under normal  circumstances,  the Portfolio invests at least
                    65% of its total assets in fixed income  securities  of various  types.  The Portfolio may find good value in high yield securities,  sometimes called "lower-rated bonds" or "junk bonds," and
                    frequently  may have more than half of its assets  invested in those  securities.  At least 20%    Lord, Abbett & Co.
                    of the  Portfolio's  assets  must be  invested  in any  combination  of  investment  grade debt securities,  U.S.  Government  securities  and cash  equivalents.  The  Portfolio may also make significant  investments  in  mortgage-backed  securities.  Although the  Portfolio  expects to
       BOND         maintain  a  weighted  average  maturity  in the  range of seven to nine  years,  there  are no restrictions on the overall Portfolio or on individual securities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
                    AST PIMCO Limited  Maturity Bond: seeks to maximize total return  consistent with  preservation
                    of capital  and prudent  investment  management.  The  Portfolio  will invest in a  diversified    Pacific Investment
                    portfolio of fixed-income  securities of varying maturities.  The average portfolio duration of    Management Company
                    the  Portfolio  generally  will  vary  within  a one- to  three-year  time  frame  based on the
                    Sub-advisor's forecast for interest rates.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST PIMCO Total Return Bond:  seeks to maximize total return  consistent  with  preservation of
                    capital  and  prudent  investment  management.  The  Portfolio  will  invest  in a  diversified    Pacific Investment
                    portfolio of fixed-income  securities of varying maturities.  The average portfolio duration of    Management Company
                    the  Portfolio  generally  will  vary  within a three-  to  six-year  time  frame  based on the
                    Sub-advisor's forecast for interest rates.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST Federated  High Yield:  seeks high current  income by investing  primarily in a diversified portfolio of fixed income  securities.  The Portfolio will invest at least 65% of its assets in lower-rated  corporate fixed income  securities  ("junk bonds").  These fixed income securities
 HIGH YIELD BOND    may include preferred stocks,  convertible  securities,  bonds,  debentures,  notes,  equipment   Federated Investment
                    lease  certificates  and  equipment  trust  certificates.  A fund  that  invests  primarily  in        Counseling
                    lower-rated  fixed  income  securities  will  be  subject  to  greater  risk  and  share  price fluctuation  than a typical fixed income fund,  and may be subject to an amount of risk that is comparable to or greater than many equity funds.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST T. Rowe Price Global Bond (f/k/a AST T. Rowe Price  International  Bond):  seeks to provide high  current  income  and  capital  growth  by  investing  in  high-quality  foreign  and U.S.
                    government  bonds.  The Portfolio  will invest at least 65% of its total assets in bonds issued or guaranteed by the U.S. or foreign governments or their agencies and by foreign  authorities, provinces and municipalities.  Corporate bonds, mortgage- and asset-backed  securities may also be purchased.  The Sub-advisor  bases its investment  decisions on fundamental  market factors,
   GLOBAL BOND      currency trends,  and credit quality.  The Portfolio  generally  invests in countries where the      T. Rowe Price
                    combination of fixed-income returns and currency exchange rates appears attractive,  or, if the   International, Inc.
                    currency trend is  unfavorable,  where the  Sub-advisor  believes that the currency risk can be minimized  through  hedging.  The  Portfolio  may also  invest  up to 20% of its  assets in the aggregate  in  below  investment-grade,  high-risk  bonds  ("junk  bonds").  In  addition,  the
                    Portfolio may invest up to 30% of its assets in mortgage-backed  (including  derivatives,  such as  collateralized  mortgage  obligations and stripped  mortgage  securities) and  asset-backed securities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
                                                                                                                           PORTFOLIO
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                          ADVISOR/
       TYPE                                                                                                               SUB-ADVISOR
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST T. Rowe Price Asset Allocation:  seeks a high level of total return by investing  primarily in a  diversified  portfolio  of fixed income and equity  securities.  The  Portfolio  normally
ASSET ALLOCA-TION   invests  approximately  60% of its total  assets in equity  securities  and 40% in fixed income
                    securities.  The Sub-advisor  concentrates common stock investments in larger, more established      T. Rowe Price
                    companies,  but the  Portfolio may include small and  medium-sized  companies  with good growth     Associates, Inc.
                    prospects.  The fixed income portion of the Portfolio will be allocated among  investment grade securities, high yield or "junk" bonds, foreign high quality debt securities and cash reserves.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
-------------------
                    AST AIM Balanced:  seeks to provide a well-diversified  portfolio of stocks and bonds that will produce both capital growth and current  income.  The Portfolio  attempts to meet its objective
                    by  investing,  normally,  a minimum of 30% and a maximum of 70% of its total  assets in equity      A I M Capital
                    securities  and a minimum  of 30% and a maximum of 70% of its total  assets in  non-convertible     Management, Inc.
                    debt  securities.  The  Sub-advisor  will primarily  purchase  equity  securities for growth of capital and debt securities for income purposes.
     BALANCED

------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST  American  Century  Strategic  Balanced:  seeks  capital  growth and  current  income.  The
                    Sub-advisor  intends  to  maintain  approximately  60%  of the  Portfolio's  assets  in  equity
                    securities and the remainder in bonds and other fixed income  securities.  Both the Portfolio's     American Century
                    equity and fixed  income  investments  will  fluctuate  in value.  The equity  securities  will        Investment
                    fluctuate  depending on the  performance of the companies that issued them,  general market and     Management, Inc.
                    economic  conditions,  and investor  confidence.  The fixed income investments will be affected primarily by rising or falling interest rates and the credit quality of the issuers.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
-------------------
                    AST INVESCO  Equity  Income:  seeks capital  growth and current  income while  following  sound investment  practices.  The Portfolio seeks to achieve its objective by investing in securities
                    that are expected to produce  relatively high levels of income and consistent,  stable returns.   INVESCO Funds Group,
                    The  Portfolio  normally will invest at least 65% of its assets in  dividend-paying  common and           Inc.
                    preferred  stocks of domestic and foreign issuers.  Up to 30% of the Portfolio's  assets may be invested in equity securities that do not pay regular dividends.
  EQUITY INCOME
------------------- ------------------------------------------------------------------------------------------------ -----------------------
-------------------
                    WFVT Equity Income:  seeks long-term capital  appreciation and  above-average  dividend income.
                    The  Portfolio  pursues its  objective  primarily by  investing in the common  stocks of large, high-quality  domestic  companies with  above-average  return potential based on current market
                    valuations and above-average  dividend income.  Under normal market  conditions,  the Portfolio    Wells Fargo Funds
                    invests at least 65% of its total assets in income  producing  equity  securities and in issues     Management, LLC
                    of companies with market capitalizations greater than the median of the Russell 1000 Index.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST  Alliance  Growth and Income  (f/k/a AST Lord Abbett  Growth and Income):  seeks  long-term growth of capital and income while attempting to avoid excessive  fluctuations in market value.
                    The Portfolio  normally will invest in common stocks (and  securities  convertible  into common
                    stocks). The Sub-advisor will take a value-oriented  approach,  in that it will try to keep the     Alliance Capital
                    Portfolio's  assets  invested  in  securities  that are  selling at  reasonable  valuations  in     Management, L.P.
                    relation to their fundamental  business prospects.  The stocks that the Portfolio will normally
      GROWTH        invest in are those of seasoned  companies that are expected to show  above-average  growth and
        &           that the Sub-advisor believes are in sound financial condition.
      INCOME

------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST American  Century Income & Growth:  seeks capital growth with current income as a secondary objective.  The Portfolio  invests  primarily in common stocks that offer potential for capital
                    growth,  and may,  consistent  with its  investment  objective,  invest  in stocks  that  offer     American Century
                    potential for current income.  The  Sub-advisor  utilizes a quantitative  management  technique        Investment
                    with a goal of building an equity  portfolio  that  provides  better  returns  than the S&P 500     Management, Inc.
                    Index without taking on significant  additional risk and while  attempting to create a dividend yield that will be greater than the S&P 500 Index.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
                                                                                                                           PORTFOLIO
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                          ADVISOR/
       TYPE                                                                                                               SUB-ADVISOR
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST MFS Growth with Income:  seeks reasonable  current income and long-term  capital growth and income.  Under  normal  market  conditions,  the  Portfolio  invests  at least 65% of its total
      GROWTH        assets  in  common  stocks  and  related  securities,  such as  preferred  stocks,  convertible
        &           securities and depositary  receipts.  The stocks in which the Portfolio  invests generally will      Massachusetts
      INCOME        pay  dividends.  While the  Portfolio  may  invest in  companies  of any  size,  the  Portfolio    Financial Services
     (Cont.)        generally  focuses  on  companies  with  larger  market  capitalizations  that the  Sub-advisor         Company
                    believes have  sustainable  growth  prospects and  attractive  valuations  based on current and expected  earnings  or cash  flow.  The  Portfolio  may  invest up to 20% of its net  assets in foreign securities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST Cohen & Steers Realty:  seeks to maximize  total return  through  investment in real estate securities.  The Portfolio  pursues its  investment  objective by seeking,  with  approximately
   REAL ESTATE      equal emphasis,  capital growth and current income. Under normal  circumstances,  the Portfolio
      (REIT)        will invest  substantially all of its assets in the equity securities of real estate companies,      Cohen & Steers
                    i.e., a company that derives at least 50% of its  revenues  from the  ownership,  construction,   Capital Management,
                    financing,  management  or sale of real  estate or that has at least 50% of its  assets in real           Inc.
                    estate. Real estate companies may include real estate investment trusts or REITs.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
-------------------
                    AST  Sanford  Bernstein  Managed  Index  500:  seeks to  outperform  the  Standard & Poor's 500
                    Composite  Stock Price Index (the "S&P 500(R)")  through stock  selection  resulting in different weightings of common stocks relative to the index.  The Portfolio will invest  primarily in the common  stocks of companies  included in the S&P 500(R).  In seeking to  outperform  the S&P 500, the  Sub-advisor  starts  with a  portfolio  of stocks  representative  of the  holdings of the
  MANAGED INDEX     index.  It then uses a set of fundamental  quantitative  criteria that are designed to indicate   Sanford C. Bernstein
                    whether a particular  stock will  predictably  perform  better or worse than the S&P 500. Based        & Co., LLC
                    on these  criteria,  the  Sub-advisor  determines  whether the  Portfolio  should  over-weight, under-weight or hold a neutral  position in the stock relative to the proportion of the S&P 500 that the stock  represents.  In addition,  the Sub-advisor also may determine that based on the quantitative  criteria,  certain equity  securities that are not included in the S&P 500 should be held by the Portfolio.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
-------------------
                    AST Alliance/Bernstein  Growth + Value: seeks capital growth by investing  approximately 50% of its assets in growth  stocks of large  companies and  approximately  50% of its assets in value stocks of large  companies.  The Portfolio will invest primarily in commons tocks of large U.S.
                    companies  included in the  Russell  1000 Index (the  "Russell  1000").  The Russell  1000 is a
                    market  capitalization-weighted  index that measures the  performance of the 1,000 largest U.S.     Alliance Capital
                    companies.  Normally,  about 60-85  companies will be represented in the Portfolio,  with 25-35     Management, L.P.
                    companies  primarily from the Russell 1000 Growth Index  constituting  approximately 50% of the
                    Portfolio's  net  assets and 35-50  companies  primarily  from the  Russell  1000  Value  Index
                    constituting  the  remainder  of  the  Portfolio's  net  assets.   There  will  be  a  periodic
    LARGE CAP       rebalancing  of each  segment's  assets  to take  account  of market  fluctuations  in order to
      EQUITY        maintain the approximately equal allocation.
                    ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
                    AST Alliance  Growth:  seeks long-term  capital growth.  The Portfolio  invests at least 80% of its total assets in the equity  securities of a limited  number of large,  carefully  selected,
                    high-quality  U.S.  companies  that are judged  likely to  achieve  superior  earnings  growth.     Alliance Capital
                    Normally,  about 40-60  companies will be  represented in the Portfolio,  with the 25 companies     Management, L.P.
                    most  highly  regarded  by  the  Sub-advisor  usually  constituting  approximately  70%  of the
                    Portfolio's  net assets.  An emphasis is placed on identifying  companies  whose  substantially above average prospective earnings growth is not fully reflected in current market valuations.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
                                                                                                                           PORTFOLIO
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                          ADVISOR/
       TYPE                                                                                                               SUB-ADVISOR
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST JanCap Growth:  seeks growth of capital in a manner  consistent  with the  preservation  of capital.  Realization of income is not a significant  investment  consideration  and any income realized on the  Portfolio's  investments,  therefore,  will be incidental  to the  Portfolio's
                    objective.  The Portfolio will pursue its objective by investing  primarily in common stocks of      Janus Capital
                    companies that the Sub-advisor  believes are  experiencing  favorable demand for their products       Corporation
                    and services,  and which operate in a favorable  competitive  and regulatory  environment.  The
                    Sub-advisor  generally takes a "bottom up" approach to choosing  investments for the Portfolio.
                    In other words,  the Sub-advisor  seeks to identify  individual  companies with earnings growth potential that may not be recognized by the market at large.

    LARGE CAP
      EQUITY
     (Cont.)

                    ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
                    AST Janus  Strategic  Value:  seeks  long-term  growth of capital.  The  Portfolio  pursues its objective by investing  primarily in common stocks with the  potential for long-term  growth of capital using a "value" approach.  This value approach emphasizes  investments in companies the
                    Sub-advisor believes are undervalued  relative to their intrinsic worth.  Realization of income      Janus Capital
                    is not a significant  consideration when choosing investments for the Portfolio.  The Portfolio       Corporation
                    will  generally  focus on the  securities of larger  companies,  however,  it may invest in the securities of smaller  companies,  including  start-up  companies offering emerging products or services.
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST Marsico  Capital  Growth:  seeks capital  growth.  Income  realization is not an investment objective  and  any  income  realized  on  the  Portfolio's  investments,  therefore,  will  be incidental to the Portfolio's  objective.  The Portfolio will pursue its objective by investing primarily in common stocks of larger,  more  established  companies.  In selecting  investments
                    for the Portfolio,  the Sub-advisor uses an approach that combines "top down" economic analysis     Marsico Capital
                    with "bottom up" stock selection.  The "top down" approach identifies  sectors,  industries and     Management, LLC
                    companies that should benefit from the trends the  Sub-advisor  has observed.  The  Sub-advisor then looks for individual  companies with earnings growth  potential that may not be recognized by the market at large. This is called "bottom up" stock selection.
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST MFS  Growth:  seeks  long-term  capital  growth  and future  income.  Under  normal  market conditions,  the  Portfolio  invests  at least 80% of its total  assets  in common  stocks  and
                    related securities,  such as preferred stocks,  convertible securities and depositary receipts,      Massachusetts
                    of companies that the  Sub-advisor  believes offer better than average  prospects for long-term    Financial Services
                    growth.  The Sub-advisor seeks to purchase  securities of companies that it considers  well-run         Company
                    and  poised  for  growth.  The  Portfolio  may  invest up to 35% of its net  assets in  foreign securities.
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST Sanford  Bernstein Core Value:  seeks  long-term  capital growth by investing  primarily in common stocks.  The  Sub-advisor  expects that the majority of the  Portfolio's  assets will be invested in the common stocks of large  companies  that appear to be  undervalued.  Among other
                    things, the Portfolio seeks to identify compelling buying opportunities  created when companies   Sanford C. Bernstein
                    are undervalued on the basis of investor  reactions to near-term problems or circumstances even        & Co., LLC
                    though their long-term  prospects  remain sound. The Sub-advisor  seeks to identify  individual companies with earnings growth potential that may not be recognized by the market at large.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST Alger All-Cap Growth:  seeks long-term  capital growth.  The Portfolio invests primarily in equity securities,  such as common or preferred stocks, that are listed on U.S. exchanges or in
      ALL-CAP       the  over-the-counter  market.  The Portfolio may invest in the equity  securities of companies        Fred Alger
      EQUITY        of all sizes,  and may emphasize  either  larger or smaller  companies at a given time based on     Management, Inc.
                    the Sub-advisor's assessment of particular companies and market conditions.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
                                                                                                                           PORTFOLIO
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                          ADVISOR/
       TYPE                                                                                                               SUB-ADVISOR
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST Gabelli  All-Cap  Value:  seeks  capital  growth.  The  Portfolio  pursues its objective by investing primarily in readily marketable equity securities including common stocks,  preferred stocks and  securities  that may be converted at a later time into common stock.  The Portfolio
      ALL-CAP       may invest in the  securities  of companies of all sizes,  and may  emphasize  either larger or  GAMCO Investors, Inc.
      EQUITY        smaller  companies  at a  given  time  based  on the  Sub-advisor's  assessment  of  particular
      (Cont.)       companies and market  conditions.  The Portfolio  focuses on companies that appear  underpriced relative  to their  private  market  value  ("PMV").  PMV is the  value  that  the  Portfolio's
                    Sub-advisor believes informed investors would be willing to pay for a company.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST Janus Mid-Cap Growth:  seeks long-term  capital growth.  The Portfolio invests primarily in common stocks,  selected for their growth  potential,  and normally invests at least 65% of its
                    equity  assets  in  medium-sized  companies.  For  purposes  of  the  Portfolio,   medium-sized
                    companies  are those whose market  capitalizations  (measured at the time of  investment)  fall      Janus Capital
                    within the range of  companies  in the  Standard & Poor's  MidCap  400 Index.  The  Sub-advisor       Corporation
                    seeks  to  identify  individual  companies  with  earnings  growth  potential  that  may not be recognized by the market at large.

  MID-CAP EQUITY
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST Neuberger Berman Mid-Cap Growth:  seeks capital growth. The Portfolio  primarily invests in
                    the common stocks of mid-cap  companies,  i.e.,  companies  with equity market  capitalizations     Neuberger Berman
                    from $300 million to $10 billion at the time of investment.  The Portfolio is normally  managed        Management
                    using a growth-oriented  investment approach.  The Sub-advisor looks for fast-growing companies       Incorporated
                    that are in new or rapidly evolving industries.
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST Neuberger Berman Mid-Cap Value:  seeks capital growth.  The Portfolio  primarily invests in the  common  stocks of  mid-cap  companies.  Under the  Portfolio's  value-oriented  investment
                    approach,  the Sub-advisor looks for well-managed  companies whose stock prices are undervalued     Neuberger Berman
                    and that may rise in price  before  other  investors  realize  their  worth.  Factors  that the        Management
                    Sub-advisor may use to identify these companies  include strong  fundamentals,  including a low       Incorporated
                    price-to-earnings  ratio,  consistent cash flow, and a sound track record through all phases of the market cycle.
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    Evergreen VA Omega:  seeks maximum capital growth.  The Portfolio  invests  primarily in common
                    stocks and  securities  convertible  into  common  stocks of U.S.  companies  across all market   Evergreen Investment
                    capitalizations.  The  Portfolio  utilizes the  fully-managed  investment  concept  whereby the   Management Company,
                    Portfolio's  manager  will  continuously  review the  Portfolio's  holdings  in light of market           LLC
                    conditions,  business  developments  and  economic  trends.  During  this review  process,  the     (f/k/a Evergreen
                    Portfolio's  manager  seeks to identify and invest in industries  that are growing  faster than  Investment Management
                    the economy.  The Portfolio  invests in companies of all sizes. The continuous  review may lead         Company)
                    to high portfolio  turnover,  but that will not limit investment  decisions.  The Portfolio may also invest up to 25% of its assets in foreign securities.
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    INVESCO  Variable  Investment  Funds -  Dynamics:  seek  capital  appreciation.  The  Portfolio
                    invests   primarily  in  common  stocks  of  mid-size  U.S.   companies  -  those  with  market
                    capitalizations  between $2 billion  and $15 billion at the time of purchase - but also has the flexibility to invest in other types of securities,  including  preferred  stocks,  convertible
                    securities  and bonds.  The core of the  Portfolio's  portfolio  is invested in  securities  of   INVESCO Funds Group,
                    established  companies  that are leaders in attractive  growth markets with a history of strong           Inc.
                    returns.  The  remainder of the  Portfolio  is invested in  securities  that show  accelerating growth,  driven by product cycles,  favorable  industry or sector  conditions and other factors that will lead to rapid sales and earnings growth.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
                                                                                                                           PORTFOLIO
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                          ADVISOR/
       TYPE                                                                                                               SUB-ADVISOR
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    WFVT Equity Value:  seeks long-term capital  appreciation.  The Portfolio pursues its objective by investing in a  diversified  portfolio  composed  primarily  of equity  securities  that are
  MID-CAP EQUITY    trading at low  price-to-earnings  ratios,  as measured  against the stock market as a whole or
      (Cont.)       against  the  individual  stock's  own price  history.  Under  normal  market  conditions,  the    Wells Fargo Funds
                    Portfolio  invests  primarily in common  stocks of both large,  well-established  companies and     Management, LLC
                    smaller  companies  with market  capitalization  exceeding $50 million at the time of purchase.
                    The Portfolio may also invest in debt  instruments that may be converted into the common stocks of both U.S. and foreign companies.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
--------------------------------------------------------------------------------------------------------------------------------------------
Although investments in securities of smaller companies are generally  considered to offer greater opportunity for appreciation,  they also involve  greater risk of  depreciation  than  securities of larger  companies.  Smaller  companies may lack depth of management,  financial resources,  or they may be  developing  or  marketing  products or services  for which there is not an  established  market.  Additionally, smaller  companies  normally have fewer shares  outstanding and trade less frequently than large  companies.  Therefore,  the securities of smaller companies may be subject to wider price fluctuations.
--------------------------------------------------------------------------------------------------------------------------------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST Federated  Aggressive  Growth:  seeks capital growth.  The Portfolio pursues its investment objective by investing  in equity  securities  of companies  offering  superior  prospects  for earnings  growth.  The Portfolio  focuses its  investments on the equity  securities of smaller
                    companies,  but it is not  subject to any  specific  market  capitalization  requirements.  The   Federated Investment
                    Portfolio may invest in foreign issuers through American Depositary  Receipts.  The Portfolio's        Counseling
                    strategies with respect to security analysis,  market  capitalization and sector allocation are designed to produce a portfolio of stocks whose long-term  growth  prospects are  significantly above those of the S&P 500 Index.

    SMALL CAP
      EQUITY
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST Gabelli  Small-Cap  Value (f/k/a AST T. Rowe Price Small Company  Value):  seeks to provide long-term capital growth by investing primarily in  small-capitalization  stocks that appear to be  undervalued.  The Portfolio will normally invest at least 65% of its total assets in stocks
                    and   equity-related   securities   of  small   companies   ($1   billion  or  less  in  market          GAMCO
                    capitalization).  Reflecting a value approach to investing,  the Portfolio will seek the stocks     Investors, Inc.
                    of companies  whose current stock prices do not appear to adequately  reflect their  underlying value as measured by assets, earnings, cash flow or business franchises.
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST Goldman  Sachs  Small-Cap  Value (f/k/a AST Lord Abbett Small Cap Value):  seeks  long-term capital  appreciation.  The Portfolio will seek its objective through investments  primarily in equity  securities  that are  believed to be  undervalued  in the  marketplace.  The  Portfolio
                    primarily  seeks  companies  that  are  small-sized,  based on the  value of their  outstanding   Goldman Sachs Asset
                    stock. Specifically,  under normal circumstances,  at least 65% of the Portfolio's total assets        Management
                    will be invested in common stocks issued by smaller,  less  well-known  companies  (with market capitalizations of less than $4 billion at the time of investment).
                    ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
                    AST Janus  Small-Cap  Growth:  seeks capital  growth.  The  Portfolio  pursues its objective by
                    normally  investing  at least  65% of its  total  assets in the  common  stocks of  small-sized      Janus Capital
                    companies,  i.e.,  those that have market  capitalizations  of less than $1.5 billion or annual       Corporation
                    gross revenues of less than $500 million.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
                    AST Scudder  Small-Cap  Growth (f/k/a AST Kemper  Small-Cap  Growth):  seeks maximum  growth of investors' capital from a portfolio  primarily of growth stocks of smaller companies.  At least
                    65% of the  Portfolio's  total assets  normally  will be invested in the equity  securities  of
                    smaller  companies,  i.e.,  those having a market  capitalization  of $2 billion or less at the      Zurich Scudder
                    time of  investment,  many of which  would be in the early  stages  of their  life  cycle.  The    Investments, Inc.
                    Portfolio seeks  attractive  areas for investment that arise from factors such as technological advances, new marketing methods, and changes in the economy and population.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    Evergreen VA Special Equity:  seeks capital growth.  The Portfolio  strives to provide a return   Evergreen Investment
                    greater  than  broad  stock  market  indices  such  as the  Russell  2000  Index  by  investing   Management Company,
                    principally  in a diversified  portfolio of common stocks of U.S.  companies.  The  Portfolio's           LLC
                    investment  adviser  principally  chooses  companies which it expects will experience growth in     (f/k/a Meridian
                    earnings  and price,  and which have small market  capitalizations  (up to $1.5  billion).  The   Investment Company)
                    Portfolio may purchase stocks in initial public offerings (IPOs).
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
                                                                                                                           PORTFOLIO
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                          ADVISOR/
       TYPE                                                                                                               SUB-ADVISOR
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST MFS Global Equity:  seeks capital  growth.  Under normal market  conditions,  the Portfolio invests at least 65% of its total  assets in common  stocks  and  related  securities,  such as
                    preferred stock,  convertible  securities and depositary receipts,  of U.S. and foreign issuers      Massachusetts
                    (including  issuers  in  developing  countries).  The  Portfolio  generally  seeks to  purchase    Financial Services
                    securities of companies with relatively large market capitalizations  relative to the market in         Company
                    which they are traded.
  GLOBAL EQUITY
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
                    Evergreen VA Global Leaders:  seeks to provide  investors with long-term  capital  growth.  The
                    Portfolio  normally  invests as least 65% of its assets in a diversified  portfolio of U.S. and   Evergreen Investment
                    non-U.S.   equity  securities  of  companies  located  in  the  world's  major   industrialized   Management Company,
                    countries.  The Portfolio  will invest in no less than three  countries,  which may include the           LLC
                    U.S.,  but may invest more than 25% of its total assets in one country.  The Portfolio  invests     (f/k/a Evergreen
                    only in the  best  100  companies,  which  are  selected  by the  investment  advisor  based on     Asset Management
                    qualitative  and  quantitative  criteria  such as high  return on equity,  consistent  earnings          Corp.)
                    growth and established market presence.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
Investments in securities of foreign issuers may involve risks that are not present with domestic  investments.  Some of these risks may be fluctuations in currency exchange rates, less liquid and more volatile  securities  markets,  unstable  political and economic  structures, reduced  availability of public information and lack of uniform financial  reporting and regulatory  practices compared to those that apply to U.S. issuers.
--------------------------------------------------------------------------------------------------------------------------------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST AIM International  Equity:  seeks capital growth. The Portfolio seeks to meet its objective by investing,  normally,  at least 70% of its assets in marketable equity securities of foreign
                    companies that are listed on a recognized  foreign  securities  exchange or traded in a foreign      A I M Capital
                    over-the-counter  market.  The Portfolio will normally  invest in a diversified  portfolio that     Management, Inc.
                    includes  companies  from at least  four  countries  outside  the  United  States,  emphasizing countries of Western Europe and the Pacific Basin.

  INTER-NATIONAL
      EQUITY

                    ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
                    AST American Century  International  Growth:  seeks capital growth.  The Portfolio will seek to achieve its  investment  objective  by  investing  primarily  in equity  securities  of foreign companies  that the  Sub-advisor  believes  will  increase  in value  over time.  Under  normal
                    conditions,  the  Portfolio  will  invest at least 65% of its  assets in equity  securities  of     American Century
                    issuers from at least three  countries  outside of the United States.  The  Sub-advisor  uses a        Investment
                    growth  investment  strategy it developed  that looks for  companies  with earnings and revenue     Management, Inc.
                    growth.  The  Sub-advisor  will  consider  a  number  of other  factors  in  making  investment selections,  including the prospects for relative  economic  growth among countries or regions, economic and political  conditions,  expected inflation rates,  currency exchange  fluctuations and tax considerations.
                    ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
                    AST American Century International Growth II: The investment  objective,  policies and risks of     American Century
                    the Portfolio are  substantially  identical to those of the AST American Century  International        Investment
                    Growth Portfolio as described immediately above.                                                    Management, Inc.

                    ------------------------------------------------------------------------------------------------ -----------------------
                    AST Founders  Passport:  seeks capital  growth.  The Portfolio  normally  invests  primarily in equity  securities  issued by foreign  companies  that have  market  capitalizations  or annual
                    revenues  of  $1.5  billion  or  less.  These  securities  may  represent   companies  in  both
                    established  and  emerging  economies  throughout  the world.  At least 65% of the  Portfolio's      Founders Asset
                    total assets  normally will be invested in foreign  securities  representing a minimum of three      Management LLC
                    countries.  Foreign  securities  are  generally  considered  to involve more risk than those of
                    U.S.  companies,  and  securities of smaller  companies are generally  considered to be riskier than those of larger companies.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
                                                                                                                           PORTFOLIO
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                          ADVISOR/
       TYPE                                                                                                               SUB-ADVISOR
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST Janus  Overseas  Growth:  seeks  long-term  growth of capital.  The  Portfolio  pursues its objective  primarily  through  investments  in common  stocks  of  issuers  from at least  five
                    different  countries,  excluding the United States.  Securities are generally  selected without      Janus Capital
                    regard to any defined allocation among countries,  geographic  regions or industry sectors,  or       Corporation
                    other similar selection procedure.

  INTER-NATIONAL
      EQUITY
     (Cont.)

                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST Scudder  Japan:  seeks  long-term  capital  growth.  The Portfolio  pursues its  investment objective  by  investing  at least 80% of net assets in Japanese  securities  (those  issued by
                    Japan-based  companies  or their  affiliates,  or by any company that derives more than half of      Scudder Kemper
                    its revenues from Japan).  The Portfolio may invest in stocks of any size,  including up to 30%    Investments, Inc.
                    of its net  assets in  smaller  companies  that are traded  over-the-counter.  The  Portfolio's focus on a single  country could give rise to increased  risk, as the  Portfolio's  investments will not be diversified among countries having varying characteristics and market performance.
                    ------------------------------------------------------------------------------------------------ -----------------------

                    ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP Europe 30: seeks daily  investment  results that  correspond to the  performance  of the ProFunds Europe 30 Index.  The ProFunds Europe 30 Index,  created by ProFund  Advisors,  is
                    composed of 30 European  companies  whose  securities  are traded on U.S.  exchanges  or on the   ProFund Advisors LLC
                    NASDAQ as ADRs with the highest market capitalization, as determined annually.
                    ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------

                    ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
                    The  Prudential  Series  Fund,  Inc.  - SP  Jennison  International  Growth:  seeks to  provide
                    long-term   growth  of  capital.   The   Portfolio   pursues  its  objective  by  investing  in
                    equity-related  securities of foreign  issuers that the  Sub-advisor  believes will increase in        Prudential
                    value over a period of years.  The  Portfolio  invests  primarily  in the common stock of large     Investments Fund
                    and  medium-sized  foreign  companies.  Under normal  circumstances,  the Portfolio  invests at     Management, LLC/
                    least 65% of its total  assets in common  stock of foreign  companies  operating or based in at   Jennison Associates
                    least five different  countries.  The Portfolio  looks  primarily for stocks of companies whose           LLC
                    earnings are growing at a faster rate than other companies and that have  above-average  actual and  potential  earnings  growth  over  the long  term and  strong  financial  and  operational characteristics.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    Montgomery  Variable Series - Emerging  Markets:  seeks long-term capital  appreciation,  under normal  conditions  by investing at least 65% of its total assets in stocks of companies of any
 EMERGING MARKETS   size based in the world's  developing  economies.  Under  normal  conditions,  investments  are     Montgomery Asset
                    maintained  in at least six  countries at all times and no more than 35% of total assets in any     Management, LLC
                    single one of them.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
--------------------------------------------------------------------------------------------------------------------------------------------
Sector funds generally  diversify their  investments  across  particular  economic  sectors or a single  industry.  However,  because those investments  are limited to a  comparatively  narrow  segment of the economy,  the  Portfolios  are generally not as  diversified  as other
Portfolios.  Sector  funds tend to be more  volatile  than other types of funds.  The value of fund shares may go up and down more  rapidly than other funds. Each sector of the economy may also have different  regulatory or other risk factors that can cause greater  fluctuations in the share price.  Please read the  prospectus for the  Portfolios  for further  details about the risks of the particular  sector of the economy.  Each  ProFunds  VP sector  Portfolio  will  concentrate  its  investments  in a  particular  industry or group of  industries  to approximately the same extent the applicable Index is so concentrated.
--------------------------------------------------------------------------------------------------------------------------------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST Kinetics  Internet:  seeks long-term  growth of capital.  Under normal  circumstances,  the
                    Portfolio  invests at least 65% of its total assets in common stocks,  convertible  securities, warrants and other equity  securities  having the  characteristics  of common  stocks,  such as
                    American Depositary  Receipts and International  Depositary  Receipts,  of domestic and foreign
                    companies  that  are  engaged  in  the  Internet  and  Internet-related  activities.  Portfolio      Kinetics Asset
      SECTOR        securities  will be  selected  by the  Sub-advisor  from  companies  that  are  engaged  in the     Management, Inc.
                    development of hardware, software and telecommunications  solutions that enable the transaction of business on the Internet by  individuals  and  companies,  as well as  companies  that offer products and services  primarily via the Internet.  The Portfolio seeks to invest in the equity securities  of  companies  whose  research and  development  efforts may result in higher stock values.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
                                                                                                                           PORTFOLIO
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                          ADVISOR/
       TYPE                                                                                                               SUB-ADVISOR
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST T. Rowe Price Natural  Resources:  seeks  long-term  capital growth  primarily  through the common stocks of companies  that own or develop  natural  resources  (such as energy  products, precious  metals,  and forest  products) and other basic  commodities.  The Portfolio  normally
                    invests  primarily (at least 65% of its total assets) in the common stocks of natural  resource      T. Rowe Price
                    companies whose earnings and tangible  assets could benefit from  accelerating  inflation.  The     Associates, Inc.
                    Portfolio looks for companies that have the ability to expand production,  to maintain superior exploration programs and production facilities, and the potential to accumulate new resources.

      SECTOR
     (Cont.)

------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
                    INVESCO  Variable  Investment  Funds - Financial  Services:  seeks  capital  appreciation.  The
                    Portfolio  invests  primarily in the equity  securities of companies  involved in the financial services sector.  These companies include,  among others,  banks (regional and  money-centers),
                    insurance  companies  (life,  property  and  casualty,  and  multiline),   and  investment  and   INVESCO Funds Group,
                    miscellaneous   industries   (asset  managers,   brokerage   firms,  and   government-sponsored           Inc.
                    agencies).  The investment  advisor seeks  companies  which it believes can grow their revenues and  earnings  in a variety of  interest  rate  environments  - although  securities  prices of financial services companies generally are interest rate-sensitive.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
                    INVESCO  Variable  Investment  Funds  -  Health  Sciences:  seeks  capital  appreciation.   The
                    Portfolio  invests  primarily in the equity  securities of companies  that develop,  produce or distribute  products or services related to health care. These companies  include,  but are not
                    limited to,  medical  equipment  or  supplies,  pharmaceuticals,  health care  facilities,  and   INVESCO Funds Group,
                    applied research and development of new products or services.  The investment  advisor attempts           Inc.
                    to blend  well-established  healthcare  firms with  faster-growing,  more  dynamic  health care companies, which have new products or are increasing their market share of existing products.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
                    INVESCO  Variable  Investment  Funds - Technology:  seeks capital  appreciation.  The Portfolio invests  primarily  in  the  equity  securities  of  companies  engaged  in  technology-related industries.  These include,  but are not limited to,  communications,  computers,  electronics,
                    Internet, IT services and consulting,  oceanography, office and factory automation, networking,
                    applied  technology,  biotechnology,  robotics  and video.  A core  portion of the  Portfolio's   INVESCO Funds Group,
                    holdings are invested in  market-leading  technology  companies  which the  investment  advisor           Inc.
                    believes  will  maintain  or  improve  their  market  share   regardless  of  overall  economic
                    conditions.  The  remainder  of  the  Portfolio's  holdings  consist  of  faster-growing,  more volatile  technology  companies which the investment advisor believes to be emerging leaders in their fields.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
                    INVESCO  Variable  Investment  Funds -  Telecommunications:  seeks  capital  appreciation.  The
                    Portfolio  invests  primarily in the equity  securities  of  companies  that are engaged in the design,  development,  manufacture,  distribution,  or  sale  of  communications  services  and
                    equipment,  and  companies  that are  involved  in  supplying  equipment  or  services  to such   INVESCO Funds Group,
                    companies.  The  telecommunications  sector includes  companies that offer telephone  services,           Inc.
                    wireless   communications,   satellite   communications,   television  and  movie  programming,
                    broadcasting  and Internet access.  Normally,  the Portfolio will invest primarily in companies located in at least three different  countries,  although U.S.  issuers will often dominate the holdings.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund  VP  Biotechnology:  seeks  daily  investment  results  that  correspond  to the  daily performance  of the Dow Jones  U.S.  Biotechnology  Index  ("Index").  The Index  measures  the performance  of the  biotechnology  sector of the U.S.  equity  market.  The Portfolio  invests
                    primarily in equity  securities of, or in instruments that provide  exposure to,  biotechnology   ProFund Advisors LLC
                    companies engaged in genetic research,  and/or the marketing and development of recombinant DNA products.  Companies  represented in this sector may include companies that may be newly formed and that have relatively small market capitalizations.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP Energy:  seeks daily investment  results that correspond to the daily performance of the Dow Jones U.S.  Energy Sector Index  ("Index").  The Index measures the  performance of the
                    energy sector of the U.S. equity market.  The Portfolio  invests primarily in equity securities   ProFund Advisors LLC
                    of, or in instruments  that provide  exposure to, energy  companies  engaged in the business of oil equipment and services, oil-major, oil-secondary and pipelines.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
                                                                                                                           PORTFOLIO
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                          ADVISOR/
       TYPE                                                                                                               SUB-ADVISOR
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP Financial:  seeks daily investment  results that correspond to the daily performance of the Dow Jones U.S.  Financial Sector Index ("Index").  The Index measures the performance of the financial  economic sector of the U.S. equity market.  The Portfolio  invests  primarily in equity  securities  of,  or  in  instruments  that  provide  exposure  to,  financial  services
                    companies,  including regional banks, major international banks, insurance companies, companies   ProFund Advisors LLC
                    that invest,  directly or indirectly in real estate,  Fannie Mae,  credit card insurers,  check cashing companies,  mortgage lenders,  investment  advisors,  savings and loans, savings banks, thrifts,  building  associations  and  societies,  credit  unions,  securities  broker-dealers, including investment banks and merchant banks, online brokers,  publicly traded stock exchanges and specialty finance companies.

      SECTOR
     (Cont.)
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund  VP  Healthcare:   seeks  daily  investment   results  that  correspond  to  the  daily
                    performance of the Dow Jones U.S.  Healthcare  Sector Index  ("Index").  The Index measures the performance  of the  healthcare  sector  of the  U.S.  equity  market.  The  Portfolio  invests
                    primarily in equity  securities  of, or in  instruments  that provide  exposure to, health care   ProFund Advisors LLC
                    providers,  biotechnology  companies and  manufacturers of medical  supplies,  advanced medical devices and pharmaceuticals.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund  VP  Real  Estate:  seeks  daily  investment  results  that  correspond  to  the  daily performance  of the Dow  Jones  U.S.  Real  Estate  Index  ("Index").  The Index  measures  the performance  of the real  estate  industry  sector of the U.S.  equity  market.  The  Portfolio
                    invests  primarily in equity  securities of, or in instruments  that provide exposure to, hotel   ProFund Advisors LLC
                    and resort  companies  and real estate  investment  trusts  (REITs) that invest in  apartments, office and retail properties.  REITs are passive  investment  vehicles that invest primarily in income-producing real estate or real estate related loans or interests.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund  VP  Technology:   seeks  daily  investment   results  that  correspond  to  the  daily
                    performance of the Dow Jones U.S.  Technology  Sector Index  ("Index").  The Index measures the performance  of the  technology  sector  of the  U.S.  equity  market.  The  Portfolio  invests
                    primarily  in equity  securities  of, or in  instruments  that provide  exposure to,  companies   ProFund Advisors LLC
                    involved in the development and production of technology products,  including computer hardware and software,  telecommunications  equipment,  microcomputer  components,  integrated  computer circuits and office equipment utilizing technology.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP  Telecommunications:  seeks daily  investment  results that  correspond to the daily performance  of the Dow  Jones  U.S.  Telecommunications  Sector  Index  ("Index").  The  Index
                    measures the  performance  of the  telecommunications  sector of the U.S.  equity  market.  The
                    Portfolio  invests  primarily in equity  securities of, or in instruments that provide exposure   ProFund Advisors LLC
                    to,   telecommunications   companies   including   fixed  line   communications   and  wireless
                    communications.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP Utilities:  seeks daily investment  results that correspond to the daily performance of the Dow Jones U.S.  Utilities Sector Index ("Index").  The Index measures the performance of
                    the utilities  sector of the U.S.  equity  market.  The Portfolio  invests  primarily in equity   ProFund Advisors LLC
                    securities  of, or in  instruments  that provide  exposure  to,  utility  companies,  including electric utilities, gas utilities and water utilities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
                                                                                                                           PORTFOLIO
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                          ADVISOR/
       TYPE                                                                                                               SUB-ADVISOR
------------------- ------------------------------------------------------------------------------------------------ -----------------------
--------------------------------------------------------------------------------------------------------------------------------------------
The First Trust(R)10 Uncommon Values Portfolio of the First Defined  Portfolio Fund LLC invests in the securities of a relatively few number of issuers.  Since the assets of the  Portfolio  are invested in a limited  number of issuers,  the net asset value of the Portfolio may be more susceptible to a single adverse economic,  political or regulatory occurrence.  The Portfolio may also be subject to additional market risk due to its policy of investing  based on an investment  strategy and generally not buying or selling  securities in response to market fluctuations.  The  Portfolio's  relative lack of diversity and limited  ongoing  management may subject Owners to greater market risk than other portfolios.
--------------------------------------------------------------------------------------------------------------------------------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    First Trust(R)10 Uncommon  Values:  seeks to provide  above-average  capital  appreciation.  The
                    Portfolio  pursues its objective by investing  primarily in the ten common  stocks  selected by the  Investment  Policy  Committee  of  Lehman  Brothers  Inc.  ("Lehman  Brothers")  with  the
     STRATEGY       assistance  of the Research  Department  of Lehman  Brothers  which,  in their opinion have the   First Trust Advisors
                    greatest  potential for capital  appreciation  during the next year. The stocks included in the           L.P.
                    Portfolio  are adjusted  annually on or about July 1st in  accordance  with the  selections  of
                    Lehman Brothers.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
--------------------------------------------------------------------------------------------------------------------------------------------
The ProFund VP Bear, Bull Plus,  OTC,  UltraOTC and  UltraSmall-Cap  portfolios and the Nova, Ursa and OTC portfolios of the Rydex Variable
Trust are  available to all Owners.  It is  recommended  that only those Owners who engage a financial  advisor to allocate  their funds in strategic or tactical asset allocation  strategies  invest in these  portfolios.  There can be no assurance that any financial advisor will successfully predict market fluctuations.
--------------------------------------------------------------------------------------------------------------------------------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP Bear:  seeks daily investment  results that correspond to the inverse  (opposite) of the daily  performance  of the S&P 500(R)Index.  The S&P 500(R)Index is  comprised  of  diverse, widely traded,  large capitalization  companies.  If the Portfolio is successful in meeting its
                    objective,  it should  increase in value in direct  proportion  to any decrease in the level of   ProFund Advisors LLC
                    the S&P 500(R)Index.  Conversely,  its value will  decrease in direct  proportion  to any daily increase in the level of the S&P 500(R)Index.

   STRATEGIC OR
     TACTICAL
   ALLOCA-TION
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP Bull Plus:  seeks daily  investment  results that correspond to one and a half times
                    (150%)  the  daily  performance  of the S&P(R)500  Index.  The S&P 500(R)Index is  comprised  of diverse,  widely  traded,  large  capitalization  companies.  If the Portfolio is successful in
                    meeting its  objective,  it should gain  approximately  one and a half times as much as the S&P   ProFund Advisors LLC
                    500(R)Index  when the  prices of the  securities  in the S&P 500(R)Index rise on a given day and should lose approximately one and a half times as much when such prices decline on a given day.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP OTC: seeks daily investment  results that correspond to the daily performance of the
                    NASDAQ  100  Index(TM).  The  NASDAQ 100 Index(TM)is  comprised  primarily  of large  capitalization
                    companies,  most with a technology  or growth  orientation.  If the  Portfolio is successful in   ProFund Advisors LLC
                    meeting its  objective,  it should  increase or decrease in value in direct  proportion  to any increase or decrease in the daily value of the NASDAQ 100 Index(TM).
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP UltraOTC:  seeks daily investment  results that correspond to twice (200%) the daily performance of the NASDAQ 100 Index(TM).  The Portfolio  principally  invests in futures contracts on stock  indexes and options on futures  contracts and  financial  instruments  such as equity
                    caps,  collars,  floors and options on  securities  and stock  indexes of large  capitalization   ProFund Advisors LLC
                    companies.   If  the  Portfolio  is  successful  in  meeting  its  objective,  it  should  gain approximately  twice as much as the growth  oriented  NASDAQ 100 Index(TM)when the prices of the securities in that index rise on a given day and should lose  approximately  twice as much when such prices decline on that day.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP  UltraSmall-Cap  (f/k/a ProFund VP Small Cap): seeks daily  investment  results that correspond  to twice (200%) the daily  performance  of the Russell  2000(R)Index.  The Portfolio principally  invests in futures contracts on stock indexes and options on futures contracts and financial instruments such as equity caps, collars,  floors and options on securities and stock
                    indexes of  diverse,  widely  traded,  small  capitalization  companies.  If the  Portfolio  is   ProFund Advisors LLC
                    successful in meeting its objective,  it should gain approximately  twice as much as the growth oriented  Russell  2000(R)Index when the prices of the  securities in that index rise on a given day and should lose approximately twice as much when such prices decline on that day.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
                                                                                                                           PORTFOLIO
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                          ADVISOR/
       TYPE                                                                                                               SUB-ADVISOR
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    Rydex Variable  Trust - Nova:  seeks to provide  investment  returns that are 150% of the daily price movement of the S&P 500 Composite Stock Price Index by investing to a significant  extent in futures  contracts and options on securities,  futures  contracts and stock indexes.  If the  Rydex Global Advisers
                    Portfolio  meets its  objective  the value of its shares  will tend to  increase by 150% of the  (f/k/a PADCO Advisors
                    daily  value of any  increase  in the S&P 500  Index.  However,  when the  value of the S&P 500        II, Inc.)
                    Index declines,  the value of its shares should also decrease by 150% of the daily value of any decrease in the S&P 500 Index.

   STRATEGIC OR
     TACTICAL
   ALLOCA-TION
     (Cont.)
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
                    Rydex  Variable  Trust  - OTC:  seeks  to  provide  investment  results  that  correspond  to a benchmark  for  over-the-counter  securities,  currently  the NASDAQ 100 Index(TM),  by  investing principally  in the  securities  of companies  included in that Index.  The  Portfolio may also invest in other  instruments  whose performance is expected to correspond to that of the Index,  Rydex Global Advisers and may engage in futures and options  transactions.  If the Portfolio  meets its objective the  (f/k/a PADCO Advisors
                    value of its  shares  will tend to  increase  by the amount of the  increase  in the NASDAQ 100        II, Inc.)
                    Index(TM).  However,  when the value of the NASDAQ 100  Index(TM)declines,  the value of its shares should also decrease by the amount of the decrease in the value of the Index(TM).
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
                    Rydex Variable Trust - Ursa: seeks to provide investment results that will inversely  correlate
                    (e.g.  be the  opposite)  to the  performance  of the S&P 500  Composite  Stock  Price Index by
                    investing to a  significant  extent in futures  contracts  and options on  securities,  futures  Rydex Global Advisers contracts  and stock  indexes.  The  Portfolio  will  generally  not  invest in the  securities  (f/k/a PADCO Advisors
                    included in the S&P 500 Index.  If the  Portfolio  meets its  objective the value of its shares        II, Inc.)
                    will tend to  increase  when the value of the S&P 500 Index is  decreasing.  However,  when the value of the S&P 500  Index is  increasing,  the  value of its  shares  should  decrease  by an inversely proportional amount.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

"Standard & Poor's(R)," "S&P(R)," "S&P 500(R)," "Standard & Poor's 500," and "500" are trademarks of the McGraw-Hill  Companies,  Inc. and have been licensed for use by American Skandia Investment Services,  Incorporated.  The Portfolio is not sponsored,  endorsed,  sold or promoted by Standard & Poor's and  Standard & Poor's  makes no  representation  regarding  the  advisability  of investing in the
Portfolio.

The First Trust(R)10 Uncommon Values  portfolio is not sponsored or created by Lehman  Brothers,  Inc.  ("Lehman  Brothers").  Lehman
Brothers' only  relationship  to First Trust is the licensing of certain  trademarks  and trade names of Lehman  Brothers and of the
"10 Uncommon  Values" which is  determined,  composed and calculated by Lehman  Brothers  without regard to First Trust or the First
Trust(R)10 Uncommon Values portfolio.

Dow Jones has no  relationship  to the ProFunds VP, other than the  licensing of the Dow Jones sector  indices and its service marks for use in  connection  with the ProFunds VP. The ProFunds VP are not  sponsored,  endorsed,  sold, or promoted by Standard & Poor's or NASDAQ,  and neither  Standard & Poor's nor NASDAQ  makes any  representations  regarding  the  advisability  of investing in the
ProFunds VP.

WHAT ARE THE FIXED INVESTMENT OPTIONS?
We offer fixed  investment  options of  different  durations  during the  accumulation  period.  These  "Fixed  Allocations"  earn a guaranteed  fixed rate of interest for a specified  period of time,  called the "Guarantee  Period." In most states,  we offer Fixed
Allocations  with Guarantee  Periods from 1 to 10 years.  We may also offer special  purpose Fixed  Allocations for use with certain optional  investment  programs.  We guarantee the fixed rate for the entire Guarantee Period.  However,  if you withdraw or transfer
Account Value before the end of the Guarantee  Period,  we will adjust the value of your  withdrawal or transfer based on a formula, called a "Market Value  Adjustment."  The Market Value  Adjustment  can either be positive or negative,  depending on the rates that are currently  being  credited on Fixed  Allocations.  Please refer to the section  entitled  "How does the Market Value  Adjustment
Work?" for a description  of the formula along with examples of how it is  calculated.  You may allocate  Account Value to more than one Fixed Allocation at a time.

Fixed Allocations are currently not available in the state of Maryland, Nevada, Oregon, Utah and Washington.

FEES AND CHARGES

WHAT ARE THE CONTRACT FEES AND CHARGES?

There is no Contingent Deferred Sales Charge applied if you surrender your Annuity or make a partial withdrawal.

Annual  Maintenance Fee: During the accumulation  period we deduct an Annual  Maintenance Fee. The Annual  Maintenance Fee is $35.00
or 2% of your Account Value invested in the variable  investment  options,  whichever is less. This fee will be deducted annually on the  anniversary  of the Issue Date of your Annuity or, if you surrender  your Annuity  during the Annuity Year, the fee is deducted at the time of  surrender.  Currently,  the Annual  Maintenance  Fee is only  deducted if your Account Value is less than $50,000 on the anniversary of the Issue Date or at the time of surrender.  We may increase the Annual  Maintenance Fee.  However,  any increase will only apply to Annuities issued after the date of the increase.

Optional  Benefits:  If you elect to purchase  either  optional  Death  Benefit,  we will deduct the annual charge from your Account
Value on the anniversary of your Annuity's  Issue Date or, under certain  circumstances  on a date other than the anniversary  date.
Under certain  circumstances,  we may deduct a pro-rata  portion of the annual charge for the optional Death  Benefit.  Please refer to the section  entitled "Death  Benefit" for a description of the charge for each Optional Death Benefit.  If you elect to purchase the Guaranteed  Return Option,  we will deduct the annual charge from your Account Value on the  anniversary of your Annuity's Issue
Date.  Under  certain  circumstances,  we may deduct a  pro-rata  portion of the annual  charge for the  Guaranteed  Return  Option.
Please  refer to the section  entitled  "Managing  Your  Account  Value - Do you offer  programs  designed to guarantee a "return of premium" at a future date?" for a description of the charge for the Guaranteed Return Option.

Transfer  Fee:  Currently,  you may make twenty (20) free  transfers  between  investment  options each Annuity Year. We will charge
$10.00 for each  transfer  after the  twentieth in each Annuity  Year.  We do not consider  transfers  made as part of a dollar cost averaging  program when we count the twenty free  transfers.  Transfers made as part of a rebalancing,  market timing or third party investment  advisory  service will be subject to the  twenty-transfer  limit.  However,  all transfers  made on the same day will be treated as one (1)  transfer.  Renewals or transfers of Account Value from a Fixed  Allocation  at the end of its  Guarantee  Period
are not  subject  to the  Transfer  Fee and are not  counted  toward  the twenty  free  transfers.  We may reduce the number of free transfers  allowable  each  Annuity  Year  (subject to a minimum of eight)  without  charging a Transfer  Fee unless you make use of electronic  means to transmit  your  transfer  requests.  We may  eliminate  the  Transfer  Fee for  transfer  requests  transmitted electronically or through other means that reduce our processing costs.

Tax  Charges:  Several  states and some  municipalities  charge  premium  taxes or similar  taxes.  The amount of tax will vary from jurisdiction  to  jurisdiction  and is subject to change.  The tax charge  currently  ranges up to 3 1/2%. We generally will deduct the amount of tax payable at the time the tax is imposed,  but may also decide to deduct tax charges from each  Purchase  Payment at the time of a withdrawal  or surrender of your Annuity or at the time you elect to begin  receiving  annuity  payments.  We may assess a charge against the Sub-accounts and the Fixed Allocations equal to any taxes which may be imposed upon the separate accounts.

WHAT CHARGES APPLY SOLELY TO THE VARIABLE INVESTMENT OPTIONS?

Insurance  Charge:  We deduct an Insurance Charge daily against the average daily assets allocated to the  Sub-accounts.  The charge is equal to 0.65% on an annual basis.  The Insurance  Charge is intended to compensate  American Skandia for providing the insurance benefits under the Annuity,  including the Annuity's  basic death benefit that provides  guaranteed  benefits to your  beneficiaries even if the market declines and the risk that persons we guarantee  annuity payments to will live longer than our  assumptions.  The charge also covers  administrative  costs  associated with providing the Annuity  benefits,  including  preparation of the contract, confirmation  statements,  annual  account  statements and annual  reports,  legal and  accounting  fees as well as various  related expenses.  Finally,  the charge covers the risk that our assumptions about the administrative and non-mortality  expenses under this
Annuity are incorrect.  We may increase the portion of the Insurance Charge for  administrative  costs.  However,  any increase will only apply to Annuities issued after the date of the increase.

American  Skandia may make a profit on the Insurance  Charge if, over time,  the actual cost of providing the  guaranteed  insurance obligations  under the Annuity are less than the amount we deduct for the  Insurance  Charge.  To the extent we make a profit on the
Insurance  Charge,  such profit may be used for any other  corporate  purpose,  including  payment of other  expenses  that American
Skandia incurs in distributing, issuing and administering the Annuity.

The Insurance  Charge is not deducted  against  assets  allocated to a fixed  investment  option.  However,  the amount we credit to
Fixed  Allocations  may also reflect  similar  assumptions  about the  insurance  guarantees  provided to Contract  Owners under the
Annuity.

WHAT CHARGES ARE ASSESSED BY THE PORTFOLIOS?
We do not assess any charges directly  against the Portfolios.  However,  each Portfolio  charges a total annual fee comprised of an investment  management  fee,  operating  expenses  and any  distribution  and service  (12b-1)  fees that may apply.  More  detailed information  about fees and charges can be found in the  prospectuses  for the Portfolios.  Please also see "Service Fees Payable by
Underlying Funds".

WHAT CHARGES APPLY TO THE FIXED ALLOCATIONS?
No specific fee or expenses are deducted when determining the rate we credit to a Fixed  Allocation.  However,  for some of the same reasons that we deduct the Insurance  Charge against Account Value allocated to the  Sub-accounts,  we also take into  consideration mortality,  expense,  administration,  profit and other factors in determining  the interest  rates we credit to Fixed  Allocations.
Any Tax Charge  applies to amounts  that are taken from the variable  investment  options or the Fixed  Allocations.  A Market Value
Adjustment may also apply to transfers, certain withdrawals, surrender or annuitization from a Fixed Allocation.

WHAT CHARGES APPLY IF I CHOOSE AN ANNUITY PAYOUT?
In certain states a tax is due if and when you exercise your right to receive  periodic  annuity  payments.  The amount payable will depend on the applicable  jurisdiction  and on the annuity  payment  option you select.  If you select a fixed payment  option,  the amount of each fixed payment will depend on the Account  Value of your Annuity when you elected to  annuitize.  There is no specific charge  deducted  from these  payments;  however,  the amount of each  annuity  payment  reflects  assumptions  about our  insurance expenses.  If you select a variable  payment option that we may offer,  then the amount of your benefits will reflect changes in the value of your Annuity and will continue to be subject to an insurance charge.

EXCEPTIONS/REDUCTIONS TO FEES AND CHARGES
We may reduce or eliminate  certain  fees and charges or alter the manner in which the  particular  fee or charge is  deducted.  For example,  we may reduce or eliminate  the amount of the Annual  Maintenance  Fee or reduce the portion of the  Insurance  Charge for administrative  costs.  Generally,  these types of changes will be based on a reduction to our sales,  maintenance or administrative expenses  due to the nature of the  individual  or group  purchasing  the Annuity.  Some of the factors we might  consider in making such a decision are: (a) the size and type of group;  (b) the number of Annuities  purchased by an Owner; (c) the amount of Purchase
Payments or likelihood of additional  Purchase Payments;  and/or (d) other  transactions where sales,  maintenance or administrative expenses are likely to be reduced.  We will not discriminate  unfairly between Annuity  purchasers if and when we reduce the portion of the Insurance Charge attributed to the charge covering administrative costs.

PURCHASING YOUR ANNUITY

WHAT ARE OUR REQUIREMENTS FOR PURCHASING THE ANNUITY?

Initial  Purchase  Payment:  You must make a minimum initial Purchase  Payment of $10,000.  However,  if you decide to make payments under a systematic  investment or "bank drafting"  program,  we will accept a lower initial Purchase  Payment provided that,  within the first Annuity Year, you make at least $10,000 in total Purchase Payments.

Where allowed by law,  initial  Purchase  Payments in excess of $1,000,000  require our approval prior to  acceptance.  We may apply certain limitations and/or  restrictions on the Annuity as a condition of our acceptance,  including limiting the liquidity features or the Death  Benefit  protection  provided  under the  Annuity,  changing the number of  transfers  allowable  under the Annuity or restricting the Sub-accounts that are available to the Contract owner.  Other limitations and/or restrictions may apply.

The minimum initial  Purchase  Payment is reduced to $1,000 on Annuities  owned by: (a) any parent company,  affiliate or subsidiary of ours;  (b) an  officer,  director,  employee,  retiree,  sales  representative,  or in the case of an  affiliated  broker-dealer, registered  representative  of such  company;  (c) a director,  officer or trustee of any  underlying  mutual fund;  (d) a director, officer or employee of any investment manager,  sub-advisor,  transfer agent, custodian,  auditing, legal or administrative services provider that is providing investment management,  advisory, transfer agency,  custodianship,  auditing, legal and/or administrative services  to an  underlying  mutual  fund  or  any  affiliate  of  such  firm;  (e) a  director,  officer,  employee  or  registered representative  of a  broker-dealer  or insurance  agency that has a then current  selling  agreement  with us and/or with  American
Skandia Marketing,  Incorporated;  (f) a director,  officer,  employee or authorized  representative of any firm providing us or our affiliates with regular legal, actuarial, auditing,  underwriting,  claims,  administrative,  computer support, marketing, office or other services;  (g) the then current spouse of any such person noted in (b) through (f), above;  (h) the parents of any such person noted in (b) through (g),  above;  (i) the child(ren) or other legal  dependent  under the age of 21 of any such person noted in (b)
through (h) above; and (j) the siblings of any such persons noted in (b) through (h) above.

Age  Restrictions:  There is no age  restriction  to purchase  the  Annuity.  However,  the basic  Death  Benefit  provides  greater protection  for persons under age 85. There is no Contingent  Deferred Sales Charge  deducted upon surrender or partial  withdrawal.
However,  if you take a distribution  prior to age 591/2, you may be subject to a 10% penalty in addition to ordinary income taxes on any gain.

Owner, Annuitant and Beneficiary Designations: On your Application, we will ask you to name the Owner(s), Annuitant and one or more Beneficiaries for your Annuity.

|X|      Owner:  The  Owner(s)  holds all rights  under the  Annuity.  You may name more than one Owner in which case all  ownership
         -----
       rights are held  jointly.  However,  this  Annuity does not provide a right of  survivorship.  Refer to the Glossary of Terms for a complete description of the term "Owner."
|X|      Annuitant:  The  Annuitant is the person we agree to make annuity  payments to and upon whose life we continue to make such
         ---------
       payments.  You must name an Annuitant who is a natural  person.  We do not accept a designation  of joint  Annuitants  during the accumulation  period. Where allowed by law, you may name one or more Contingent  Annuitants.  A Contingent Annuitant will become the Annuitant if the Annuitant  dies before the Annuity Date.  Please refer to the discussion of  "Considerations  for
       Contingent Annuitants" in the Tax Considerations section of the Prospectus.
|X|      Beneficiary:  The  Beneficiary  is the  person(s) or entity you name to receive the death  benefit.  If no  beneficiary  is
         -----------
       named the death benefit will be paid to you or your estate.

Your right to make  certain  designations  may be limited if your  Annuity is to be used as an IRA or other  "qualified"  investment that is given  beneficial  tax treatment  under the Code.  You should seek  competent tax advice on the income,  estate and gift tax implications of your designations.

MANAGING YOUR ANNUITY

MAY I CHANGE THE OWNER, ANNUITANT AND BENEFICIARY DESIGNATIONS?
You may change the Owner,  Annuitant and  Beneficiary  designations  by sending us a request in writing.  Where allowed by law, such changes will be subject to our acceptance.  Some of the changes we will not accept include, but are not limited to:
|X|      a new  Owner  subsequent  to  the  death  of the  Owner  or  the  first  of  any  joint  Owners  to  die,  except  where  a spouse-Beneficiary has become the Owner as a result of an Owner's death;
|X|      a new Annuitant subsequent to the Annuity Date;
|X|      for "non-qualified" investments,a new Annuitant prior to the Annuity Date if the Annuity is owned by an entity; and
|X|      a change in Beneficiary if the Owner had previously made the designation irrevocable.

Spousal Owners/Spousal Beneficiaries
If an Annuity is co-owned by spouses,  we will assume that the sole primary  Beneficiary is the surviving spouse unless you elect an alternative  Beneficiary  designation.  Unless you elect an alternative  Beneficiary  designation,  upon the death of either spousal
Owner,  the surviving  spouse may elect to assume  ownership of the Annuity instead of taking the Death Benefit  payment.  The Death
Benefit  that would have been  payable  will be the new  Account  Value of the  Annuity as of the date of due proof of death and any required  proof of a spousal  relationship.  As of the date the  assumption  is effective,  the  surviving  spouse will have all the rights and  benefits  that would be  available  under the Annuity to a new  purchaser  of the same  attained  age.  For  purposes of determining  any future Death Benefit for the  surviving  spouse,  the new Account Value will be considered as the initial  Purchase
Payment.  Any additional  Purchase  Payments applied after the date the assumption is effective will be subject to all provisions of the Annuity.

Spousal Contingent Annuitant
If the Annuity is owned by an entity and the surviving spouse is named as a Contingent  Annuitant,  upon the death of the Annuitant, the  surviving  spouse  will  become the  Annuitant.  No Death  Benefit is payable  upon the death of the  Annuitant.  However,  the
Account  Value  of the  Annuity  as of the  date of due  proof of death of the  Annuitant  (and any  required  proof of the  spousal relationship) will reflect the amount that would have been payable had a Death Benefit been paid.

MAY I RETURN THE ANNUITY IF I CHANGE MY MIND?
(The right to return the Annuity is often referred to as the "free-look" right or "right to cancel.")

If after  purchasing  your Annuity you change your mind and decide that you do not want it, you may return it to us within a certain period  of time  known as a right to cancel  period.  Depending  on the state in which you  purchased  your  Annuity,  and,  in some states,  if you  purchased  the Annuity as a  replacement  for a prior  contract,  the right to cancel  period may be ten (10) days, twenty-one  (21) days or longer,  measured  from the time that you received your  Annuity.  If you return your  Annuity,  during the applicable  period,  we will refund your  current  Account  Value plus any tax charge  deducted.  This amount may be higher or lower than your  original  Purchase  Payment.  Where  required by law, we will return  your  current  Account  Value or the amount of your initial  Purchase  Payment,  whichever  is  greater.  The same rules may apply to an Annuity  that is  purchased  as an IRA.  In any situation  where we are required to return the greater of your  Purchase  Payment or Account  Value,  we may  allocate  your Account
Value to the AST Money  Market  Sub-account  during the right to cancel  period and for a  reasonable  additional  amount of time to allow for delivery of your Annuity.

MAY I MAKE ADDITIONAL PURCHASE PAYMENTS?
The  minimum  amount  that we accept as an  additional  Purchase  Payment  is $100  unless you  participate  in  American  Skandia's
Systematic  Investment Plan or a periodic  purchase  payment  program.  We will allocate any additional  Purchase  Payments you make according to your most recent allocation instructions, unless you request new allocations when you submit a new Purchase Payment.

MAY I MAKE SCHEDULED PAYMENTS DIRECTLY FROM MY BANK ACCOUNT?
You can make  additional  Purchase  Payments to your Annuity by  authorizing  us to deduct money directly from your bank account and
              ----------
applying it to your  Annuity.  This type of program is often called "bank  drafting".  We call our bank drafting  program  "American
Skandia's  Systematic  Investment  Plan."  Purchase  Payments  made  through  bank  drafting  may only be  allocated to the variable investment  options when applied.  Bank drafting allows you to invest in an Annuity with a lower initial Purchase  Payment,  as long as you  authorize  payments that will equal at least  $10,000  during the first 12 months of your Annuity.  We may suspend or cancel bank  drafting  privileges if  sufficient  funds are not available  from the  applicable  financial  institution  on any date that a transaction is scheduled to occur.

MAY I MAKE PURCHASE PAYMENTS THROUGH A SALARY REDUCTION PROGRAM?
These types of programs are only available with certain types of qualified  investments.  If your employer  sponsors such a program, we may agree to accept periodic  Purchase  Payments through a salary  reduction  program as long as the allocations are made only to variable investment options and the periodic Purchase Payments received in the first year total at least $10,000.

MANAGING YOUR ACCOUNT VALUE

HOW AND WHEN ARE PURCHASE PAYMENTS INVESTED?
(See "Valuing Your Investment" for a description of our procedure for pricing initial and subsequent Purchase Payments.)

Initial Purchase  Payment:  Once we accept your  application,  we invest your net Purchase Payment in the Annuity.  The net Purchase
Payment is your initial  Purchase  Payment minus any tax charges that may apply.  On your  application we ask you to provide us with instructions  for  allocating  your Account  Value.  You can allocate  Account Value to one or more variable  investment  options or
Fixed Allocations.

In those  states  where we are  required  to return your  Purchase  Payment if you  exercise  your right to return the  Annuity,  we initially  allocate  all  amounts  that  you  choose  to  allocate  to the  variable  investment  options  to the AST  Money  Market
Sub-account.  At the end of the  right to cancel  period  we will  reallocate  your  Account  Value  according  to your most  recent allocation  instructions.  Where permitted by law, we will allocate your Purchase Payments  according to your initial  instructions, without  temporarily  allocating  to the AST Money Market  Sub-account.  To do this,  we will ask that you execute our form called a
"return  waiver" that authorizes us to allocate your Purchase  Payment to your chosen  Sub-accounts  immediately.  If you submit the
"return  waiver" and then decide to return your Annuity  during the right to cancel  period,  you will receive your current  Account
Value which may be more or less than your initial Purchase Payment (see "May I Return the Annuity if I Change my Mind?").

Subsequent  Purchase  Payments:  We will allocate any additional  Purchase  Payments you make  according to your current  allocation instructions.  If any rebalancing or asset  allocation  programs are in effect,  the allocation  should conform with such a program.
We assume that your current  allocation  instructions  are valid for subsequent  Purchase  Payments until you make a change to those allocations or request new allocations when you submit a new Purchase Payment.

ARE THERE RESTRICTIONS OR CHARGES ON TRANSFERS BETWEEN INVESTMENT OPTIONS?
During the accumulation period you may transfer Account Value between investment  options.  Transfers are not subject to taxation on any gain.  We  currently  limit the  number of  Sub-accounts  you can  invest in at any one time to twenty  (20).  However,  you can invest in an unlimited  number of Fixed  Allocations.  We may require a minimum of $500 in each  Sub-account  you  allocate  Account
Value to at the time of any  allocation  or transfer.  If you request a transfer  and, as a result of the  transfer,  there would be less than $500 in the Sub-account,  we may transfer the remaining  Account Value in the Sub-account pro rata to the other investment options to which you transferred.

We may  impose  specific  restrictions  on  financial  transactions  for  certain  Portfolios  based on the  Portfolio's  investment restrictions.  Currently,  any purchase,  redemption or transfer involving the Rydex or ProFunds VP Sub-accounts must be received by us no later than one hour prior to any announced closing of the applicable  securities exchange (generally,  3:00 p.m. Eastern time)
to be processed on the current  Valuation Day. The "cut-off" time for such financial  transactions  involving a Rydex or ProFunds VP
Sub-account  will be  extended  to1/2hour prior to any  announced  closing  (generally,  3:30 p.m.  Eastern  time) for  transactions submitted electronically through American Skandia's Internet website (www.americanskandia.com).

Currently,  we charge $10.00 for each transfer after the twentieth (20th) in each Annuity Year,  including transfers made as part of any rebalancing,  market timing,  asset allocation or similar program which you have authorized.  Transfers made as part of a dollar cost  averaging  program do not count toward the twenty free  transfer  limit.  Renewals or transfers of Account  Value from a Fixed
Allocation at the end of its Guarantee  Period are not subject to the transfer  charge.  We may reduce the number of free  transfers each  Annuity  Year  (subject to a minimum of eight)  without  charging a Transfer  Fee unless you make use of  electronic  means to transmit your transfer  requests.  We may eliminate the Transfer Fee for transfer  requests  transmitted  electronically  or through other means that reduce our processing costs.

We reserve the right to limit the number of  transfers  in any Annuity  Year for all  existing  or new Owners.  We also  reserve the right to limit the number of  transfers in any Annuity  Year or to refuse any  transfer  request for an Owner or certain  Owners if:
(a) we believe that excessive  trading or a specific  transfer request or group of transfer  requests may have a detrimental  effect on Unit Values or the share prices of the  Portfolios;  or (b) we are informed by one or more of the Portfolios that the purchase or redemption  of shares must be  restricted  because of  excessive  trading or a specific  transfer or group of transfers is deemed to have a detrimental  effect on the share prices of affected  Portfolios.  Without  limiting the above, the most likely scenario where either of the above could occur would be if the aggregate  amount of a trade or trades  represented a relatively large proportion of the total assets of a particular  Portfolio.  Under such a circumstance,  we will process  transfers  according to our rules then in effect and provide  notice if the  transfer  request was denied.  If a transfer  request is denied,  a new  transfer  request may be required.

DO YOU OFFER DOLLAR COST AVERAGING?
Yes. We offer Dollar Cost Averaging during the accumulation  period.  Dollar Cost Averaging  allows you to  systematically  transfer an amount  each month from one  investment  option to one or more other  investment  options.  You can choose to  transfer  earnings only,  principal  plus  earnings  or a flat  dollar  amount.  Dollar  Cost  Averaging  allows you to invest  regularly  each  month, regardless  of the current unit value (or price) of the  Sub-account(s)  you invest in. This enables you to purchase more units when the market  price is low and fewer  units  when the market  price is high.  This may  result in a lower  average  cost of units over time.  However,  there is no guarantee that Dollar Cost  Averaging will result in a profit or protect  against a loss in a declining market.  We do not deduct a charge for participating in a Dollar Cost Averaging program.

You must have a minimum Account Value of at least $10,000 to enroll in a Dollar Cost Averaging program.

You can Dollar Cost Average from variable  investment  options or Fixed  Allocations.  Dollar Cost Averaging from Fixed  Allocations is subject to a number of rules that include, but are not limited to the following:
|X|      You may only use Fixed Allocations with Guarantee Periods of 1, 2 or 3 years.
|X|      You may only Dollar Cost Average  earnings or principal  plus  earnings.  If  transferring  principal  plus  earnings,  the program must be designed to last the entire Guarantee Period for the Fixed Allocation.
|X|      Dollar Cost Averaging transfers from Fixed Allocations are not subject to a Market Value Adjustment.

NOTE:  When a Dollar Cost Averaging  program is established  from a Fixed  Allocation,  the fixed rate of interest we credit to your
Account  Value is applied to a declining  balance due to the  transfers of Account  Value to the  Sub-accounts  during the Guarantee
Period.  This will reduce the effective rate of return on the Fixed Allocation over the Guarantee Period.

DO YOU OFFER ANY AUTOMATIC REBALANCING PROGRAMS?
Yes. During the accumulation  period,  we offer automatic  rebalancing  among the variable  investment  options you choose.  You can choose to have your Account  Value  rebalanced  quarterly,  semi-annually,  or annually.  On the  appropriate  date,  your  variable investment  options are  rebalanced  to the  allocation  percentages  you request.  For example,  over time the  performance  of the variable  investment  options will differ,  causing your percentage  allocations to shift. With automatic  rebalancing,  we transfer the appropriate amount from the "overweighted"  Sub-accounts to the  "underweighted"  Sub-accounts to return your allocations to the percentages  you request.  If you request a transfer  from or into any variable  investment  option  participating  in the automatic rebalancing  program,  we will assume that you wish to change your rebalancing  percentages as well, and will  automatically  adjust the rebalancing percentages in accordance with the transfer unless we receive alternate instructions from you.

You must have a minimum  Account Value of at least $10,000 to enroll in automatic  rebalancing.  All  rebalancing  transfers made on the same day as part of an automatic  rebalancing  program are considered as one transfer when counting the number of transfers each year toward the maximum number of free transfers.  We do not deduct a charge for participating in an automatic rebalancing program.

DO YOU OFFER PROGRAMS DESIGNED TO GUARANTEE A "RETURN OF PREMIUM" AT A FUTURE DATE?
Yes. We offer two different  programs for investors who wish to invest in the variable  investment  options but also wish to protect their  principal,  at least as of a specific date in the future.  You may not want to use either of these  programs if you expect to begin taking annuity payments before the program would be completed.

Balanced Investment Program
We offer a balanced  investment  program where a portion of your Account Value is allocated to a Fixed  Allocation and the remaining
Account  Value is  allocated  to the  variable  investment  options  that you  select.  When you enroll in the  Balanced  Investment program,  you choose the duration that you wish the program to last.  This  determines the duration of the Guarantee  Period for the
Fixed  Allocation.  Based on the fixed rate for the  Guarantee  Period  chosen,  we calculate the portion of your Account Value that must be allocated to the Fixed  Allocation to grow to a specific  "principal  amount" (such as your initial  Purchase  Payment).  We determine  the amount based on the rates then in effect for the Guarantee  Period you choose.  If you continue the program until the end of the Guarantee  Period and make no withdrawals or transfers,  at the end of the Guarantee  Period,  the Fixed  Allocation will have grown to equal the  "principal  amount".  Withdrawals or transfers  from the Fixed  Allocation  before the end of the Guarantee
Period will  terminate the program and may be subject to a Market Value  Adjustment.  You can transfer the Account Value that is not allocated to the Fixed  Allocation  between any of the Sub-accounts  available under the Annuity.  Account Value you allocate to the variable  investment  options is subject to market  fluctuations  and may  increase or decrease in value.  We do not deduct a charge for participating in the Balanced Investment Program.

         Example
         Assume  you invest  $100,000.  You  choose a 10-year  program  and  allocate  a portion  of your  Account  Value to a Fixed
         Allocation  with a 10-year  Guarantee  Period.  The rate for the  10-year  Guarantee  Period is 5.33%*.  Based on the fixed interest rate for the Guarantee  Period chosen,  the factor is 0.594948 for determining how much of your Account Value will be  allocated  to the Fixed  Allocation.  That  means  that  $59,495  will be  allocated  to the Fixed  Allocation  and the remaining  Account Value  ($41,505)  will be allocated to the variable  investment  options.  Assuming that you do not make any  withdrawals  from the Fixed  Allocation,  it will grow to $100,000 at the end of the  Guarantee  Period.  Of course we cannot predict the value of the remaining Account Value that was allocated to the variable investment options.

*        The rate in this example is hypothetical and may not reflect the current rate for Guarantee Periods of this duration.

Guaranteed Return OptionSM
We also offer a seven-year  program  where we monitor your Account Value daily and  systematically  transfer  amounts  between Fixed
Allocations and the variable  investment  options you choose.  American Skandia guarantees that at the end of the seventh (7th) year from  commencement  of the program,  you will  receive no less than the  original  amount  invested  (such as your initial  Purchase
Payment).  Account Value is only transferred to and maintained in Fixed  Allocations to the extent we, in our sole discretion,  deem
                            ----
is necessary to support our guarantee  under the program.  This differs from the Balanced  Investment  program where a set amount is allocated to a Fixed Allocation  regardless of the performance of the underlying  Sub-accounts.  With the Guaranteed  Return Option, your  Annuity  is able to  participate  in the  upside  potential  of the  Sub-accounts  while  only  transferring  amounts to Fixed
Allocations to protect against significant market downturns.

Each business day we monitor the  performance of your Account Value to determine  whether it is greater than,  equal to or below our
"reallocation  trigger",  described  below.  Based on the  performance  of the  Sub-accounts  in which you choose to  allocate  your
Account  Value  relative  to the  reallocation  trigger,  we may  transfer  some or all of  your  Account  Value  to or from a Fixed
Allocation.  You have  complete  discretion  over the  allocation  of your  Account  Value that  remains  allocated  in the variable investment options.  However, we reserve the right to restrict certain Portfolios if you participate in the program.

|X|      Account  Value  greater  than or equal to  reallocation  trigger:  Account  Value in variable  investment  options  remains allocated  according to your most recent  instructions.  If a portion of Account Value was  previously  allocated to a
              Fixed  Allocation,  those  amounts may be  transferred  from the Fixed  Allocation  and  re-allocated  to the variable investment options pro-rata according to your current allocations.  A Market Value Adjustment will apply.

|X|      Account  Value  below  reallocation  trigger:  A portion  of your  Account  Value in the  variable  investment  options  is transferred  to a new  Fixed  Allocation.  These  amounts  are  transferred  on a  pro-rata  basis  from the  variable investment  options.  The new Fixed  Allocation  will have a Guarantee  Period equal to the remaining  duration in the
              Guaranteed  Return  Option.  The Account  Value  applied to the new Fixed  Allocation  will be credited with the fixed interest rate then being  applied to a new Fixed  Allocation  of the next higher  yearly  duration.  The Account Value will remain invested in the Fixed Allocation  until the maturity date of the program unless,  at an earlier date, your
              Account  Value is at or above the  reallocation  trigger and amounts can be  transferred  to the  variable  investment options (as described above) while maintaining the guarantee protection under the program.

American  Skandia uses an allocation  mechanism  based on  assumptions  of expected and maximum  market  volatility to determine the reallocation  trigger.  The allocation  mechanism is used to determine the allocation of Account Value between Fixed Allocations and the Sub-accounts you choose.  American  Skandia reserves the right to change the allocation  mechanism and the reallocation  trigger at its discretion.

Program Termination
The Guaranteed  Return Option will  terminate on its maturity  date. You can elect to participate in a new Guaranteed  Return Option or re-allocate  your Account Value at that time.  Any Account Value  allocated to the Fixed  Allocations  will be transferred to the
AST Money Market  Sub-account,  unless you provide us with alternative  instructions.  On the program maturity date, if your Account
Value is below the initial  investment,  American Skandia will apply additional amounts to your Account Value so that it is equal to the  initial  investment  in the  program.  Any  amounts  added to your  Account  Value  will be  applied  to the AST  Money  Market
Sub-account,  unless you provide us with  alternative  instructions.  We will notify you of any amounts  added to your Account Value under the program.  We do not consider  amounts  added to your  Account  Value to be  "investment  in the  contract"  for income tax purposes.

Special Considerations under the Guaranteed Return Option
This program is subject to certain rules and restrictions, including, but not limited to the following:
|X|      You may  terminate  the  Guaranteed  Return  Option at any time.  American  Skandia  does not provide any  guarantees  upon termination of the program.
|X|      Withdrawals  from your  Annuity  while the  program is in effect  will reduce the  guaranteed  amount  under the program in proportion  to the Account  Value at the time of the  withdrawal.  Withdrawals  will be subject to all other  provisions of the
     Annuity, including any Contingent Deferred Sales Charge or Market Value Adjustment that would apply.
|X|      Additional  Purchase  Payments  applied  to the  Annuity  while the  program  is in effect  will only  increase  the amount guaranteed; however, all or a portion of any additional Purchase Payments may be allocated to the Fixed Allocations.
|X|      Annuity Owners cannot transfer Account Value to or from a Fixed  Allocation  while  participating in the program and cannot participate  in any dollar cost  averaging  program  that  transfers  Account  Value from a Fixed  Allocation  to the  variable investment options.
|X|      Transfers from Fixed  Allocations will be subject to the Market Value Adjustment  formula under the Annuity;  however,  the
     0.10%  "cushion"  feature of the  formula  will not apply.  A Market  Value  Adjustment  may be either  positive  or  negative.
     Transfer amounts will be taken from the most recently applied Fixed Allocation.
|X|      Transfers from the Sub-accounts to Fixed Allocations or from Fixed  Allocations to the Sub-accounts  under the program will not count toward the maximum number of free transfers allowable under the Annuity.
|X|      The  Guaranteed  Return  Option  will  terminate:  (a) upon the death of the  Owner or the  Annuitant  (in an entity  owned contract); and (b) as of the date Account Value is applied to begin annuity payments.
|X|      You can elect to restart the seven (7) year  program  duration on any  anniversary  of the Issue Date of the  Annuity.  The
     Account  Value on the date the restart is effective  will become the new  guaranteed  amount  under the  program.  You can only elect the program once per Annuity Year.

Charges under the Program
We charge a fee of 0.25% of Account  Value per year to  participate  in the  Guaranteed  Return  Option.  The charge is  deducted to compensate  American  Skandia for: (a) the risk that your Account  Value on the maturity date of the program is less than the amount guaranteed;  and (b)  administration  of the program.  The charge is deducted in arrears on an annual basis on each  anniversary  of the Issue  Date of the  Annuity.  If you  choose to begin the  program  on a date  other  than the Issue  Date of the  Annuity or an anniversary of the Issue Date of the Annuity,  we will charge a pro-rata  portion of the annual charge for the remaining  portion of the Annuity Year. If the program  terminates before completion for any reason other than death or  medically-related  surrender,  we will assess a pro-rata  portion of the annual charge.  We will deduct the annual charge for  participating  in the program  pro-rata from the variable investment options.

MAY I AUTHORIZE MY FINANCIAL PROFESSIONAL TO MANAGE MY ACCOUNT?
Yes.  You may  authorize  your  financial  professional  to direct the  allocation  of your Account  Value and to request  financial transactions  between  investment  options while you are living,  subject to our rules.  We require that you provide us with written proof that you have authorized your financial  professional to request  financial  transactions on your behalf.  You must contact us immediately  if and when you revoke such  authority.  We will not be  responsible  for acting on  instructions  from your  financial professional  if you fail to  inform us that  such  person's  authority  has been  revoked.  We may also  suspend  or  cancel  these privileges at any time.  We will notify you if we do.

We or an  affiliate of ours may provide  administrative  support to  licensed,  registered  financial  professionals  or  investment advisors who you authorize to make financial  transactions  on your behalf.  These financial  professionals  may be firms or persons who also are  appointed by us as  authorized  sellers of the  Annuity.  However,  we do not offer advice about how to allocate  your
Account Value under any  circumstance.  Any financial  professionals  you engage to provide  advice and/or make transfers for you is not acting on our behalf. We are not responsible for any  recommendations  such financial  professionals  make, any market timing or asset allocation programs they choose to follow or any specific transfers they make on your behalf.

We may require  financial  professionals or investment  advisors,  who are authorized by multiple  contract owners to make financial transactions,  to enter into an administrative  agreement with American Skandia as a condition of our accepting transactions on your behalf.  The  administrative  agreement may impose  limitations on the financial  professional's or investment  advisor's ability to request  financial  transactions on your behalf.  These  limitations are intended to minimize the detrimental  impact of a financial professional  who is in a position to transfer  large  amounts of money for multiple  clients in a  particular  Portfolio or type of
portfolio  or  to  comply  with  specific   restrictions  or  limitations  imposed  by  a  Portfolio(s)  on  American  Skandia.  The administrative agreement may limit the available investment options,  require advance notice of large transactions,  or impose other trading  limitations on your financial  professional.  Your financial  professional  will be informed of all such restrictions on an ongoing  basis.  We may also require that your  financial  professional  transmit all financial  transactions  using the  electronic trading  functionality  available  through our Internet  website  (www.americanskandia.com).  Limitations that we may impose on your financial  professional  or  investment  advisor  under  the  terms  of the  administrative  agreement  do not  apply  to  financial transactions requested by an Owner on their own behalf, except as otherwise described in this Prospectus.

HOW DO THE FIXED INVESTMENT OPTIONS WORK?
(Fixed Allocations may not be available in all states and may not be available for certain durations.)

We credit the fixed  interest  rate to the Fixed  Allocation  throughout  a set period of time called a  "Guarantee  Period".  Fixed
Allocations  currently are offered with Guarantee Periods from 1 to 10 years. We may make Fixed  Allocations of different  durations available in the future,  including Fixed Allocations  offered exclusively for use with certain optional  investment  programs.  The interest rate credited to a Fixed  Allocation is the rate in effect when the Guarantee  Period begins and does not change during the
Guarantee  Period.  The rates are an effective  annual rate of interest.  We determine the interest rates for the various  Guarantee
Periods.  At the time that we confirm your Fixed  Allocation,  we will advise you of the  interest  rate in effect and the date your
Fixed  Allocation  matures.  We may change the rates we credit new Fixed  Allocations  at any time. Any change in interest rate does not affect  Fixed  Allocations  that were in effect  before the date of the  change.  To inquire as to the  current  rates for Fixed
Allocations, please call 1-800-766-4530.

A Guarantee Period for a Fixed Allocation begins:
|X|      when all or part of a net Purchase Payment is allocated to that particular Guarantee Period;
|X|      upon transfer of any of your Account Value to a Fixed Allocation for that particular Guarantee Period; or
|X|      when you "renew" a Fixed Allocation by electing a new Guarantee Period.

To the extent permitted by law, we may establish  different  interest rates for Fixed  Allocations  offered to a class of Owners who choose to participate in various optional  investment  programs we make available.  This may include,  but is not limited to, Owners who elect to use Fixed  Allocations  under a dollar cost averaging program (see "Do You Offer Dollar Cost Averaging?") or a balanced investment  program (see "Do You Offer a Program to Balance Fixed and Variable  Investments?").  The interest rate credited to Fixed
Allocations  offered  to this class of  purchasers  may be  different  than those  offered to other  purchasers  who choose the same
Guarantee Period but who do not participate in an optional investment program.  Any such program is at our sole discretion.

HOW DO YOU DETERMINE RATES FOR FIXED ALLOCATIONS?
We do not have a specific  formula for determining the fixed interest rates for Fixed  Allocations.  Generally the interest rates we offer for Fixed  Allocations will reflect the investment  returns available on the types of investments we make to support our fixed rate  guarantees.  These  investment  types may include cash,  debt  securities  guaranteed by the United States  government and its agencies and  instrumentalities,  money market instruments,  corporate debt obligations of different durations,  private placements, asset-backed  obligations  and municipal  bonds. In determining  rates we also consider  factors such as the length of the Guarantee
Period for the Fixed  Allocation,  regulatory  and tax  requirements,  liquidity of the markets for the type of investments we make, commissions,  administrative and investment  expenses,  our insurance risks in relation to the Fixed  Allocations,  general economic trends and competition.  Some of these  considerations  are similar to those we consider in determining the Insurance Charge that we deduct from Account Value allocated to the Sub-accounts.

We will credit interest on a new Fixed  Allocation in an existing  Annuity at a rate not less than the rate we are then crediting to
Fixed Allocations for the same Guarantee Period selected by new Annuity purchasers in the same class.

The  interest  rate we credit  for a Fixed  Allocation  is  subject  to a  minimum.  Please  refer to the  Statement  of  Additional
Information.

HOW DOES THE MARKET VALUE ADJUSTMENT WORK?
If you transfer or withdraw Account Value from a Fixed Allocation  before the end of its Guarantee  Period, we will adjust the value of your investment based on a formula,  called a "Market Value  Adjustment" or "MVA".  The Market Value Adjustment  formula compares the interest  rates  credited for Fixed  Allocations  at the time you  invested,  to interest  rates being  credited when you make a transfer or withdrawal.  The amount of any Market Value  Adjustment can be either positive or negative,  depending on the rates that are currently being credited on Fixed Allocations.

MVA Formula
The MVA formula is applied  separately  to each Fixed  Allocation  to  determine  the  Account  Value of the Fixed  Allocation  on a
particular date.  The formula is as follows:

                                                     [(1+I) / (1+J+0.0010)]N/12

                                                               where:

                  I is the fixed  interest rate we guaranteed to credit to the Fixed  Allocation as of its starting date;

                  J is the fixed  interest  rate for your class of  annuities at the time of the  withdrawal  for a new Fixed  Allocation  with a Guarantee  Period  equal to the  remaining  number of years in your original Guarantee Period;

                  N is the number of months remaining in the original Guarantee Period.

If you surrender your Annuity under the right to cancel provision, the MVA formula is [(1 + I)/(1 + J)]N/12.

If the transfer or withdrawal  does not occur on the yearly or monthly  anniversary  of the beginning of the Fixed  Allocation,  the numbers used in 'J' and 'N' will be rounded to the next highest integer.

MVA Examples
The following hypothetical examples show the effect of the MVA in determining Account Value.  Assume the following:
|X|      You allocate $50,000 into a Fixed Allocation with a Guarantee Period of 5 years.
|X|      The interest rate for your Fixed Allocation is 5.0% (I = 5.0%).
|X|      You make no  withdrawals  or transfers  until you decided to withdraw the entire Fixed  Allocation  after exactly three (3)
         years, therefore 24 months remain before the Maturity Date (N = 24).

Example of Positive MVA
Assume that at the time you request the withdrawal,  the fixed interest rate for a new Fixed  Allocation with a Guarantee  Period of
24 months is 3.5% (J = 3.5%).  Based on these assumptions, the MVA would be calculated as follows:

                                  MVA Factor = [(1+I)/(I+J+0.0010)]N/12 = [1.05/1.036]2 = 1.027210
                                                     Interim Value = $57,881.25
                                 Account Value after MVA = Interim Value X MVA Factor = $59,456.20.

Example of Negative MVA
Assume that at the time you request the withdrawal,  the fixed interest rate for a new Fixed  Allocation with a Guarantee  Period of
24 months is 6.0% (J = 6.0%).  Based on these assumptions, the MVA would be calculated as follows:

                                 MVA Factor = [(1+I)/(1+J+0.0010)]N/12 = [1.05/1.061)]2 = 0.979372
                                                     Interim Value = $57,881.25
                                 Account Value after MVA = Interim Value X MVA Factor = $56,687.28.

WHAT HAPPENS WHEN MY GUARANTEE PERIOD MATURES?
The "Maturity  Date" for a Fixed  Allocation is the last day of the Guarantee  Period.  Before the Maturity  Date, you may choose to renew the Fixed  Allocation  for a new  Guarantee  Period of the same or  different  length or you may  transfer all or part of that
Fixed Allocation's  Account Value to another Fixed Allocation or to one or more  Sub-accounts.  We will notify you before the end of the  Guarantee  Period  about the fixed  interest  rates that we are  currently  crediting to all Fixed  Allocations  that are being offered.  The rates  being  credited to Fixed  Allocations  may change  before the  Maturity  Date.  We will not charge a MVA if you choose to renew a Fixed Allocation on its Maturity Date or transfer the Account Value to one or more variable investment options.

If you do not specify how you want a Fixed  Allocation  to be  allocated  on its Maturity  Date,  we will then  transfer the Account
Value of the Fixed  Allocation to the AST Money Market  Sub-account.  You can then elect to allocate the Account Value to any of the
Sub-accounts or to a new Fixed Allocation.

ACCESS TO ACCOUNT VALUE

WHAT TYPES OF DISTRIBUTIONS ARE AVAILABLE TO ME?
During the accumulation  period you can access your Account Value through Partial  Withdrawals,  Systematic  Withdrawals,  and where required  for tax  purposes,  Minimum  Distributions.  You can also  surrender  your  Annuity  at any time.  There is no  Contingent
Deferred  Sales Charge  applied upon  withdrawal or surrender.  However,  if you  surrender  your Annuity,  we may deduct the Annual
Maintenance  Fee,  any Tax  Charge  that  applies  and the  charge  for any  optional  benefits.  We may also  apply a Market  Value
Adjustment  to any Fixed  Allocations  being  withdrawn or  surrendered.  Unless you notify us  differently,  withdrawals  are taken pro-rata based on the Account Value in the investment  options at the time we receive your withdrawal  request.  Each of these types of distributions is described more fully below.

ARE THERE TAX IMPLICATIONS FOR DISTRIBUTIONS?
(For more information, see "Tax Considerations")

During the Accumulation Period
A  distribution  during the  accumulation  period is deemed to come first from any "gain" in your  Annuity and second as a return of your "tax basis",  if any.  Distributions  from your Annuity are generally  subject to ordinary income taxation on the amount of any investment gain unless the distribution  qualifies as a non-taxable  exchange or transfer.  If you take a distribution  prior to the taxpayer's  age 59 1/2, you may be subject to a 10% penalty in addition to ordinary  income taxes on any gain.  You may wish to consult a professional tax advisor for advice before requesting a distribution.

During the Annuitization Period
During the  annuitization  period,  a portion of each annuity payment is taxed as ordinary income at the tax rate you are subject to at the time of the  payment.  The Code and  regulations  have  "exclusionary  rules" that we use to  determine  what portion of each annuity  payment  should be  treated as a return of any tax basis you have in the  Annuity.  Once the tax basis in the  Annuity  has been distributed,  the remaining  annuity payments are taxable as ordinary income.  The tax basis in the Annuity may be based on the tax-basis from a prior contract in the case of a 1035 exchange or other qualifying transfer.

Special Rules for Distributions to Pay Advisory Fees
We treat partial withdrawals to pay advisory fees as taxable distributions unless:
|X|      your Annuity is being used in conjunction  with a "qualified"  retirement plan (plans meeting the  requirements of Sections
     401, 403 or 408 of the Code); and
|X|      in relation to Section 403 or 408 plans,  you and your Advisor provide  acceptable  proof to us, limiting the source of the
     Advisor's compensation to the assets of an applicable qualified retirement plan, and making certain other representations.

CAN I WITHDRAW A PORTION OF MY ANNUITY?
Yes,  you can make a  withdrawal  during the  accumulation  period.  We call this a "Partial  Withdrawal."  The amount  that you may withdraw will equal your Surrender  Value as of the date we process the  withdrawal  request.  The Surrender  Value is equal to your
Account Value minus the Annual  Maintenance Fee, the Tax Charge,  any charges for optional  benefits and any Market Value Adjustment that may apply to any Fixed  Allocations.  There is no Contingent  Deferred  Sales Charge  applied if you surrender  your Annuity or make a partial  withdrawal.  After any Partial  Withdrawal,  your Annuity must have a Surrender Value of at least $1,000,  or we may treat the Partial  Withdrawal  request as a request to fully surrender your Annuity.  The minimum Partial Withdrawal you may request is $100.

Partial Withdrawals may also be available following annuitization but only if you choose certain annuity payment options.

To request the forms  necessary to make a withdrawal  from your  Annuity,  contact our Customer  Service Team at  1-800-752-6342  or visit our Internet Website at www.americanskandia.com.

CAN I MAKE PERIODIC WITHDRAWALS FROM THE ANNUITY DURING THE ACCUMULATION PERIOD?
Yes. We call these "Systematic  Withdrawals." You can receive  Systematic  Withdrawals of earnings only,  principal plus earnings or a flat dollar amount.

Systematic  Withdrawals  can be made  from  Account  Value  allocated  to the  variable  investment  options  or Fixed  Allocations.
Generally,  Systematic  Withdrawals  from Fixed  Allocations  are  limited  to  earnings  accrued  after the  program of  Systematic
Withdrawals  begins, or payments of fixed dollar amounts that do not exceed such earnings.  Systematic  Withdrawals are available on a monthly,  quarterly,  semi-annual  or annual  basis.  The Account  Value of your Annuity must be at least  $20,000  before we will allow you to begin a program of Systematic Withdrawals.

The minimum  amount for each  Systematic  Withdrawal is $100. If any scheduled  Systematic  Withdrawal is for less than $100, we may postpone  the  withdrawal  and add the  expected  amount to the amount  that is to be  withdrawn  on the next  scheduled  Systematic
Withdrawal.

DO YOU OFFER A PROGRAM FOR WITHDRAWALS UNDER SECTION 72(t) OF THE INTERNAL REVENUE CODE?
Yes. If your Annuity is used as a funding  vehicle for certain  retirement  plans that receive  special tax treatment under Sections
401,  403(b) or 408 of the Code,  Section  72(t) of the Code may provide an exception to the 10% penalty tax on  distributions  made prior to age 59 1/2if you elect to  receive  distributions  as a series of  "substantially  equal  periodic  payments".  To  request a program that complies with Section 72(t), you must provide us with certain  required  information in writing on a form acceptable to
us. We may require  advance  notice to allow us to calculate the amount of 72(t)  withdrawals.  The Surrender  Value of your Annuity must be at least $20,000 before we will allow you to begin a program for  withdrawals  under Section  72(t).  The minimum amount for any such withdrawal is $100.

You may also annuitize  your contract and begin  receiving  payments for the remainder of your life (or life  expectancy) as a means of receiving income payments before age 59 1/2that are not subject to the 10% penalty.

WHAT ARE MINIMUM DISTRIBUTIONS AND WHEN WOULD I NEED TO MAKE THEM?
(See "Tax Considerations" for a further discussion of Minimum Distributions.)

Minimum Distributions are a type of Systematic  Withdrawal we allow to meet distribution  requirements under Sections 401, 403(b) or
408 of the Code.  Under the Code,  you may be required to begin  receiving  periodic  amounts from your  Annuity.  In such case,  we will allow you to make Systematic Withdrawals in amounts that satisfy the minimum distribution rules under the Code.

The  amount of the  required  Minimum  Distribution  for your  particular  situation  may  depend  on other  annuities,  savings  or investments.  We will only  calculate  the amount of your  required  Minimum  Distribution  based on the value of your  Annuity.  We require  three (3) days  advance  written  notice to  calculate  and  process  the  amount of your  payments.  We may charge you for
calculating  required  Minimum  Distributions.   You  may  elect  to  have  Minimum  Distributions  paid  out  monthly,   quarterly,
semi-annually or annually.  The $100 minimum that applies to Systematic Withdrawals does not apply to Minimum Distributions.

You may also annuitize  your contract and begin  receiving  payments for the remainder of your life (or life  expectancy) as a means of receiving income payments and satisfying the Minimum Distribution requirements under the Code.

CAN I SURRENDER MY ANNUITY FOR ITS VALUE?
Yes.  During the  accumulation  period you can surrender your Annuity at any time.  Upon  surrender,  you will receive the Surrender
Value.  Upon surrender of your Annuity, you will no longer have any rights under the Annuity.

Under certain annuity payment options, you may be allowed to surrender your Annuity for its then current value.

To request the forms  necessary  to  surrender  your  Annuity,  contact our Customer  Service  Team at  1-800-752-6342  or visit our
Internet Website at www.americanskandia.com.

WHAT TYPES OF ANNUITY OPTIONS ARE AVAILABLE?
We currently make annuity options available that provide fixed annuity payments,  variable  payments or adjustable  payments.  Fixed options  provide the same amount with each  payment.  Variable  options  generally  provide a payment which may increase or decrease depending on the investment  performance of the Sub-accounts.  However,  currently,  we also make a variable payment option that has a guarantee  feature.  Adjustable  options  provide a fixed payment that is periodically  adjusted based on current  interest rates.
We do not guarantee to make any Annuity Payment Options available in the future.

When you purchase an Annuity,  or at a later date,  you may choose an Annuity Date,  an annuity  option and the frequency of annuity payments.  You may change your  choices up to 30 days before the Annuity  Date.  A maximum  Annuity Date may be required by law. Any change to these  options  must be in  writing.  The  Annuity  Date may depend on the  annuity  option you  choose.  Certain  annuity options may not be available depending on the age of the Annuitant.

Certain of these annuity options may be available to  Beneficiaries  who choose to receive the Death Benefit proceeds as a series of payments instead of a lump sum payment.

Option 1
--------
Payments for Life:  Under this option,  income is payable  periodically  until the death of the "key life".  The "key life" (as used in this  section) is the person or persons  upon whose life annuity  payments are based.  No  additional  annuity  payments are made after the death of the key life.  Since no minimum  number of  payments is  guaranteed,  this  option  offers the largest  amount of periodic  payments of the life  contingent  annuity  options.  It is possible  that only one payment will be payable if the death of the key life occurs before the date the second  payment was due, and no other  payments nor death  benefits  would be payable.  This
Option is currently  available on a fixed or variable basis.  Under this option,  you cannot make a partial or full surrender of the annuity.

Option 2
--------
Payments Based on Joint Lives:  Under this option,  income is payable  periodically  during the joint lifetime of two key lives, and thereafter  during the remaining  lifetime of the survivor,  ceasing with the last payment prior to the survivor's death. No minimum number of payments is  guaranteed  under this option.  It is possible  that only one payment will be payable if the death of all the key lives occurs before the date the second payment was due, and no other  payments or death benefits would be payable.  This Option is  currently  available  on a fixed or  variable  basis.  Under this  option,  you cannot make a partial or full  surrender  of the annuity.

Option 3
--------
Payments for Life with a Certain  Period:  Under this option,  income is payable  until the death of the key life.  However,  if the key life dies before the end of the period  selected (5, 10, 15, or 20 years),  the remaining  payments are paid to the  Beneficiary until the end of such period.  This Option is currently  available on a fixed or variable  basis.  If you elect to receive  payments on a variable  basis under this option,  you can request  partial or full surrender of the annuity and receive its then current cash value (if any) subject to our rules.

Option 4
--------
Fixed Payments for a Certain  Period:  Under this option,  income is payable  periodically  for a specified  number of years. If the payee dies before the end of the specified  number of years,  the remaining  payments are paid to the Beneficiary to the end of such period.  Note that under this option,  payments are not based on any  assumptions  of life  expectancy.  Therefore,  that portion of the Insurance  Charge assessed to cover the risk that key lives outlive our  expectations  provides no benefit to an Owner selecting this option.  Under this option, you cannot make a partial or full surrender of the annuity.

Option 5
--------
Variable  Payments for a Certain Period:  Under this option,  income is payable  periodically  for a specified  number of years. The number of years cannot be less than 5 or more than 50.  Payments may increase or decrease  depending on the  investment  performance of the  Sub-Accounts.  If the payee dies before the end of the specified  number of years,  the  remaining  payments are paid to the
Beneficiary  to the end of  such  period.  Note  that  under  this  option,  payments  are  not  based  on any  assumptions  of life expectancy.  Therefore,  that portion of the Insurance  Charge  assessed to cover the risk that key lives  outlive our  expectations provides no benefit to an Owner  selecting  this option.  If this option is selected,  full  surrenders may be made from the Annuity prior to the last guaranteed Payment Date.  No partial surrenders are permitted if this option is selected.

Option 6
--------
Variable  Payments for Life with a Cash Value:  Under this  option,  benefits  are payable  periodically  until the death of the key life.  Benefits may  increase or decrease  depending  on the  investment  performance  of the  Sub-accounts.  This option has a cash value that also varies with the  investment  performance  of the  Sub-account.  The cash value  provides a "cushion"  from  volatile investment  performance so that negative investment  performance does not automatically  result in a decrease in the annuity payment each month,  and positive  investment  performance does not  automatically  result in an increase in the annuity payment each month.
The cushion generally  "stabilizes"  monthly annuity payments.  Any cash value remaining on the death of the key life is paid to the
Beneficiary  in a lump sum or as periodic  payments.  Under this option,  you can request  partial or full  surrender of the annuity and receive its then current cash value (if any) subject to our rules.

Option 7
--------
Variable  Payments  for Life with a Cash Value and  Guarantee:  Under this  option,  benefits  are payable as described in Option 6;
except that,  while the key life is alive, the annuity payment will not be less than a guaranteed  amount,  which generally is equal
------
to the first annuity  payment.  We charge an additional  amount for this guarantee.  Under this option,  any cash value remaining on the death of the key life is paid to the  Beneficiary  in a lump sum or as periodic  payments.  Under this  option,  you can request partial or full surrender of the annuity and receive its then current cash value (if any) subject to our rules.

We may make additional annuity payment options available in the future.

HOW AND WHEN DO I CHOOSE THE ANNUITY PAYMENT OPTION?
If you have not provided us with your Annuity Date or Annuity Payment Option in writing, then:
|X|      the Annuity Date will be the first day of the calendar month following the later of the Annuitant's 85th birthday or the fifth anniversary of our receipt of your request to purchase an Annuity; and
|X|      the annuity payments, where allowed by law, will be calculated on a fixed basis under Option 3, Payments for Life with 10 years certain.

HOW ARE ANNUITY PAYMENTS CALCULATED?

Fixed Annuity Payments (Options 1-4)
If you choose to receive fixed annuity  payments,  you will receive equal  fixed-dollar  payments  throughout the period you select.
The amount of the fixed payment will vary  depending on the annuity  payment  option and payment  frequency  you select.  Generally, the first annuity  payment is determined by  multiplying  the Account  Value,  minus any state premium taxes that may apply,  by the factor  determined  from our table of annuity rates.  The table of annuity rates differs based on the type of annuity chosen and the frequency of payment  selected.  Our rates will not be less than our guaranteed  minimum rates.  These guaranteed  minimum rates are derived from the a2000 Individual  Annuity  Mortality Table with an assumed interest rate of 3% per annum.  Where required by law or regulation,  such annuity  table will have rates that do not differ  according to the gender of the key life.  Otherwise,  the rates will differ according to the gender of the key life.

Variable Annuity Payments
We offer three different  types of variable  annuity payment  options.  The first annuity payment will be calculated  based upon the assumed  investment  return ("AIR").  You select the AIR before we start to make Annuity  Payments.  The remaining  annuity payments will fluctuate  based on the  performance  of the Portfolios  relative to the AIR, as well as, other factors  described  below.  The greater  the AIR,  the  greater  the first  annuity  payment.  A higher AIR may result in smaller  potential  growth in the  annuity payments.  A lower AIR results in a lower initial annuity payment.

|X|      Variable Payments (Options 1-3 & 5)
         -----------------
         We calculate each annuity  payment amount by multiplying  the number of units  scheduled to be redeemed under a schedule of units for each  Sub-account by the Unit Value of each  Sub-Account  on the annuity  payment date. We determine the schedule of units  based on your  Account  Value  (minus any  premium  tax that  applies)  at the time you elect to begin  receiving annuity  payments.  The  schedule  of units will vary  based on the  annuity  payment  option  selected,  the length of any certain  period  (if  applicable),  the  Annuitant's  age and  gender  (if  annuity  payments  are due for the  life of the
         Annuitant) and the Unit Value of the  Sub-Accounts  you initially  selected on the Issue Date. The calculation is performed for each Sub-Account,  and the sum of the Sub-Account  calculations  equals the amount of your annuity payment.  Other than to fund annuity  payments,  the number of units allocated to each Sub-Account will not change unless you transfer among the
         Sub-Accounts or make a withdrawal (if allowed).  You can select one of three AIRs for these options: 3%, 5% or 7%.

|X|      Stabilized Variable Payments (Option 6)
         ----------------------------
         This option provides  guaranteed  payments for life, a cash value for the Annuitant  (while alive) and a variable period of time during which  annuity  payments  will be made whether or not the  Annuitant is still alive.  We calculate  the initial
                                                                                                                             -------
         annuity  payment amount by multiplying  the number of units  scheduled to be redeemed under a schedule of units by the Unit
         Values  determined on the  annuitization  date. The schedule of units is established for each Sub-account you choose on the annuitization  date based on the  applicable  benchmark  rate and the  annuity  factors.  The annuity  factors  reflect our assumptions  regarding the costs we expect to bear in guaranteeing  payments for the lives of the Annuitant and will depend on the benchmark rate, the annuitant's  attained age and gender (where  permitted).  Unlike  variable  payments  (described above) where each payment can vary based on Sub-account  performance,  this payment option cushions the immediate impact of
         Sub-account  performance by adjusting the length of the time during which annuity  payments will be made whether or not the
         Annuitant is alive while  generally  maintaining a level annuity  payment amount.  Sub-account  performance  that exceeds a benchmark rate will generally  extend this time period,  while  Sub-account  performance that is less than a benchmark rate will  generally  shorten  the period.  If the period  reaches  zero and the  Annuitant  is still  alive,  Annuity  Payments continue,  however,  the annuity  payment amount will vary depending on Sub-account  performance,  similar to  conventional variable payments.  The AIR for this option is 4%.

|X|      Stabilized Variable Payments with a Guaranteed Minimum (Option7)
         ------------------------------------------------------
         This option provides  guaranteed  payments for life in the same manner as Stabilized  Variable Payments  (described above).
         In addition to the  stabilization  feature,  this option also  guarantees that variable  annuity  payments will not be less than the initial annuity payment amount regardless of Sub-account performance.  The AIR for this option is 3%.

Adjustable Annuity Payments
We may make an adjustable annuity payment option available.  Adjustable  annuity payments are calculated  similarly to fixed annuity payments except that on every fifth (5th) anniversary of receiving  annuity payments,  the annuity payment amount is adjusted upward or downward  depending on the rate we are currently  crediting to annuity  payments.  The  adjustment in the annuity  payment amount does not affect the duration of remaining annuity payments, only the amount of each payment

DEATH BENEFIT

WHAT TRIGGERS THE PAYMENT OF A DEATH BENEFIT?
The Annuity provides a Death Benefit during its  accumulation  period.  If the Annuity is owned by one or more natural persons,  the
Death  Benefit is payable  upon the first  death of an Owner.  If the  Annuity is owned by an entity,  the Death  Benefit is payable upon the Annuitant's  death, if there is no Contingent  Annuitant.  If a Contingent  Annuitant was designated before the Annuitant's death and the  Annuitant  dies,  then the  Contingent  Annuitant  becomes the Annuitant and a Death Benefit will not be paid at that time.  The person upon whose death the Death Benefit is paid is referred to below as the "decedent."

The Annuity provides a basic Death Benefit at no additional  charge.  The Insurance Charge we deduct from Account Value allocated to the  Sub-accounts  is used,  in part,  to pay us for the risk we assume in providing  the basic Death  Benefit  guarantee  under the
Annuity.  The Annuity  also offers two  different  optional  Death  Benefits.  Either  benefit can be  purchased  for an  additional charge.  The additional charge is deducted to compensate  American Skandia for providing  increased  insurance  protection under the optional Death  Benefits.  Notwithstanding  the additional  protection  provided under the optional Death  Benefits,  the additional cost has the impact of reducing the net performance of the investment options.

Basic Death Benefit
The basic Death Benefit depends on the decedent's age on the date of death:

         If death occurs before the decedent's age 85:  The Death Benefit is the greater of:

|X|      The sum of all Purchase Payments less the sum of all withdrawals; and
|X|      The sum of your Account Value in the variable investment options and your Interim Value in the Fixed Allocations.

         If death occurs when the decedent is age 85 or older:  The Death Benefit is your Account Value.

OPTIONAL DEATH BENEFITS
You can purchase  either of two  optional  Death  Benefits  with your Annuity to provide an enhanced  level of  protection  for your beneficiaries.  We do not currently offer the Annuity with both optional Death Benefits.

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Currently,  these  benefits  are only  offered and must be elected at the time that you purchase  your  Annuity.  We may, at a later date,  allow  existing  Annuity Owners to purchase  either of the optional  Death  Benefits  subject to our rules and any changes or restrictions  in the  benefits.  Certain  terms and  conditions  may differ if you  purchase  your  Annuity as part of an  exchange, replacement or transfer, in whole or in part, from any other Annuity we issue.
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Enhanced Beneficiary Protection Optional Death Benefit
The Enhanced  Beneficiary  Protection  Optional Death Benefit can provide additional amounts to your Beneficiary that may be used to offset  federal and state taxes  payable on any taxable  gains in your  Annuity at the time of your death.  Whether  this benefit is appropriate for you may depend on your particular  circumstances,  including other financial resources that may be available to your
Beneficiary to pay taxes on your Annuity  should you die during the  accumulation  period.  No benefit is payable if death occurs on or after the Annuity Date.

The  Enhanced  Beneficiary  Protection  Optional  Death  Benefit  provides a benefit  that is payable in addition to the basic Death
Benefit.  If the Annuity has one Owner,  the Owner must be age 75 or less at the time the benefit is  purchased.  If the Annuity has joint Owners, the oldest Owner must be age 75 or less.  If the Annuity is owned by an entity, the Annuitant must be age 75 or less.

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The  Enhanced  Beneficiary  Protection  Optional  Death  Benefit is being  offered  in those  jurisdictions  where we have  received regulatory  approval.  Certain terms and conditions may differ between  jurisdictions  once approved.  The benefit is currently only offered to Owners who  purchase  the  Annuity as a  "non-qualified"  investment.  We may make the  benefit  available  to Owners who purchase  the  Annuity as an IRA or other  "qualified"  investment  at a later  date.  Please  refer to the  section  entitled  "Tax
Considerations" for a discussion of special tax considerations for purchasers of this benefit.
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Calculation of Enhanced Beneficiary Protection Optional Death Benefit
If you purchase the Enhanced Beneficiary Protection Optional Death Benefit, the Death Benefit is calculated as follows:

1.       the basic Death Benefit described above

     PLUS

2.       50% of the "Death Benefit Amount" less Purchase Payments reduced by proportional withdrawals.

Death  Benefit  Amount  includes  your Account  Value and any amounts added to your Account Value under the basic Death Benefit when
----------------------
the Death Benefit is calculated.  Under the basic Death  Benefit,  amounts are added to your Account Value when the Account Value is less than Purchase Payments minus proportional withdrawals.

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The Enhanced  Beneficiary  Protection  Optional Death Benefit is subject to a maximum of 50% of all Purchase Payments applied to the
Annuity at least 12 months prior to the death of the decedent that triggers the payment of the Death Benefit.
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See Appendix C for examples of how the Enhanced Beneficiary Protection Optional Death Benefit is calculated.

Guaranteed Minimum Death Benefit

If the Annuity has one Owner, the Owner must be age 80 or less at the time either optional Death Benefit is purchased.  If the
Annuity has joint Owners, the oldest Owner must be age 80 or less.  If the Annuity is owned by an entity, the Annuitant must be age 80 or less.

Key Terms Used with the Guaranteed Minimum Death Benefit

|X|      The Death Benefit Target Date is the contract  anniversary  on or after the 80th birthday of the current Owner,  the oldest
             -------------------------
     of either joint Owner or the Annuitant, if entity owned.

|X|      The Highest  Anniversary  Value  equals the highest of all  previous  "Anniversary  Values" on or before the earlier of the
             ---------------------------
     Owner's date of death and the "Death Benefit Target Date".

|X|      The Anniversary  Value is the Account Value as of each anniversary of the Issue Date plus the sum of all Purchase  Payments
             ------------------
     on or after such anniversary less the sum of all "Proportional Reductions" since such anniversary.

|X|      A  Proportional  Reduction is a reduction to the value being  measured  caused by a withdrawal,  equaling the percentage of
            -----------------------
     the  withdrawal  as compared to the Account  Value as of the date of the  withdrawal.  For example,  if your  Account  Value is
     $10,000 and you withdraw  $2,000 (a 20% reduction),  we will reduce both your  Anniversary  Value and the amount  determined by
     Purchase Payments increasing at the appropriate interest rate by 20%.

Calculation of Guaranteed Minimum Death Benefit
The Guaranteed Minimum Death Benefit depends on whether death occurs before or after the Death Benefit Target Date.

         If the Owner dies before the Death Benefit Target Date, the Death Benefit equals the greatest of:

1.       the Account Value in the  Sub-accounts  plus the Interim Value of any Fixed  Allocations (no MVA) as of the date we receive in writing "due proof of death"; and
2.       the sum of all Purchase  Payments minus the sum of all  Proportional  Reductions,  each increasing  daily until the Owner's date of  death  at a rate of  5.0%,  subject  to a limit of 200% of the  difference  between  the sum of all  Purchase
              Payments and the sum of all withdrawals as of the Owner's date of death; and
3.       the "Highest Anniversary Value" on or immediately preceding the Owner's date of death.

         The amount determined by this calculation is increased by any Purchase Payments received after the Owner's date of death and decreased by any Proportional Reductions since such date.

         If the Owner dies on or after the Death Benefit Target Date, the Death Benefit equals the greater of:

1.       the Account  Value as of the date we receive in writing  "due proof of death" (an MVA may be  applicable  to amounts in any
              Fixed Allocations); and
2.       the greater of Item 2 & 3 above on the Death  Benefit  Target Date plus the sum of all  Purchase  Payments  less the sum of all Proportional Reductions since the Death Benefit Target Date.

Annuities with joint Owners
For  Annuities  with Joint  Owners,  the Death  Benefit is  calculated as shown above except that the age of the oldest of the Joint
Owners is used to determine the Death Benefit  Target Date.  NOTE: If you and your spouse own the Annuity  jointly,  we will pay the
Death Benefit to the Beneficiary.  If the sole primary  Beneficiary is the surviving spouse,  then the surviving spouse can elect to assume ownership of the Annuity and continue the contract instead of receiving the Death Benefit.

Annuities owned by entities
For  Annuities  owned by an entity,  the Death  Benefit is calculated as shown above except that the age of the Annuitant is used to determine  the Death  Benefit  Target  Date.  Payment of the Death  Benefit is based on the death of the  Annuitant  (or  Contingent
Annuitant, if applicable).

Can I terminate the optional Death Benefits?  Do the optional Death Benefits terminate under other circumstances?
You can terminate the Enhanced  Beneficiary  Protection  Optional Death Benefit at any time. Upon termination,  you will be required to pay a pro-rata  portion of the annual charge for the benefit.  The Guaranteed  Minimum Death Benefit cannot be terminated once it is elected.  Both optional  Death  Benefits will  terminate  automatically  on the Annuity Date. We may also  terminate the optional
Death Benefit if necessary to comply with our interpretation of the Code and applicable regulations.

How much do you charge for the optional Death Benefit?
We deduct a charge from your Account Value if you elect to purchase  either  optional  Death  Benefit.  No charge  applies after the
Annuity Date.  We deduct the charge:

1.       on each anniversary of the Issue Date;
2.       when Account Value is transferred to our general account prior to the Annuity Date;
3.       if you surrender your Annuity; and
4.       if you choose to terminate the benefit (Enhanced Beneficiary Protection Optional Death Benefit only).

If you  surrender  the  Annuity,  elect to begin  receiving  annuity  payments  or  terminate  the  benefit  on a date other than an anniversary  of the Issue  Date,  the charge  will be  prorated.  During the first year  after the Issue  Date,  the charge  will be prorated from the Issue Date.  In all subsequent years, it would be prorated from the last anniversary of the Issue Date.

We first deduct the amount of the charge  pro-rata from the Account  Value in the variable  investment  options.  We only deduct the charge pro-rata from the Fixed Allocations to the extent there is insufficient  Account Value in the variable  investment options to pay the charge.  If your Annuity's  Account Value is insufficient to pay the charge,  we may deduct your remaining Account Value and terminate  your  Annuity.  We will notify you if your  Account  Value is  insufficient  to pay the charge and allow you to submit an additional Purchase Payment to continue your Annuity.

Please refer to the section entitled "Tax Considerations" for additional considerations in relation to the optional Death Benefit.

PAYMENT OF DEATH BENEFITS

Payment of Death Benefit to Beneficiary
Except in the case of a spousal Beneficiary, in the event of your death, the death benefit must be distributed:
|X|      as a lump sum amount at any time within five (5) years of the date of death; or
|X|      as a series of annuity  payments  not  extending  beyond the life  expectancy  of the  Beneficiary  or over the life of the
         Beneficiary.  Payments under this option must begin within one year of the date of death.

Unless you have made an  election  prior to death  benefit  proceeds  becoming  due, a  Beneficiary  can elect to receive  the Death
Benefit  proceeds as a series of fixed annuity  payments  (Annuity  Payment Option 1-4) or as a series of variable  annuity payments
(Annuity Payment Option 1-3 or 5-7).  See the section entitled "What Types of Annuity Options are Available."

Spousal Beneficiary - Assumption of Annuity
You may name your  spouse as your  Beneficiary.  If you and your  spouse own the Annuity  jointly,  we assume that the sole  primary
Beneficiary will be the surviving spouse unless you elect an alternative  Beneficiary  designation.  Unless you elect an alternative
Beneficiary  designation,  the spouse  Beneficiary may elect to assume  ownership of the Annuity instead of taking the Death Benefit payment.  Any Death Benefit  (including any optional Death  Benefits)  that would have been payable to the  Beneficiary  will become the new  Account  Value as of the date we receive due proof of death and any  required  proof of a spousal  relationship.  As of the date the  assumption is  effective,  the  surviving  spouse will have all the rights and benefits that would be available  under the
Annuity to a new  purchaser of the same  attained  age.  For purposes of  determining  any future  Death  Benefit for the  surviving spouse,  the new Account Value will be  considered as the initial  Purchase  Payment.  No CDSC will apply to the new Account  Value.
However,  any additional  Purchase  Payments applied after the date the assumption is effective will be subject to all provisions of the Annuity.

See the section  entitled  "Managing  Your Annuity - Spousal  Contingent  Annuitant"  for a discussion of the treatment of a spousal
Contingent Annuitant in the case of the death of the Annuitant in an entity owned Annuity.

Inherited IRA Death Benefit Payout
The Code  provides for  alternative  death benefit  payment  options when an Annuity is used as an IRA,  403(b) or other  "qualified investment" that requires Minimum  Distributions.  The available  payment options will depend on whether the Owner died on or before the date he or she was  required  to begin  receiving  Minimum  Distributions  under the Code and  whether  the  Beneficiary  is the surviving spouse.

|X|      If death  occurs  before the date Minimum  Distributions  must begin under the Code,  the Death  Benefit can be paid out in either a lump  sum,  within  five  years  from the date of death,  or over the life or life  expectancy  of the  designated
         Beneficiary  (as long as payments begin by December 31st of the year following the year of death).  However,  if the spouse is the  Beneficiary,  the Death  Benefit can be paid out over the life or life  expectancy of the spouse with such payments beginning no earlier than  December 31 of the year  following  the year of death or December  31st of the year in which the deceased would have reached age 70 1/2, which ever is later.

|X|      If death occurs  after the date  Minimum  Distributions  must begin under the Code,  the Death  Benefit must be paid out at least as rapidly as under the method then in effect.

A Beneficiary has the flexibility to take out more each year than required under the Minimum  Distribution  rules.  Until withdrawn, amounts in an IRA,  403(b) or other  "qualified  investment"  continue to be tax deferred.  Amounts  withdrawn each year,  including amounts  that are  required to be  withdrawn  under the Minimum  Distribution  rules,  are subject to tax. You may wish to consult a professional  tax advisor for tax advice as to your  particular  situation.  See the section  entitled "How are  Distributions  From
Qualified Contracts Taxed? - Minimum Distributions after age 70 1/2."

Are there any exceptions to these rules for paying the Death Benefit?
Yes,  there are exceptions  that apply no matter how your Death Benefit is calculated.  There are exceptions to the Death Benefit if the  decedent  was not the Owner or  Annuitant  as of the Issue  Date and did not  become  the Owner or  Annuitant  due to the prior
Owner's or  Annuitant's  death.  Any minimum Death Benefit that applies will be suspended for a two-year  period from the date he or she first became Owner or Annuitant.  After the two-year  suspension  period is completed,  the Death Benefit is the same as if this person had been an Owner or Annuitant on the Issue Date.

When do you determine the Death Benefit?
We determine the amount of the Death  Benefit as of the date we receive "due proof of death" and any other  written  representations we  require  to  determine  the  proper  payment of the Death  Benefit  to all  Beneficiaries.  "Due  proof of death" may  include a certified  copy of a death  certificate,  a certified  copy of a decree of a court of  competent  jurisdiction  as to the finding of death or other  satisfactory  proof of death.  Upon our receipt of "due proof of death" we automatically  transfer the Death Benefit to the AST Money  Market  Sub-Account  until we further  determine  the  universe of eligible  Beneficiaries.  Once the  universe of eligible  Beneficiaries  has been determined  each eligible  Beneficiary may allocate his or her eligible share of the Death Benefit to the Sub-Accounts according to our rules.

Each  Beneficiary  must make an  election  as to the method  they wish to receive  their  portion  of the Death  Benefit.  Absent an election  of a  Death  Benefit  payment  method,  no  Death  Benefit  can  be  paid  to the  Beneficiary.  We  may  require  written acknowledgment  of all named  Beneficiaries  before we can pay the Death Benefit.  During the period from the date of death until we receive all required paper work, the amount of the Death Benefit may be subject to market fluctuations.

VALUING YOUR INVESTMENT

HOW IS MY ACCOUNT VALUE DETERMINED?
During the accumulation  period,  the Annuity has an Account Value. The Account Value is determined  separately for each Sub-account allocation and for each Fixed  Allocation.  The Account Value is the sum of the values of each Sub-account  allocation and the value of each Fixed  Allocation.  When  determining  the  Account  Value on any day other than a Fixed  Allocation's  Maturity  Date,  the
Account Value may include any Market Value  Adjustment that would apply to a Fixed  Allocation (if withdrawn or transferred) on that day.

WHAT IS THE SURRENDER VALUE OF MY ANNUITY?
The Surrender Value of your Annuity is the value  available to you on any day during the  accumulation  period.  The Surrender Value is equal to your  Account  Value minus the Annual  Maintenance  Fee and the charge for any optional  Death  Benefit.  The  Surrender
Value will also include any Market Value Adjustment that may apply.

HOW AND WHEN DO YOU VALUE THE SUB-ACCOUNTS?
When you  allocate  Account  Value  to a  Sub-Account,  you are  purchasing  units  of the  Sub-account.  Each  Sub-account  invests exclusively  in  shares  of an  underlying  Portfolio.  The  value of the  Units  fluctuate  with  the  market  fluctuations  of the
Portfolios.  The value of the Units also reflect the daily accrual for the Insurance Charge.

Each  Valuation  Day, we determine  the price for a Unit of each  Sub-account,  called the "Unit  Price." The Unit Price is used for determining  the value of  transactions  involving  Units of the  Sub-accounts.  We  determine  the number of Units  involved in any transaction by dividing the dollar value of the transaction by the Unit Price of the Sub-account as of the Valuation Day.

Example
Assume you allocate  $5,000 to a Sub-account.  On the Valuation Day you make the allocation,  the Unit Price is $14.83.  Your $5,000 buys  337.154  Units of the  Sub-account.  Assume  that  later,  you wish to  transfer  $3,000  of your  Account  Value  out of that
Sub-account  and  into  another  Sub-account.  On the  Valuation  Day you  request  the  transfer,  the Unit  Price of the  original
Sub-account  has  increased to $16.79.  To transfer  $3,000,  we sell 178.677  Units at the current Unit Price,  leaving you 158.477
Units.  We then buy $3,000 of Units of the new  Sub-account  at the Unit Price of $17.83.  You would then have 168.255  Units of the new Sub-account.

HOW DO YOU VALUE FIXED ALLOCATIONS?
During the Guarantee  Period,  we use the concept of an Interim  Value.  The Interim Value can be calculated on any day and is equal to the initial value allocated to a Fixed  Allocation plus all interest  credited to a Fixed  Allocation as of the date  calculated.
The Interim  Value does not include the impact of any Market  Value  Adjustment.  If you made any  transfers or  withdrawals  from a
Fixed  Allocation,  the Interim Value will reflect the withdrawal of those amounts and any interest credited to those amounts before they were  withdrawn.  To determine  the Account Value of a Fixed  Allocation  on any day other than its Maturity  Date, we multiply the Account Value of the Fixed Allocation times the Market Value Adjustment factor.

WHEN DO YOU PROCESS AND VALUE TRANSACTIONS?

Initial  Purchase  Payments:  We are required to allocate  your initial  Purchase  Payment to the  Sub-accounts  within two (2) days after we receive  all of our  requirements  to issue the  Annuity.  If we do not have all the  required  information  to allow us to issue your  Annuity,  we may retain  the  Purchase  Payment  while we try to reach you or your  representative  to obtain all of our requirements.  If we are unable to obtain all of our  required  information  within  five (5) days,  we are  required  to return the
Purchase  Payment to you at that time,  unless you  specifically  consent to our retaining the Purchase  Payment while we gather the required  information.  Once we obtain the required  information,  we will invest the Purchase  Payment and issue the Annuity within two (2) days.  During any period that we are trying to obtain the required information, your money is not invested.

Additional  Purchase  Payments:  We will apply any  additional  Purchase  Payments on the Valuation Day that we receive the Purchase
Payment with satisfactory instructions.

Scheduled Transactions:  "Scheduled" transactions include transfers under a Dollar Cost Averaging,  rebalancing, or asset allocation program,  Systematic Withdrawals,  Minimum Distributions or annuity payments.  Scheduled transactions are processed and valued as of the date they are scheduled,  unless the scheduled day is not a Valuation Day. In that case, the  transaction  will be processed and valued on Valuation Day prior to the scheduled transaction date.

Unscheduled  Transactions:   "Unscheduled"  transactions  include  any  other  non-scheduled  transfers  and  requests  for  Partial
Withdrawals  or  Surrenders.  Unscheduled  transactions  are  processed and valued as of the Valuation Day we receive the request at our Office in good order.

Death  Benefits:  Death Benefit claims require our review and evaluation  before  processing.  We price such  transactions as of the date we receive at our Office all materials we require for such transaction and that are satisfactory to us.

Transactions in Rydex and ProFunds VP Sub-accounts:  Generally,  purchase or redemption orders or transfer requests must be received by us by no later than the close of the New York  Stock  Exchange  to be  processed  on the  current  Valuation  Day.  However,  any purchase or redemption  order or transfer  request  involving the Rydex or ProFunds VP Sub-accounts  must be received by us no later than one hour prior to any  announced  closing of the  applicable  securities  exchange  (generally,  3:00 p.m.  Eastern time) to be processed  on the current  Valuation  Day.  The  "cut-off"  time for such  financial  transactions  involving a Rydex or ProFunds VP
Sub-account  will be  extended  to1/2hour prior to any  announced  closing  (generally,  3:30 p.m.  Eastern  time) for  transactions submitted  electronically  through American Skandia's Internet website  (www.americanskandia.com).  You cannot request a transaction involving  the  purchase,  redemption or transfer of Units in one of the Rydex or ProFunds VP  Sub-accounts  between the  applicable
"cut-off" time and 4:00 p.m.  Transactions received after 4:00 p.m. will be treated as received by us on the next Valuation Day.

TAX CONSIDERATIONS

WHAT ARE SOME OF THE FEDERAL TAX CONSIDERATIONS OF THIS ANNUITY?
Following is a brief summary of some of the Federal tax  considerations  relating to this Annuity.  However,  since the tax laws are complex and tax consequences are affected by your individual  circumstances,  this summary of our interpretation of the relevant tax laws is not  intended  to be  fully  comprehensive  nor is it  intended  as tax  advice.  Therefore,  you  may  wish  to  consult  a professional tax advisor for tax advice as to your particular situation.

HOW ARE AMERICAN SKANDIA AND THE SEPARATE ACCOUNTS TAXED?
The Separate  Accounts are taxed as part of American  Skandia.  American Skandia is taxed as a life insurance  company under Part I, subchapter  L of the Code.  No taxes are due on  interest,  dividends  and  short-term  or  long-term  capital  gains  earned by the
Separate Accounts with respect to the Annuities.

IN GENERAL, HOW ARE ANNUITIES TAXED?
Section 72 of the Code governs the taxation of annuities in general.  Taxation of the Annuity will depend in large part on:

1.       whether the Annuity is used by:
|X|      a qualified  pension plan,  profit  sharing plan or other  retirement  arrangement  that is eligible for special  treatment under the Code (for purposes of this discussion, a "Qualified Contract"); or
|X|      an individual or a corporation, trust or partnership (a "Non-qualified Contract"); and

2.       whether the Owner is:
|X|      an individual person or persons; or
|X|      an entity including a corporation, trust or partnership.

Individual  Ownership:  If one or more  individuals own an Annuity,  the Owner of the Annuity is generally not taxed on any increase in the value of the Annuity  until an amount is received (a  "distribution").  This is  commonly  referred to as "tax  deferral".  A distribution  can be in the form of a lump sum payment  including  payment of a Death Benefit,  or in annuity  payments under one of the annuity payment options.  Certain other transactions may qualify as a distribution and be subject to taxation.

Entity  Ownership:  If the Annuity is owned by an entity and is not a Qualified  Contract,  generally  the Owner of the Annuity must currently  include  any  increase in the value of the Annuity  during a tax year in its gross  income.  An  exception  from  current taxation  applies for annuities held by an employer with respect to a terminated  tax-qualified  retirement plan, a trust holding an annuity as an agent for a natural  person,  or by a decedent's  estate by reason of the death of the decedent.  A tax-exempt  entity for Federal tax purposes will not be subject to income tax as a result of this provision.

HOW ARE DISTRIBUTIONS TAXED?
Distributions from an Annuity are taxed as ordinary income and not as capital gains.

Distributions  Before  Annuitization:  Distributions  received before annuity  payments begin are generally  treated as coming first from "income on the contract" and then as a return of the  "investment  in the  contract".  The amount of any  distribution  that is treated  as receipt of  "income  on the  contract"  is  includible  in the  taxpayer's  gross  income and  taxable in the year it is received.  The amount of any  distribution  treated as a return of the  "investment  in the  contract"  is not  includible  in gross income.

|X|      "Income on the  contract" is calculated by  subtracting  the  taxpayer's  "investment  in the contract"  from the aggregate value of all "related contracts" (discussed below).
|X|      "Investment  in the  contract"  is equal to  total  purchase  payments  for all  "related  contracts"  minus  any  previous distributions  or portions of such  distributions  from such  "related  contracts"  that were not  includible  in gross income.
     "Investment  in the  contract"  may be affected by whether an annuity or any  "related  contract"  was  purchased  as part of a tax-free  exchange of life insurance,  endowment,  or annuity  contracts under Section 1035 of the Code. The "investment in the contract" for a Qualified Contract will be considered zero for tax reporting purposes.

Distributions  After  Annuitization:  A portion of each  annuity  payment  received on or after the Annuity  Date will  generally be taxable.  The taxable  portion of each annuity  payment is determined by a formula which  establishes the ratio that the "investment in the contract"  bears to the total value of annuity  payments to be made.  This is called the  "exclusion  ratio." The  investment in the contract is excluded  from gross income.  Any portion of an annuity  payment  received that exceeds the exclusion  ratio will be entirely  includible  in gross  income.  The formula for  determining  the  exclusion  ratio  differs  between fixed and variable annuity  payments.  When annuity  payments  cease  because of the death of the person upon whose life  payments are based and, as of the date of death,  the  amount of  annuity  payments  excluded  from  taxable  income by the  exclusion  ratio  does not exceed the
"investment in the contract," then the remaining  portion of unrecovered  investment is allowed as a deduction by the beneficiary in the tax year of such death.

Penalty Tax on  Distributions:  Generally,  any  distribution  from an annuity  not used in  conjunction  with a Qualified  Contract
(Qualified  Contracts are  discussed  below) is subject to a penalty  equal to 10% of the amount  includible  in gross income.  This penalty does not apply to certain distributions, including:
|X|      Distributions made on or after the taxpayer has attained age 591/2;
|X|      Distributions made on or after the death of the contract owner, or, if the owner is an entity, the death of the annuitant;
|X|      Distributions attributable to the taxpayer's becoming disabled;
|X|      Distributions  which are part of a series of  substantially  equal periodic  payments for the life (or life  expectancy) of the taxpayer (or the joint lives of the taxpayer and the taxpayer's Beneficiary);
|X|      Distributions of amounts which are treated as "investments in the contract" made prior to August 14, 1982;
|X|      Payments under an immediate annuity as defined in the Code;
|X|      Distributions under a qualified funding asset under Code Section 130(d); or
|X|      Distributions  from an annuity  purchased by an employer on the termination of a qualified pension plan that is held by the employer until the employee separates from service.

Special rules  applicable to "related  contracts":  Contracts  issued by the same insurer to the same contract owner within the same calendar year (other than certain  contracts owned in connection with a tax-qualified  retirement  arrangement) are to be treated as one annuity contract when determining the taxation of distributions  before  annuitization.  We refer to these contracts as "related contracts."  In situations  involving  related  contracts we believe that the values under such  contracts and the investment in the contracts  will be added  together to determine the proper  taxation of a  distribution  from any one contract  described  under the section  "Distributions  before  Annuitization."  Generally,  distributions  will be  treated  as coming  first  from  income on the contract  until all of the  income on all such  related  contracts  is  withdrawn,  and then as a return  of the  investment  in the contract.  There is some uncertainty  regarding the manner in which the Internal  Revenue Service would view related  contracts when one or more  contracts are immediate  annuities or are contracts that have been  annuitized.  The Internal  Revenue  Service has not issued guidance  clarifying this issue as of the date of this Prospectus.  You are  particularly  cautioned to seek advice from your own tax advisor on this matter.

Special  concerns  regarding  "substantially  equal  periodic  payments":  (also  known as  "72(t)" or  "72(q)"  distributions)  Any modification to a program of  distributions  which are part of a series of substantially  equal periodic  payments that occur before the later of the taxpayer  reaching age 59 1/2or five (5) years from the first of such payments will result in the  requirement to pay the 10%  premature  distribution  penalty  that would have been due had the payments  been  treated as subject to the 10%  premature distribution  penalty in the years  received,  plus  interest.  This does not apply when the  modification  is by reason of death or disability.  American Skandia does not currently support a section 72(q) program.

Special concerns regarding immediate  annuities:  The Internal Revenue Service has ruled that the immediate annuity exception to the
10% penalty described above under "Penalty Tax on Distributions" for  "non-qualified"  immediate annuities as defined under the Code may not apply to annuity payments under a contract  recognized as an immediate  annuity under state insurance law obtained  pursuant to an exchange of a contract if: (a) purchase  payments for the exchanged  contract  were  contributed  or deemed to be  contributed more than one year  prior to the  annuity  starting  date  under the  immediate  annuity;  and (b) the  annuity  payments  under the immediate annuity do not meet the requirements of any other exception to the 10% penalty.

Special rules in relation to tax-free  exchanges under Section 1035:  Section 1035 of the Code permits certain tax-free exchanges of a life insurance,  annuity or endowment  contract for an annuity.  If an annuity is purchased  through a tax-free exchange of a life insurance,  annuity or endowment contract that was purchased prior to August 14, 1982, then any distributions  other than as annuity payments will be considered to come:
|X|      First, from the amount of "investment in the contract" made prior to August 14, 1982 and exchanged into the annuity;
|X|      Then,  from any "income on the  contract"  that is  attributable  to the  purchase  payments  made prior to August 14, 1982
       (including income on such original purchase payments after the exchange);
|X|      Then, from any remaining "income on the contract"; and
|X|      Lastly, from the amount of any "investment in the contract" made after August 13, 1982.

Therefore,  to the extent a distribution is equal to or less than the remaining  investment in the contract made prior to August 14,
1982,  such amounts are not included in taxable  income.  Further,  distributions  received  that are  considered  to be a return of investment on the contract from purchase  payments made prior to August 14, 1982, such  distributions are not subject to the 10% tax penalty.  In all other respects,  the general  provisions of the Code apply to distributions from annuities obtained as part of such an exchange.

Partial  surrenders  may be treated in the same way as tax-free  1035  exchanges of entire  contracts,  therefore  avoiding  current taxation  of any gains in the  contract  as well as the 10% IRS tax penalty on pre-age 59 1/2withdrawals.  The IRS has  reserved  the right to treat  transactions it considers abusive as ineligible for this favorable partial 1035 exchange  treatment.  We do not know what transactions may be considered  abusive.  For example,  we do not know how the IRS may view early withdrawals or annuitizations after a  partial  exchange.  As of the  date of this  prospectus,  we will  treat a  partial  surrender  of this  type  involving  a non-qualified  annuity  contract as a "tax-free"  exchange  for future tax  reporting  purposes,  except to the extent that we, as a reporting and withholding agent,  believe that we would be expected to deem the transaction to be abusive.  However,  some insurance companies may not recognize  these partial  surrenders  as tax-free  exchanges and may report them as taxable  distributions  to the extent of any gain  distributed  as well as subjecting the taxable  portion of the  distribution  to the 10% IRS early  distribution penalty.  We  strongly  urge you to  discuss  any  transaction  of this  type  with  your tax  advisor  before  proceeding  with the transaction.

There is no guidance from the Internal Revenue Service as to whether a partial  exchange from a life insurance  contract is eligible for  non-recognition  treatment  under Section 1035 of the Code. We will continue to report a partial  surrender of a life insurance policy as subject to current  taxation to the extent of any gain.  In addition,  please be cautioned  that no specific  guidance has been provided as to the impact of such a transaction  for the remaining life  insurance  policy,  particularly  as to the subsequent methods  to be used to test for  compliance  under  the Code for both the  definition  of life  insurance  and the  definition  of a modified endowment contract.

Special  Considerations  for  Purchasers of the Enhanced  Beneficiary  Protection  Optional  Death  Benefit:  As of the date of this
Prospectus,  it is our understanding  that the charges related to the optional Death Benefit are not subject to current taxation and we will not  report  them as such.  However,  the IRS could  take the  position  that  these  charges  should be  treated as partial withdrawals  subject to current  taxation to the extent of any gain and, if  applicable,  the 10% tax penalty.  We reserve the right to report charges for the optional Death Benefit as partial  withdrawals if we, as a reporting and withholding  agent,  believe that we would be expected to report them as such.

WHAT TAX CONSIDERATIONS ARE THERE FOR TAX-QUALIFIED RETIREMENT PLANS OR QUALIFIED CONTRACTS?
An annuity may be suitable as a funding vehicle for various types of  tax-qualified  retirement  plans.  We have provided  summaries of the types of  tax-qualified  retirement  plans with which we may issue an Annuity.  These summaries  provide general  information about the tax rules and are not intended to be complete  discussions.  The tax rules regarding  qualified  plans are complex.  These rules may include  limitations on contributions and restrictions on distributions,  including  additional  taxation of distributions and  additional  penalties.  The terms and  conditions  of the  tax-qualified  retirement  plan may  impose  other  limitations  and restrictions  that are in addition to the terms of the Annuity.  The  application  of these rules  depends on  individual  facts and circumstances.  Before  purchasing an Annuity for use in a qualified  plan, you should obtain  competent tax advice,  both as to the tax treatment and suitability of such an investment.  American  Skandia does not offer all of its annuities to all of these types of tax-qualified retirement plans.

Corporate  Pension and  Profit-sharing  Plans:  Annuities may be used to fund  employee  benefits of various  corporate  pension and profit-sharing  plans  established by corporate  employers  under Section 401(a) of the Code including  401(k) plans.  Contributions to such plans are not taxable to the employee until  distributions  are made from the retirement plan. The Code imposes  limitations on the amount that may be contributed  and the timing of  distributions.  The tax treatment of  distributions  is subject to special provisions of the Code, and also depends on the design of the specific  retirement plan.  There are also special  requirements as to participation, nondiscrimination, vesting and nonforfeitability of interests.

H.R. 10 Plans:  Annuities  may also be used to fund  benefits of retirement  plans  established  by  self-employed  individuals  for themselves and their  employees.  These are commonly  known as "H.R. 10 Plans" or "Keogh Plans".  These plans are subject to most of the same types of limitations and  requirements as retirement  plans  established by corporations.  However,  the exact  limitations and requirements may differ from those for corporate plans.

Tax Sheltered  Annuities:  Under Section 403(b) of the Code, a tax sheltered annuity ("TSA") is a contract into which  contributions may be  made  by  certain  qualifying  employers  such  as  public  schools  and  certain  charitable,  educational  and  scientific organizations  specified  in Section  501(c)(3)  for the  benefit of their  employees.  Such  contributions  are not  taxable to the employee  until  distributions  are made from the TSA.  The Code  imposes  limits on  contributions,  transfers  and  distributions.
Nondiscrimination requirements also apply.

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Under a TSA, you may be prohibited from taking  distributions  from the contract  attributable to  contributions  made pursuant to a salary reduction agreement unless the distribution is made:
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|X|      After the participating employee attains age 59 1/2;
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|X|      Upon separation from service, death or disability; or
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|X|      In the case of financial hardship (subject to restrictions).
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Section 457 Plans:  Under Section 457 of the Code,  deferred  compensation  plans  established by governmental and certain other tax exempt  employers  for their  employees  may invest in annuity  contracts.  The Code limits  contributions  and  distributions,  and imposes  eligibility  requirements as well.  Contributions  are not taxable to employees until  distributed from the plan.  However, plan assets  remain the  property of the  employer  and are subject to the claims of the  employer's  general  creditors  until such assets are made available to participants or their beneficiaries.

Individual  Retirement Programs or "IRAs":  Section 408 of the Code allows eligible individuals to maintain an individual retirement account or individual  retirement  annuity  ("IRA").  IRAs are subject to  limitations  on the amount that may be  contributed,  the contributions  that may be deducted  from  taxable  income,  the persons who may be eligible to  establish  an IRA and the time when distributions  must commence.  Further,  an Annuity may be established with  "roll-over"  distributions  from certain  tax-qualified retirement plans and maintain the tax-deferred status of these amounts.

Roth IRAs:  A form of IRA is also  available  called a "Roth  IRA".  Contributions  to a Roth IRA are not tax  deductible.  However, distributions  from a Roth IRA are free from  Federal  income taxes and are not subject to the 10% penalty tax if five (5) tax years have passed since the first  contribution  was made or any conversion from a traditional  IRA was made and the  distribution is made
                                                                                                       ---
(a) once the taxpayer is age 59 1/2or older,  (b) upon the death or disability of the taxpayer,  or (c) for qualified  first-time home buyer expenses,  subject to certain  limitations.  Distributions  from a Roth IRA that are not "qualified" as described above may be subject to Federal income and penalty taxes.

Purchasers  of IRAs and Roth  IRAs  will  receive a  special  disclosure  document,  which  describes  limitations  on  eligibility, contributions,  transferability  and  distributions.  It also  describes  the  conditions  under which  distributions  from IRAs and qualified plans may be rolled over or transferred into an IRA on a tax-deferred  basis and the conditions under which  distributions from traditional IRAs may be rolled over to, or the traditional IRA itself may be converted into, a Roth IRA.

SEP IRAs:  Eligible  employers  that meet  specified  criteria may  establish  Simplified  Employee  Pensions or SEP IRAs.  Employer
contributions  that may be made to employee SEP IRAs are larger than the amounts that may be  contributed  to other IRAs, and may be deductible to the employer.

HOW ARE DISTRIBUTIONS FROM QUALIFIED CONTRACTS TAXED?
Distributions  from  Qualified  Contracts are generally  taxed under  Section 72 of the Code.  Under these rules,  a portion of each distribution  may be excludable  from income.  The  excludable  amount is the proportion of a  distribution  representing  after-tax contributions.  Generally,  a 10% penalty tax applies to the taxable portion of a distribution from a Qualified  Contract made prior to age 59 1/2.  However, the 10% penalty tax does not apply when the distribution:
|X|      is part of a properly executed transfer to another IRA or another eligible qualified account;
|X|      is subsequent to the death or  disability  of the taxpayer (for this purpose  disability is as defined in Section  72(m)(7)
     of the Code);
|X|      is part of a series  of  substantially  equal  periodic  payments  to be paid not less  frequently  than  annually  for the taxpayer's life or life expectancy or for the joint lives or life expectancies of the taxpayer and a designated beneficiary;
|X|      is subsequent to a separation from service after the taxpayer attains age 55*;
|X|      does not exceed the employee's allowable deduction in that tax year for medical care*;
|X|      is made to an alternate payee pursuant to a qualified domestic relations order*; and
|X|      is made pursuant to an IRS levy.

The exceptions above which are followed by an asterisk (*) do not apply to IRAs.  Certain other exceptions may be available.

Minimum  Distributions  after age 70 1/2: A participant's  interest in a Qualified Contract must generally be distributed,  or begin to be distributed, by the "required beginning date".  This is April 1st of the calendar year following the later of:
|X|      the calendar year in which the individual attains age 70 1/2; or
|X|      the calendar  year in which the  individual  retires from service with the employer  sponsoring  the plan.  The  retirement option is not available to IRAs.

The IRS has released proposed  Treasury  regulations  containing new Minimum  Distribution  rules.  Under the new rules, the Minimum
Distribution  amount  will be lower  for the vast  majority  of  individuals.  The new  rules are  available,  at the  option of the individual,  for  Minimum  Distributions  required  in the year 2001.  For Minimum  Distributions  required in 2002 and beyond,  the individual must utilize the new Minimum Distribution rules.

Under existing  Minimum  Distribution  rules,  the  participant's  entire  interest must be distributed  beginning no later than the required  beginning date over a period which may not extend beyond a maximum of the life or life  expectancy of the  participant (or the life  expectancies  of the owner and a  designated  beneficiary).  Each  annual  distribution  must  equal or exceed a  "minimum distribution  amount" which is determined by dividing the account value by the applicable  life expectancy or pursuant to an annuity payout.  If the account  balance is used,  it generally is based upon the Account  Value as of the close of business on the last day of the previous calendar year.

If the  participant  dies before  reaching his or her  "required  beginning  date",  his or her entire  interest  must  generally be distributed  within five (5) years of death.  However,  this rule will be deemed satisfied if  distributions  begin before the close of the calendar year following death to a designated  beneficiary (or over a period not extending  beyond the life expectancy of the beneficiary).  If the Beneficiary is the individual's surviving spouse,  distributions may be delayed until the deceased owner would have  attained  age 701/2. A  surviving  spouse  would  also have the  option to assume the IRA as his or her own if he or she is the sole designated  beneficiary.  If a participant dies after reaching his or her required  beginning date or after  distributions have commenced,  the  individual's  interest must  generally be distributed  at least as rapidly as under the method of  distribution  in effect at the time of the individual's death.

If the amount  distributed is less than the minimum  required  distribution for the year, the participant is subject to a 50% tax on the amount that was not properly distributed.

Under the new Minimum  Distribution  rules, a uniform life expectancy table will be utilized by all participants except those with a spouse who is more than ten (10)  years  younger  than the  participant.  In that case,  the new rules  permit  the  participant  to utilize the actual life  expectancies of the  participant  and the spouse.  In addition,  the designated  beneficiary  under the new rules  is not  determined  until  December  31 of the year  following  the  year of the  participant's  death.  In most  cases,  the beneficiary  may be  changed  during  the  participant's  lifetime  with no  affect on the  Minimum  Distributions.  At  death,  the designated  Beneficiary  may take  Minimum  Distributions  over  his/her  life  expectancy  or in a lump sum.  In the  absence  of a designated beneficiary, the beneficiary may take a lump sum or distributions over five (5) years.

It is  important  to note that the new  Minimum  Distribution  rules may not apply to certain  qualified  retirement  plans (at this time), but currently generally apply to IRA's and 403(b)'s.

GENERAL TAX CONSIDERATIONS

Diversification:  Section  817(h) of the Code provides that a variable  annuity  contract,  in order to qualify as an annuity,  must have an "adequately  diversified"  segregated asset account (including  investments in a mutual fund by the segregated asset account of  insurance  companies).  If the  diversification  requirements  under the Code are not met and the  annuity is not  treated as an annuity,  the  taxpayer  will be subject to income tax on the annual gain in the  contract.  The Treasury  Department's  regulations prescribe the diversification  requirements for variable annuity contracts.  We believe the underlying mutual fund portfolios should comply with the terms of these regulations.

Transfers Between Investment  Options:  Transfers between investment  options are not subject to taxation.  The Treasury  Department may  promulgate  guidelines  under  which a variable  annuity  will not be treated as an annuity for tax  purposes  if persons  with ownership  rights have excessive  control over the  investments  underlying  such variable  annuity.  Such guidelines may or may not address the number of investment  options or the number of transfers  between  investment  options offered under a variable annuity.
It is not known whether such guidelines,  if in fact promulgated,  would have retroactive  effect. It is also not known what effect, if any, such guidelines may have on transfers  between the investment  options of the Annuity offered  pursuant to this  Prospectus.
We will take any action,  including  modifications to your Annuity or the  Sub-accounts,  required to comply with such guidelines if promulgated.

Federal  Income Tax  Withholding:  Section  3405 of the Code  provides  for  Federal  income  tax  withholding  on the  portion of a distribution  which is  includible  in the gross  income of the  recipient.  Amounts to be  withheld  depend  upon the nature of the distribution.  However,  under most  circumstances  a recipient  may elect not to have income  taxes  withheld or have income  taxes withheld at a different rate by filing a completed election form with us.

Certain  distributions,  known as  eligible  rollover  distributions,  from  Qualified  Contracts,  are  subject  to  automatic  20%
withholding for Federal income taxes. The following  distributions  are not eligible  rollover  distributions and not subject to 20%
withholding::
|X|      any portion of a distribution paid as Minimum Distributions;
|X|      direct transfers to the trustee of another retirement plan;
|X|      distributions from an individual retirement account or individual retirement annuity;
|X|      distributions  made as  substantially  equal periodic  payments for the life or life  expectancy of the  participant in the retirement plan or the life or life expectancy of such participant and his or her designated beneficiary under such plan;
|X|      distributions  that are part of a series of substantial  periodic  payments pursuant to Section 72(q) or 72(t) of the Code;
     and
|X|      certain other distributions where automatic 20% withholding may not apply.

Loans,  Assignments  and Pledges:  Any amount  received  directly or indirectly  as a loan from, or any  assignment or pledge of any portion of the value of, an annuity before annuity  payments have begun are treated as a distribution  subject to taxation under the distribution  rules set forth  above.  Any gain in an annuity on or after the  assignment  or pledge of an entire  annuity and while such  assignment  or pledge  remains  in effect is  treated as  "income  on the  contract"  in the year in which it is  earned.  For annuities not issued as Qualified  Contracts,  the cost basis of the annuity is increased by the amount of any  assignment or pledge includible  in gross  income.  The cost basis is not affected by any repayment of any loan for which the annuity is collateral or by payment of any interest thereon.

Gifts:  The gift of an annuity to someone  other than the spouse of the owner (or former  spouse  incident to a divorce) is treated, for income tax purposes, as a distribution.

Estate and Gift Tax  Considerations:  You should obtain  competent tax advice with respect to possible  federal and state estate and gift tax consequences flowing from the ownership and transfer of annuities.

Generation-Skipping  Transfers:  Under the Code  certain  taxes may be due when all or part of an  annuity is  transferred  to, or a death  benefit is paid to, an  individual  two or more  generations  younger than the  contract  holder.  These  generation-skipping transfers  generally  include those subject to federal  estate or gift tax rules.  There is an aggregate $1 million  exemption  from taxes for all such  transfers.  We may be required to determine  whether a  transaction  is a direct skip as defined in the Code and the amount of the  resulting  tax. We will  deduct from your  Annuity or from any  applicable  payment  treated as a direct skip any amount of tax we are required to pay.

Considerations  for Contingent  Annuitants:  There may be adverse tax consequences if a contingent  annuitant  succeeds an annuitant when the Annuity is owned by a trust that is neither tax exempt nor  qualifies  for preferred  treatment  under certain  sections of the Code.  In general,  the Code is designed  to prevent  indefinite  deferral  of tax.  Continuing  the benefit of tax  deferral by naming one or more contingent  annuitants  when the Annuity is owned by a  non-qualified  trust might be deemed an attempt to extend the tax deferral for an indefinite  period.  Therefore,  adverse tax treatment may depend on the terms of the trust, who is named as contingent  annuitant,  as well as the  particular  facts and  circumstances.  You should  consult your tax advisor  before naming a contingent annuitant if you expect to use an Annuity in such a fashion.

GENERAL INFORMATION

HOW WILL I RECEIVE STATEMENTS AND REPORTS?
We send any  statements  and reports  required by applicable  law or  regulation  to you at your last known  address of record.  You should  therefore give us prompt notice of any address change.  We reserve the right, to the extent  permitted by law and subject to your prior  consent,  to provide  any  prospectus,  prospectus  supplements,  confirmations,  statements  and  reports  required  by applicable law or regulation to you through our Internet Website at  http://www.americanskandia.com  or any other electronic  means, including  diskettes or CD ROMs. We send a confirmation  statement to you each time a transaction  is made affecting  Account Value, such as making additional Purchase Payments,  transfers,  exchanges or withdrawals.  We also send quarterly statements detailing the activity  affecting your Annuity during the calendar quarter.  You may request  additional  reports.  We reserve the right to charge up to $50 for each such additional  report.  Instead of immediately  confirming  transactions made pursuant to some type of periodic transfer  program (such as a dollar cost averaging  program) or a periodic  Purchase  Payment  program,  such as a salary  reduction arrangement,  we may confirm such  transactions  in quarterly  statements.  You should review the  information  in these  statements carefully.

All errors or  corrections  must be reported to us at our Office as soon as possible to assure  proper  accounting  to your Annuity.
For transactions  that are confirmed  immediately,  we assume all transactions are accurate unless you notify us otherwise within 10 days from the date you receive the  confirmation.  For transactions  that are only confirmed on the quarterly  statement,  we assume all  transactions  are  accurate  unless  you  notify us  within 10 days from the date you  receive  the  quarterly  statement.  All transactions  confirmed  immediately or by quarterly  statement are deemed  conclusive  after the applicable  10-day period.  We may also send an annual report and a semi-annual  report  containing  applicable  financial  statements,  as of December 31 and June 30, respectively,  to Owners or, with your prior consent, make such documents available  electronically  through our Internet Website or other electronic means.

WHO IS AMERICAN SKANDIA?
American Skandia Life Assurance  Corporation  ("American  Skandia") is a stock life insurance  company domiciled in Connecticut with licenses in all 50 states and the District of Columbia.  American  Skandia is a wholly-owned  subsidiary of American  Skandia,  Inc.
formerly known as American  Skandia  Investment  Holding  Corporation,  whose ultimate parent is Skandia  Insurance  Company Ltd., a
Swedish  company.  American  Skandia  markets its  products to  broker-dealers  and  financial  planners  through an internal  field marketing staff. In addition,  American Skandia markets through and in conjunction  with financial  institutions  such as banks that are permitted directly, or through affiliates, to sell annuities.

American Skandia is in the business of issuing variable annuity and variable life insurance  contracts.  American Skandia  currently offers the following  products:  (a) flexible  premium  deferred  annuities and single  premium fixed  deferred  annuities  that are registered  with the SEC; (b) certain  other fixed  deferred  annuities  that are not  registered  with the SEC;  (c) certain  group variable  annuities  that are exempt from  registration  with the SEC that serve as funding  vehicles for various types of qualified pension and profit sharing plans;  (d) a single premium  variable life insurance  policy that is registered  with the SEC; and (e) a flexible premium life insurance policy that is registered with the SEC.

WHAT ARE SEPARATE ACCOUNTS?
The assets  supporting  our  obligations  under the Annuities may be held in various  accounts,  depending on the  obligation  being supported.  In the accumulation  period,  assets supporting Account Values are held in separate accounts  established under the laws of the State of  Connecticut.  We are the legal owner of assets in the separate  accounts.  In the payout phase,  assets  supporting fixed annuity  payments and any adjustable  annuity payments we make available are held in our general  account.  Income,  gains and losses from assets  allocated to these  separate  accounts are credited to or charged  against each such  separate  account  without regard to other  income,  gains or losses of American  Skandia or of any other of our  separate  accounts.  These assets may only be charged with liabilities  which arise from the annuity contracts issued by American Skandia Life Assurance  Corporation.  The amount of our obligation in relation to  allocations  to the  Sub-accounts  is based on the  investment  performance of such  Sub-accounts.
However, the obligations themselves are our general corporate obligations.

Separate Account B
During the accumulation  period, the assets supporting  obligations based on allocations to the variable investment options are held in Class 2 Sub-accounts of American Skandia Life Assurance  Corporation  Variable  Account B, also referred to as "Separate  Account
B". Separate  Account B consists of multiple  Sub-accounts.  The name of each Sub-account  generally  corresponds to the name of the underlying  Portfolio.  The names of each Sub-account are shown in the Statement of Additional  Information.  Separate Account B was
established by us pursuant to Connecticut  law.  Separate  Account B also holds assets of other  annuities  issued by us with values and benefits that vary according to the investment  performance of Separate  Account B. The  Sub-accounts  offered  pursuant to this
Prospectus are all Class 2 Sub-accounts  of Separate  Account B. Each class of  Sub-accounts  in Separate  Account B has a different level of charges  assessed  against such  Sub-accounts.  From November 16, 1993, the date the Class 2  Sub-accounts  of the Separate
Account commenced  operations,  until June 30, 1994 the annualized expenses charged against the Class 2 Sub-accounts  totaled 1.90%.
This included  1.00% as an investment  allocation  services  charge and 0.90% for the  combination of mortality and expense risk, as well as  administration  charges  (we refer to this as the  "Insurance  Charge").  Starting  on July 1, 1994,  the 1.00%  investment allocation  services charge was no longer assessed against the  Sub-accounts,  so that the total  annualized  charges were 0.90%. As of May 1, 1998 the total  annualized  charges  were  further  reduced to 0.65%.  You will find  additional  information  about these underlying mutual funds and portfolios in the prospectuses for such funds.

Separate  Account B is  registered  with the SEC under the  Investment  Company  Act of 1940  ("Investment  Company  Act") as a unit investment  trust,  which is a type of  investment  company.  This does not involve  any  supervision  by the SEC of the  investment policies,  management  or  practices of Separate  Account B. Each  Sub-account  invests only in a single  mutual fund or mutual fund portfolio.

We reserve the right to make  changes to the  Sub-accounts  available  under the Annuity as we determine  appropriate.  We may offer new  Sub-accounts,  eliminate  Sub-accounts,  or combine  Sub-accounts  at our sole  discretion.  We may also close  Sub-accounts to additional  Purchase  Payments on existing Annuity  contracts or close  Sub-accounts  for Annuities  purchased on or after specified dates.  We may also substitute an underlying  mutual fund or portfolio of an underlying  mutual fund for another  underlying  mutual fund or  portfolio  of an  underlying  mutual fund,  subject to our receipt of any  exemptive  relief that we are required to obtain under the  Investment  Company  Act of 1940.  We will  notify  Owners of changes  we make to the  Sub-accounts  available  under the
Annuity.

Values and benefits based on  allocations to the  Sub-accounts  will vary with the investment  performance of the underlying  mutual funds or fund  portfolios,  as  applicable.  We do not  guarantee  the  investment  results of any  Sub-account.  Your Account Value allocated to the Sub-accounts may increase or decrease.  You bear the entire investment risk.

Separate Account D
During the  accumulation  period,  assets  supporting our obligations  based on Fixed  Allocations are held in American Skandia Life
Assurance  Corporation  Separate  Account  D, also  referred  to as  Separate  Account  D. Such  obligations  are based on the fixed interest  rates we credit to Fixed  Allocations  and the terms of the Annuities.  These  obligations do not depend on the investment performance of the assets in Separate Account D.  Separate Account D was established by us pursuant to Connecticut law.

There are no units in Separate  Account D. The Fixed  Allocations  are  guaranteed  by our  general  account.  An Annuity  Owner who allocates a portion of their Account  Value to Separate  Account D does not  participate  in the  investment  gain or loss on assets maintained  in  Separate  Account  D. Such gain or loss  accrues  solely to us. We retain  the risk that the value of the  assets in
Separate  Account D may drop below the reserves and other  liabilities we must maintain.  Should the value of the assets in Separate
Account D drop below the reserve and other  liabilities we must maintain in relation to the annuities  supported by such assets,  we will transfer  assets from our general  account to Separate  Account D to make up the  difference.  We have the right to transfer to our  general  account any assets of Separate  Account D in excess of such  reserves  and other  liabilities.  We maintain  assets in
Separate Account D supporting a number of annuities we offer.

We have sole discretion over the investment  managers  retained to manage the assets  maintained in Separate Account D. Each manager we employ is  responsible  for  investment  management of a different  portion of Separate  Account D. From time to time  additional investment  managers  may be employed or  investment  managers may cease being  employed.  We are under no  obligation  to employ or continue to employ any investment manager(s).

We are not obligated to invest  according to specific  guidelines or strategies  except as may be required by Connecticut  and other state insurance laws.

WHAT IS THE LEGAL STRUCTURE OF THE UNDERLYING FUNDS?
Each underlying  mutual fund is registered as an open-end  management  investment  company under the Investment  Company Act. Shares of the underlying  mutual fund portfolios are sold to separate  accounts of life insurance  companies  offering variable annuity and variable life insurance products.  The shares may also be sold directly to qualified pension and retirement plans.

Voting Rights
We are the legal owner of the shares of the underlying  mutual funds in which the  Sub-accounts  invest.  However,  under SEC rules, you have voting  rights in relation  to Account  Value  maintained  in the  Sub-accounts.  If an  underlying  mutual fund  portfolio requests a vote of  shareholders,  we will vote our shares in the manner  directed by Owners with  Account  Value  allocated to that
Sub-account.  Owners have the right to vote an amount equal to the number of shares  attributable to their  contracts.  If we do not receive  voting  instructions  in relation to certain  shares,  we will vote those shares in the same manner and  proportion  as the shares for which we have  received  instructions.  We will furnish  those Owners who have Account  Value  allocated to a Sub-account whose  underlying  mutual  fund  portfolio  has  requested  a  "proxy"  vote  with the  necessary  forms to  provide  us with  their instructions.  Generally,  you will be asked to  provide  instructions  for us to vote on matters  such as changes in a  fundamental investment  strategy,  adoption of a new  investment  advisory  agreement,  or matters  relating to the structure of the  underlying mutual fund that require a vote of shareholders.

American  Skandia  Trust (the  "Trust") has obtained an  exemption  from the  Securities  and Exchange  Commission  that permits its investment adviser,  American Skandia Investment Services,  Incorporated ("ASISI"),  subject to approval by the Board of Trustees of the Trust, to change  sub-advisors  for a Portfolio and to enter into new sub-advisory  agreements,  without  obtaining  shareholder approval of the changes.  This exemption (which is similar to exemptions  granted to other  investment  companies that are organized in a similar manner as the Trust) is intended to facilitate the efficient  supervision  and management of the  sub-advisors by ASISI and the  Trustees.  The Trust is  required,  under the terms of the  exemption,  to  provide  certain  information  to  shareholders following these types of changes.

Material Conflicts
It is possible that  differences  may occur between  companies  that offer shares of an  underlying  mutual fund  portfolio to their respective  separate  accounts  issuing  variable  annuities  and/or  variable life insurance  products.  Differences may also occur surrounding the offering of an underlying  mutual fund portfolio to variable life insurance  policies and variable annuity contracts that we offer.  Under certain  circumstances,  these  differences could be considered  "material  conflicts," in which case we would take  necessary  action to protect  persons with voting rights under our variable  annuity  contracts  and variable  life  insurance policies  against  persons  with  voting  rights  under other  insurance  companies'  variable  insurance  products.  If a "material conflict" were to arise between owners of variable  annuity  contracts and variable life  insurance  policies  issued by us we would take  necessary  action to treat such  persons  equitably  in  resolving  the  conflict.  "Material  conflicts"  could  arise due to differences  in voting  instructions  between  owners of variable  life  insurance  and  variable  annuity  contracts of the same or different companies.  We monitor any potential conflicts that may exist.

Service Fees Payable by Underlying Funds
American  Skandia or our  affiliates  have  entered  into  agreements  with the  investment  adviser or  distributor  of many of the underlying  Portfolios.  Under the terms of these agreements,  American Skandia provides  administrative and support services to the
Portfolios for which a fee is paid that is generally based on a percentage of the average assets  allocated to the Portfolios  under the Annuity.  Any fees payable  will be  consistent  with the services  rendered or the  expected  cost savings  resulting  from the arrangement.  These agreements may be different for each underlying mutual fund whose portfolios are offered as Sub-accounts.

WHO DISTRIBUTES ANNUITIES OFFERED BY AMERICAN SKANDIA?
American Skandia  Marketing,  Incorporated  ("ASM"),  a wholly-owned  subsidiary of American  Skandia,  Inc., is the distributor and principal  underwriter of the securities  offered  through this  prospectus.  ASM acts as the distributor of a number of annuity and life  insurance  products we offer and both American  Skandia Trust and American  Skandia  Advisor  Funds,  Inc., a family of retail mutual  funds.  ASM also acts as an  introducing  broker-dealer  through  which it receives a portion of  brokerage  commissions  in connection  with  purchases  and sales of securities  held by  portfolios of American  Skandia Trust which are offered as underlying investment options under the Annuity.

ASM's principal business address is One Corporate Drive,  Shelton,  Connecticut 06484. ASM is registered as broker-dealer  under the
Securities Exchange Act of 1934 ("Exchange Act") and is a member of the National Association of Securities Dealers, Inc. ("NASD").

The Annuity is offered on a continuous  basis.  ASM enters into  distribution  agreements with  independent  broker-dealers  who are registered  under the Exchange Act and with entities that may offer the Annuity but are exempt from  registration.  Applications for the Annuity are solicited by registered  representatives of those firms. Such  representatives  will also be our appointed insurance agents under state insurance law.  In addition, ASM may offer the Annuity directly to potential purchasers.

Concessions  may be paid based on Account  Value.  The maximum  concession to be paid in connection  with the sale is 0.30% per year of the  Account  Value.  We may also  provide  compensation  for  providing  ongoing  service  to you in  relation  to the  Annuity.
Concessions  and other  compensation  paid in  relation  to the  Annuity  do not  result in any  additional  charge to you or to the
Separate Account.

In addition,  firms may receive  separate  compensation  or  reimbursement  for,  among other things,  training of sales  personnel, marketing or other services they provide to us or our affiliates.  We or ASM may enter into  compensation  arrangements with certain firms.  These  arrangements  will not be offered to all firms and the terms of such  arrangements may differ between firms. Any such compensation  will be paid by us or ASM and will not result in any additional  charge to you. To the extent  permitted by NASD rules and other  applicable laws and  regulations,  ASM may pay or allow other  promotional  incentives or payments in the form of cash or other compensation.

Advertising:  We may  advertise  certain  information  regarding  the  performance  of the  investment  options.  Details  on how we calculate  performance for the  Sub-accounts  are found in the Statement of Additional  Information.  This  information may help you review the  performance of the investment  options and provide a basis for comparison  with other  annuities.  It may be less useful when comparing the  performance of the investment  options with other savings or investment  vehicles.  Such other  investments  may not provide  some of the benefits of  annuities,  or may not be designed  for  long-term  investment  purposes.  Additionally  other savings or investment vehicles may not be receive the beneficial tax treatment given to annuities under the Code.

We may advertise the  performance  of the  underlying  mutual fund  portfolios in the form of "Standard"  and  "Non-standard"  Total
Returns.  "Standard  Total Return"  figures assume that all charges and fees are  applicable.  "Non-standard  Total Return"  figures may be used  that do not  reflect  all  fees  and  charges.  Non-standard  Total  Returns  are  calculated  in the  same  manner  as standardized  returns.  Standard and  Non-standard  Total  Returns  will not reflect  charges  that apply to either  Optional  Death
Benefit.  Non-standard Total Returns must be accompanied by Standard Total Returns.

Performance  information on the Sub-accounts is based on past performance only and is not an indication or  representation of future performance.  Performance of the Sub-accounts is not fixed.  Actual  performance  will depend on the type,  quality and, for some of the  Sub-accounts,  the maturities of the investments held by the underlying  mutual funds or portfolios and upon prevailing  market conditions and the response of the underlying  mutual funds to such  conditions.  Actual  performance will also depend on changes in the expenses of the underlying  mutual funds or portfolios.  Such changes are reflected,  in turn, in the Sub-accounts  which invest in such underlying  mutual fund or portfolio.  In addition,  the amount of charges  assessed  against each  Sub-account  will affect performance.

Some of the  underlying  mutual  fund  portfolios  existed  prior to the  inception  of these  Sub-accounts.  Performance  quoted in advertising  regarding such  Sub-accounts may indicate periods during which the Sub-accounts have been in existence but prior to the initial  offering of the Annuities,  or periods during which the underlying  mutual fund portfolios have been in existence,  but the
Sub-accounts have not. Such  hypothetical  historical  performance is calculated using the same assumptions  employed in calculating actual  performance  since  inception  of the  Sub-accounts.  Hypothetical  historical  performance  of the  underlying  mutual fund portfolios prior to the existence of the Sub-accounts may only be presented as Non-Standard Total Returns.

The information we may advertise  regarding the Fixed  Allocations  may include the then current  interest rates we are crediting to new Fixed  Allocations.  Information  on  current  rates  will be as of the date  specified  in such  advertisement.  Rates  will be included in  advertisements  to the extent  permitted by law. Given that the actual rates  applicable to any Fixed Allocation are as of the date of any such Fixed  Allocation's  Guarantee  Period begins,  the rate credited to a Fixed  Allocation may be more or less than those quoted in an advertisement.

Advertisements  we distribute may also compare the  performance of our  Sub-accounts  with: (a) certain  unmanaged  market  indices, including but not limited to the Dow Jones Industrial  Average,  the Standard & Poor's 500, the NASDAQ 100, the Shearson Lehman Bond
Index,  the Frank Russell  non-U.S.  Universal Mean, the Morgan Stanley  Capital  International  Index of Europe,  Asia and Far East
Funds, and the Morgan Stanley Capital  International World Index; and/or (b) other management  investment  companies with investment objectives  similar to the mutual fund or portfolio  underlying the  Sub-accounts  being compared.  This may include the performance ranking assigned by various publications,  including but not limited to the Wall Street Journal,  Forbes,  Fortune, Money, Barron's,
Business Week, USA Today and  statistical  services,  including but not limited to Lipper  Analytical  Services Mutual Funds Survey,
Lipper Annuity and Closed End Survey,  the Variable  Annuity Research Data Survey,  SEI, the Morningstar  Mutual Fund Sourcebook and
the Morningstar Variable Annuity/Life Sourcebook.

American Skandia Life Assurance  Corporation may advertise its rankings and/or ratings by independent  financial  ratings  services.
Such rankings may help you in evaluating  our ability to meet our  obligations in relation to Fixed  Allocations,  pay minimum death benefits,  pay annuity  payments or administer  Annuities.  Such rankings and ratings do not reflect or relate to the performance of
Separate Account B.

AVAILABLE INFORMATION
A Statement of  Additional  Information  is available  from us without  charge upon your  request.  This  Prospectus  is part of the registration  statement we filed with the SEC regarding this offering.  Additional  information on us and this offering is available in those  registration  statements and the exhibits  thereto.  You may obtain copies of these materials at the prescribed rates from the SEC's Public Reference  Section,  450 Fifth Street N.W.,  Washington,  D.C., 20549. You may inspect and copy those  registration statements  and  exhibits  thereto at the SEC's  public  reference  facilities  at the above  address,  Room 1024,  and at the SEC's
Regional  Offices,  7 World Trade Center,  New York, NY, and the Everett  McKinley  Dirksen  Building,  219 South  Dearborn  Street,
Chicago,  IL. These  documents,  as well as documents  incorporated  by reference,  may also be obtained  through the SEC's Internet
Website  (http://www.sec.gov)  for this registration  statement as well as for other registrants that file  electronically  with the
SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
To the extent and only to the extent that any statement in a document  incorporated  by reference  into this  Prospectus is modified or  superseded  by a statement in this  Prospectus  or in a  later-filed  document,  such  statement is hereby deemed so modified or superseded and not part of this  Prospectus.  The Annual Report on Form 10-K for the year ended December 31, 2000  previously  filed by the Company with the SEC under the Exchange Act is incorporated by reference in this Prospectus.

We will furnish you without charge a copy of any or all of the documents  incorporated  by reference in this  Prospectus,  including any exhibits to such documents which have been  specifically  incorporated by reference.  We will do so upon receipt of your written or oral request.

HOW TO CONTACT US
You can contact us by:
|X|      calling our Customer  Service Team at  1-800-752-6342  or our automated  telephone  access and response  system  (STARS) at
       1-800-766-4530
|X|      writing to us at American Skandia Life Assurance  Corporation,  Attention:  Customer  Service,  P.O. Box 7038,  Bridgeport,
       Connecticut 06601-7038
|X|      sending an email to customerservice@americanskandia.com or visiting our Internet Website at www.americanskandia.com
|X|      accessing information about your Annuity through our Internet Website at www.americanskandia.com

You  can  obtain   account   information   through  our   automated   telephone   access  and   response   system   (STARS)  and  at
www.americanskandia.com,  our Internet  Website.  Our Customer Service  representatives  are also available during business hours to provide you with  information  about your  account.  You can request  certain  transactions  through our  telephone  voice  response system,  our  Internet  Website or through a customer  service  representative.  You can provide  authorization  for a third  party, including  your  attorney-in-fact  acting  pursuant  to a power of  attorney or a  financial  professional,  to access your  account information  and perform  certain  transactions  on your account.  You will need to complete a form provided by us which  identifies those  transactions  that you wish to authorize via telephonic and electronic  means and whether you wish to authorize a third party to perform any such  transactions.  We require that you or your  representative  provide  proper  identification  before  performing transactions  over the  telephone  or through our Internet  Website.  This may include a Personal  Identification  Number (PIN) that will be provided to you upon issue of your Annuity or you may  establish or change your PIN through our automated  telephone  access and response  system (STARS) and at  www.americanskandia.com,  our Internet  Website.  Any third party that you authorize to perform financial transactions on your account will be assigned a PIN for your account.

Transactions  requested  via  telephone are recorded.  To the extent  permitted by law, we will not be  responsible  for any claims, loss,  liability or expense in connection with a transaction  requested by telephone or other  electronic  means if we acted on such transaction  instructions  after following  reasonable  procedures to identify those persons  authorized to perform  transactions on your  Annuity  using  verification  methods  which may  include a request  for your  Social  Security  number,  PIN or other form of electronic  identification.  We may be liable for losses due to  unauthorized  or fraudulent  instructions if we did not follow such procedures.

American  Skandia does not guarantee access to telephonic and electronic  information or that we will be able to accept  transaction instructions  via the  telephone  or  electronic  means at all times.  American  Skandia  reserves  the right to limit,  restrict or terminate telephonic and electronic transaction privileges at any time.

INDEMNIFICATION
Insofar as  indemnification  for  liabilities  arising under the Securities Act of 1933 (the  "Securities  Act") may be permitted to directors,  officers or persons  controlling the registrant pursuant to the foregoing  provisions,  the registrant has been informed that in the opinion of the SEC such  indemnification  is against  public policy as expressed in the  Securities Act and is therefore unenforceable.

LEGAL PROCEEDINGS
As of the date of this  Prospectus,  neither we nor ASM were involved in any litigation  outside of the ordinary course of business, and know of no material claims.

EXECUTIVE OFFICERS AND DIRECTORS
Our executive officers,  directors and certain significant  employees,  their ages, positions with us and principal  occupations are indicated  below.  The  immediately  preceding  work  experience  is provided for officers  that have not been  employed by us or an affiliate for at least five years as of the date of this Prospectus.

Name/                                                         Position with American Skandia
Age                                                           Life Assurance Corporation                        Principal Occupation
---                                                           --------------------------                        --------------------

Patricia J. Abram                                             Senior Vice President                           Senior Vice President:
49                                                            and Director (since September, 2000)                 American Skandia
                                                                                                             Marketing, Incorporated

Ms.  Abram joined us in 1998.  She  previously  held the  position of Senior Vice  President,  Chief  Marketing  Officer with Mutual
Service Corporation.  Ms. Abram was employed there since 1982.

Lori Allen                                                    Vice President                                         Vice President:
31                                                                                                                 American Skandia
                                                                                                             Marketing, Incorporated

Robert M. Arena                                               Vice President                                         Vice President:
32                                                                                                             American Skandia Life
                                                                                                               Assurance Corporation

Gordon C. Boronow                                             Deputy Chief Executive Officer         Deputy Chief Executive Officer:
48                                                            and Director (since July, 1991)                  American Skandia Life
                                                                                                               Assurance Corporation

Robert W. Brinkman                                            Senior Vice President                           Senior Vice President:
36                                                                                                                  American Skandia
                                                                                                             Marketing, Incorporated

Malcolm M. Campbell                                           Director (since July, 1991)                 Director of Operations and
45                                                                                                     Chief Actuary, Assurance and
                                                                                                        Financial Services Division:
                                                                                                      Skandia Insurance Company Ltd.

Carl Cavaliere                                                Vice President                                         Vice President:
38                                                                                                             American Skandia Life
                                                                                                               Assurance Corporation

Mr. Cavaliere joined us in 1998.  He previously held the position of Director of Operations with Aetna, Inc. since 1989.

Y.K. Chan                                                     Senior Vice President                            Senior Vice President
43                                                            and Director (since September, 2000)    and Chief Information Officer:
                                                                                                        American Skandia Information
                                                                                                 Services and Technology Corporation

Mr. Chan joined us in 1999. He  previously  held the position of Chief  Information  Officer with E.M.  Warburg  Pincus from January
1995 until April 1999 and the position of Vice President,  Client Server  Application  Development  with Scudder,  Stevens and Clark from January 1991 until January 1995.

Lucinda C. Ciccarello                                         Vice President                                         Vice President:
42                                                                                                                 American Skandia
                                                                                                             Marketing, Incorporated

Ms.  Ciccarello  joined us in 1997.  She  previously  held the position of Assistant Vice President with Phoenix Duff & Phelps since
1984.

Lincoln R. Collins                                            Senior Vice President                           Senior Vice President:
40                                                            Director (since February, 1996)                  American Skandia Life
                                                                                                               Assurance Corporation

Tim Cronin                                                    Vice President                                         Vice President:
35                                                                                                             American Skandia Life
                                                                                                               Assurance Corporation

Mr. Cronin joined us in 1998.  He previously  held the position of  Manager/Client  Investor with Columbia  Circle  Investors  since
1995.

Harold Darak                                                  Vice President                                         Vice President:
40                                                                                                             American Skandia Life
                                                                                                               Assurance Corporation

Mr. Darak joined us in 1999.  He  previously  held the position of  Consultant/Senior  Manager with Deloitte & Touche since 1998 and the positions of Second Vice President with The Guardian since 1996 and The Travelers from October, 1982 until December, 1995.

Wade A. Dokken                                                President and Chief Executive Officer                    President and
41                                                            and Chairman of the Board                     Chief Executive Officer:
                                                                                                              American Skandia, Inc.

Elaine C. Forsyth                                             Vice President                                         Vice President:
39                                                                                                             American Skandia Life
                                                                                                               Assurance Corporation

Larisa Gromyko                                                Director, Insurance Compliance         Director, Insurance Compliance:
54                                                                                                             American Skandia Life
                                                                                                               Assurance Corporation

Maureen Gulick                                                Director, Business Operations           Director, Business Operations:
38                                                                                                             American Skandia Life
                                                                                                               Assurance Corporation

Ian Kennedy                                                   Senior Vice President                           Senior Vice President:
53                                                            and Director (since September, 2000)                  American Skandia
                                                                                                             Marketing, Incorporated

Mr. Ian Kennedy  joined us in 1998. He previously was  self-employed  since 1996 and held the position of Vice  President,  Customer
Service with SunLife of Canada from September, 1968 to August, 1995.

N. David Kuperstock                                           Vice President                                         Vice President:
49                                                                                                             American Skandia Life
                                                                                                               Assurance Corporation

Robert K. Leach                                               Vice President and                                     Vice President,
46                                                            Chief Actuary                                           Chief Actuary:
                                                                                                               American Skandia Life
                                                                                                               Assurance Corporation

Mr. Robert K. Leach joined us in 2000.  He  previously  was employed in the U.S.  Retirement  Products and Services  Division of Sun
Life of Canada and held the position of Vice President, Finance and Product.

Thomas M. Mazzaferro                                          Executive Vice President and              Executive Vice President and
48                                                            Chief Financial Officer,                      Chief Financial Officer:
                                                              Director (since September, 1994)                 American Skandia Life
                                                                                                               Assurance Corporation

Gunnar J. Moberg                                              Director (since October, 1994)         Director - Marketing and Sales,
46                                                                                                          Assurances and Financial
                                                                                                                  Services Division:
                                                                                                      Skandia Insurance Company Ltd.

David R. Monroe                                               Senior Vice President,                          Senior Vice President,
39                                                            Treasurer and                                            Treasurer and
                                                              Corporate Controller                             Corporate Controller:
                                                                                                               American Skandia Life
                                                                                                               Assurance Corporation

Michael A. Murray                                             Senior Vice President                           Senior Vice President:
32                                                                                                                  American Skandia
                                                                                                             Marketing, Incorporated

Polly Rae                                                     Vice President                                         Vice President:
38                                                                                                             American Skandia Life
                                                                                                               Assurance Corporation

Rebecca Ray                                                   Vice President                                  Senior Vice President:
45                                                                                                                  American Skandia
                                                                                                             Marketing, Incorporated

Ms. Ray joined us in 1999.  She  previously  held the position of First Vice President  with  Prudential  Securities  since 1997 and
Vice President with Merrill Lynch since 1995.

Rodney D. Runestad                                            Vice President                                         Vice President:
51                                                                                                             American Skandia Life
                                                                                                               Assurance Corporation

Hayward L. Sawyer                                             Senior Vice President                           Senior Vice President:
56                                                                                                                 American Skandia
                                                                                                             Marketing, Incorporated

Lisa Shambelan                                                Vice President                                         Vice President:
35                                                                                                             American Skandia Life
                                                                                                               Assurance Corporation

Karen Stockla                                                 Vice President                                         Vice President:
34                                                                                                             American Skandia Life
                                                                                                               Assurance Corporation

Ms.  Stockla  joined us in 1998.  She  previously  held the position of Manager,  Application  Development  with Citizens  Utilities
Company since 1996 and HRIS Tech Support Representative with Yale New Haven Hospital since 1993.

William H. Strong                                             Vice President                                         Vice President:
57                                                                                                             American Skandia Life
                                                                                                               Assurance Corporation

Mr. Strong joined us in 1997. He previously  held the position of Vice President with American  Financial  Systems from June 1994 to
October 1997 and the position of Actuary with Connecticut Mutual Life from June 1965 to June 1994.

Guy Sullivan                                                  Vice President                                         Vice President:
40                                                                                                             American Skandia Life
                                                                                                               Assurance Corporation

Mr.  Sullivan  joined us in 2000. He previously  held the positions of Managing  Director,  Wholesale  Distribution  with  Allmerica
Financial Services since 1999 and Managing Director and Member of the Executive Committee with Putnam Investments since 1995.

Leslie S. Sutherland                                          Vice President                                         Vice President:
47                                                                                                                  American Skandia
                                                                                                             Marketing, Incorporated

Amanda C. Sutyak                                              Vice President                                         Vice President:
43                                                            Director (since July, 1991)                      American Skandia Life
                                                                                                               Assurance Corporation

Christian W. Thwaites                                         Senior Vice President                           Senior Vice President:
43                                                            and Director (since September, 2000)                  American Skandia
                                                                                                             Marketing, Incorporated

Mary Toumpas                                                  Vice President                                      Vice President and
49                                                                                                              Compliance Director:
                                                                                                                    American Skandia
                                                                                                             Marketing, Incorporated

Ms.  Toumpas joined us in 1997. She  previously  held the position of Assistant  Vice  President  with Chubb  Life/Chubb  Securities since 1973.

Bayard F. Tracy                                               Senior Vice President and                       Senior Vice President:
53                                                            Director (since September, 1994)                      American Skandia
                                                                                                             Marketing, Incorporated

Deborah G. Ullman                                             Senior Vice President                           Senior Vice President:
46                                                            and Director (since September, 2000)             American Skandia Life
                                                                                                               Assurance Corporation

Ms. Ullman joined us in 1998.  She previously held the position of Vice President with Aetna, Inc. since 1977.

Jeffrey M. Ulness                                             Vice President                                         Vice President:
40                                                                                                             American Skandia Life
                                                                                                               Assurance Corporation

Kirk Wickman                                                  General Counsel                                       General Counsel:
44                                                                                                             American Skandia Life
                                                                                                               Assurance Corporation

Mr. Wickman joined us in 2001. He previously  held the position of Senior Vice  President and General  Counsel with Aetna  Financial
Services since 1992.

Brett M. Winson                                               Senior Vice President and                       Senior Vice President:
45                                                            Director (since March 2000)                     American Skandia, Inc.

Mr. Winson joined us in 1998.  He previously held the position of Senior Vice President with Sakura Bank, Ltd. since 1990.

58

CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION
The following are the contents of the Statement of Additional Information:

General Information about American Skandia
|X|      American Skandia Life Assurance Corporation
|X|      American Skandia Life Assurance Corporation Variable Account B (Class 2 Sub-accounts)
|X|      American Skandia Life Assurance Corporation Separate Account D

Principal Underwriter/Distributor - American Skandia Marketing, Incorporated

How Performance Data is Calculated
|X|      Current and Effective Yield
|X|      Total Return

How the Unit Price is Determined

Additional Information on Fixed Allocations
|X|      How We Calculate the Market Value Adjustment

General Information
|X|      Voting Rights
|X|      Modification
|X|      Deferral of Transactions
|X|      Misstatement of Age or Sex
|X|      Ending the Offer

Independent Auditors

Legal Experts

Financial Statements
|X|      Appendix A - American Skandia Life Assurance Corporation Variable Account B (Class 2 Sub-accounts)

                                     APPENDIX A - FINANCIAL INFORMATION ABOUT AMERICAN SKANDIA

SELECTED FINANCIAL DATA

The following table summarizes information with respect to the operations of the Company:

(in thousands)                                                            For the Year Ended December 31,
                                                         2000           1999           1998            1997           1996
                                                         ----           ----           ----            ----           ----
STATEMENT OF OPERATIONS DATA
----------------------------

Revenues:
Annuity and life insurance charges and fees*         $424,578        $289,989         $186,211       $121,158        $69,780

Fee income
                                                     130,610           83,243           50,839         27,593         16,420
Net investment income
                                                      11,656           10,441           11,130          8,181          1,586
Premium income and other revenues
                                                       4,778            3,688            1,360          1,082            265
                                                       -----            -----            -----          -----            ---

Total revenues                                     $ 571,622        $ 387,361        $ 249,540       $ 158,014      $ 88,051
                                                      ======        =========          =======        =========    ============

Benefits and Expenses:
Annuity and life insurance benefits                   $  751            $ 612            $ 558        $  2,033        $  613

Change in annuity and life insurance                  45,018            3,078            1,053              37           635
   policy reserves

Cost of minimum death benefit reinsurance                  -            2,945            5,144           4,545         2,867

Return credited to contractowners
                                                       9,046           (1,639)          (8,930)         (2,018)          673
Underwriting, acquisition and other insurance
   expenses
                                                     335,213          206,350          167,790          90,496        49,887

Interest expense                                      85,998           69,502           41,004          24,895        10,791
                                                     ---------     ---------       ---------      ---------       ------------

Total benefits and expenses                        $ 476,026    $     280,848    $     206,619   $     119,988   $    65,466
                                                     ======        =============   =============  =============   ===========

Income tax expense (benefit)                       $  30,779    $      30,344    $       8,154   $      10,478   $    (4,038)
                                                     ========      ==============  ==========     ==============  =

Net income                                         $  64,817    $      76,169    $      34,767   $      27,548   $    26,623
                                                     ========      ========        ========       ==============  ===========

STATEMENT OF FINANCIAL CONDITION DATA
-------------------------------------

Total Assets                                         $31,702,705   $30,881,579     $18,848,273    $12,894,290     $8,268,696
                                                     ===========   ===========     ===========    ===========     ==========

Future fees payable to parent                        $   934,410   $   576,034     $   368,978    $   233,034     $   47,112
                                                     ======        =============   =============  =============   ============

Surplus Notes                                        $  159,000    $   179,000     $   193,000    $   213,000     $  213,000
                                                     ==========     =============   ==========      =============   ===========

Shareholder's Equity                                 $  496,911    $   359,434     $   250,417    $   184,421     $   126,345
                                                     ======        =============   ======         =============   ===========

*    On annuity and life insurance  sales of $8,216,167,  $6,862,968,  $4,159,662,  $3,697,990,  and $2,795,114  during the years ended December 31, 2000, 1999, 1998, 1997, and 1996,  respectively,  with contractowner  assets under management of $29,751,822,  $29,396,693,  $17,854,761,  $12,119,191, and $7,764,891 as of December 31, 2000, 1999, 1998, 1997 and
     1996, respectively.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Management's  Discussion  and Analysis of Financial  Condition  and Results of Operations  should be read in  conjunction with the consolidated financial statements and the notes thereto and Item 6, Selected Financial Data.

Management's  Discussion and Analysis of Financial Condition and Results of Operations  contains certain  forward-looking statements  pursuant to the Private  Securities  Litigation  Reform Act of 1995.  These  forward-looking  statements  are based on estimates and assumptions  that involve certain risks and  uncertainties,  therefore actual results could differ materially  due to factors not  currently  known.  These factors  include  significant  changes in financial  markets and other economic and business conditions, state and federal legislation and regulation, ownership and competition.

 Results of Operations
 ---------------------

 Annuity and life  insurance  sales  increased 20% in 2000 to  $8,216,167,000  as compared to 65% in 1999.  Overall sales growth in 2000 was driven by  significant  sales  volume in the first  quarter of 2000 due to the  strong  equity  market performance.  However,  the decline in the equity markets during the remainder of the year  negatively  impacted sales as the first quarter growth rate was not sustained.  The Company  continues to focus on increasing sales through  innovative product  development  activities,  the  recruitment  and retention of top producers,  high quality  customer  service and improvements in web-based technology.  All three major distribution channels achieved sales growth in 2000.

 Average assets under management totaled  $31,413,809,000 in 2000 and  $21,984,759,000 in 1999,  representing an increase of 43%. As a result of the growth in sales and average assets under  management,  annuity and life insurance  charges and fees  increased 46% in 2000 and 56% in 1999.  Fee income  generated  from transfer  agency-type  and  investment  support activities increased 57% in 2000 and 64% in 1999.

Net  investment  income  increased 12% in 2000  compared to 1999 and decreased 6% in 1999 compared to 1998.  The increase in 2000 is primarily due to a higher level of  investments,  partially  offset by $6,939,000 of  amortization of premiums paid on derivative  instruments.  The decrease in 1999 was primarily  the result of  $1,036,000  of  amortization  of the premium paid on a derivative  instrument  purchased  during 1999. See Note 2D to the  consolidated  financial  statements for information  related to derivative  instruments  used to hedge the guaranteed  minimum death benefit ("GMDB") reserve fluctuations.  Excluding the derivative  amortization,  net investment  income  increased 62% in 2000 and increased 3% in
1999 as a result of increased bond holdings that support the Company's risk-based capital objectives.

 Premium income  represents  premiums  earned on the sale of ancillary  contracts  such as immediate  annuities with life contingencies,  supplementary  contracts with life contingencies and certain life insurance products.  Increased sales of these  products led to an increase in premium  income in 2000.  The increase in 2000 and 1999 was primarily due to higher sales of  supplementary  contracts.  Management  expects  supplementary  contracts to grow over time with the maturing of core business lines.

Net  realized  investment  losses  totaled  $688,000 in 2000,  compared to gains of $578,000 in 1999 and $99,000 in 1998.
The  change  from  1999 to 2000 is  primarily  due to  realized  losses  on sales of  securities  in the  fixed  maturity portfolio.  These losses were  partially  offset by realized  gains on sales of fixed  maturities  and mutual funds.  The increase in realized gains in 1999 compared to 1998 is due to higher gains on sales of mutual fund investments.

 The change in annuity policy reserves  includes changes in reserves related to annuity contracts with mortality risks as well as the Company's GMDB liability.  In 2000,  equity markets  declined and the underlying  fund  performance was lower than the prior year. In contrast,  the equity markets and  underlying  fund  performance  were up  significantly  in 1999 compared to 1998.  The  combination  of these events  resulted in an increase in GMDB  reserves of  $39,866,000  in 2000.
This compares to an increase in GMDB reserves of $2,323,000 in 1999.

 In 1999,  the Company began to develop a program  utilizing  equity put options to manage the risks embedded in the GMDB in annuity contracts that would result from significant  declines in the equity markets.  Prior to the  implementation of the hedge strategies  utilizing equity put options,  the Company had reinsured  substantially  all of its exposure on the
GMDB  liability.  The  reinsurance  was  terminated  during the second  quarter of 1999 as the  reinsurer had exited this market.

 Return credited to contractowners  consists of revenues on the variable and market value adjusted annuities and variable life  insurance,  offset by the benefit  payments  and  changes in  reserves  required  on this  business.  Market  value adjusted  annuity  activity has the largest  impact on this benefit.  In 2000 and 1999, the Separate  Account  investment returns on the market  value  adjusted  annuities  were less than the expected  returns as  calculated  in the  reserves, contributing to the significant  increase in the return credited to contractholders  benefit.  In addition,  this benefit increased as a result of the  amortization  of unearned  Performance  Advantage  target value  credits,  which  increased
$6,826,000  in 2000 over  1999.  Other  significant  contributors  to the  change  from 1999 to 2000  include  guaranteed minimum death benefit  payments on variable  annuities which were driven up due to the market declines in 2000 as well as increased  costs  associated with processing of backdated  financial  transactions.  These increased costs were partially offset by a 2000 experience refund on certain reinsurance treaties in the amount of $4,339,000.

 Underwriting, acquisition and other insurance expenses for 2000, 1999 and 1998 were as follows:

                     (in thousands)                                  2000                 1999                1998
                                                                     ----                 ----                ----

   Commissions and purchase credits                              $ 393,494            $ 358,279           $ 201,008

   General operating expenses                                      252,206              214,269             141,586

   Acquisition costs deferred during the year                     (495,103)            (450,059)           (261,432)
   Acquisition costs amortized during the year                     184,616               83,861              86,628
                                                                   -------   -           ------   -          ------

   Net capitalization of deferred acquisition costs               (310,487)            (366,198)           (174,804)
                                                       -          ---------            ---------           ---------

   Underwriting, acquisition and other
        insurance expenses                                       $ 335,213            $ 206,350           $ 167,790
                                                                 =========            =========           =========

 Underwriting,  acquisition  and  other  insurance  expenses  increased  62%  and  23% in 2000  and  1999,  respectively.
 Increased  commissions  and  purchase  credits  reflect  the  increase  in sales  in both  2000  and  1999.  Significant investments  in new  product  development  and  internet-based  technology  contributed  to  general  operating  expense increases in both 2000 and 1999. The  amortization  of acquisition  costs  increased  substantially  in 2000 compared to
 1999 as the  associated  costs  from  record  sales in late  1999 and early  2000 were  recognized  in  accordance  with accounting principles generally accepted in the United States profit and expense recognition models.

 Interest expense increased  $16,496,000 in 2000 and $28,498,000 in 1999 as a result of additional  securitized financing transactions,  which  consist  of  the  transfer  of  rights  to  receive  future  fees  to the  Parent  ("securitization transactions").  In  addition,  the  Company  retired  surplus  notes on  December  10,  2000 and  December  31,  1999 of
$20,000,000  and  $14,000,000,  respectively.  Surplus  notes  outstanding  as of  December  31,  2000 and  1999  totaled
$159,000,000 and $179,000,000, respectively.

 The  effective  income  tax  rates  for the  years  ended  December  31,  2000,  1999 and 1998  were  32%,  28% and 19%, respectively.  The effective  rate is lower than the corporate  rate of 35% due to permanent  differences,  with the most significant item being the dividend  received  deduction.  Management  believes that based on the taxable income produced in the past two years,  as well as the continued  growth in annuity sales,  the Company will produce  sufficient  taxable income in future years to realize its deferred tax assets.

 The  Company  generated  net income  after tax of  $64,817,000,  $76,169,000  and  $34,767,000  in 2000,  1999 and 1998,
respectively.  Revenue  increases in 2000 were more than offset by higher  benefits and expenses  driven  primarily  from the  increase  in the  reserve  requirement  related  to the GMDB as a  result  of the  decline  in the  equity  markets.
Investments  in new product  development  and  technology  also  contributed  to the increase in expenses.  These factors resulted in the 15% decline in net income.  Net income  increased  119% in 1999 due to strong sales growth and  favorable market  conditions  which led to higher  asset-based  revenue.  The Company  considers  Mexico an emerging market and has invested in the Skandia Vida  operations with the expectation of generating  profits from long-term  savings  products in future years.  As such,  Skandia Vida has generated net losses of  $2,540,000,  $2,523,000  and  $2,514,000 for the years ended December 31, 2000, 1999 and 1998,  respectively.  The Company  expects to transfer  ownership of Skandia Vida to an upstream affiliate during 2001.

 On March 22, 2001, the Company announced that it will begin an aggressive  operating expense reduction program to better align its operating  infrastructure  with the current  investment  environment.  The planned moves include a reduction of approximately  150 positions,  representing  13% of the Company's  workforce,  reductions in the compensation and benefit programs and the curtailment of certain discretionary expenses.

 Total assets grew 3% in 2000  partially as a result of the modest  increase in separate  account  assets  reflecting the impact of strong  sales  which  were  almost  entirely  offset by the  decline  in  equity  markets.  Increased  deferred acquisition  costs also  contributed  to the  increase  in  assets.  Liabilities  grew 2% in 2000 due to higher  reserves required to support the increase in annuity and life insurance  business,  and increased  financing  activity  related to the transfer of rights to receive future fees and charges.

 Liquidity and Capital Resources
 -------------------------------

 The Company's liquidity requirement was met by cash from insurance operations,  investment  activities,  borrowings from
 ASI and the securitization transactions with ASI.

 The majority of the operating  cash outflow  resulted from the sale of variable  annuity and variable life products that carry a  contingent  deferred  sales  charge.  This type of product  causes a  temporary  cash strain in that 100% of the proceeds are invested in separate  accounts  supporting the product leaving a cash (but not capital) strain caused by the acquisition  cost for the new business.  This cash strain  required the Company to look beyond the cash made available by insurance  operations and  investments of the Company to financing in the form of surplus notes,  capital  contributions, securitization transactions and modified coinsurance reinsurance arrangements:

o        During 2000 and 1999, the Company  received  $69,000,000 and  $34,800,000,  respectively,  from ASI to support the capital  needs and  anticipated  growth in business  of its U.S.  operations.  In  addition,  the  Company  received
     $2,450,000 and $1,690,000 from ASI in 2000 and 1999, respectively, to support its investment in Skandia Vida.

o        Funds received from new  securitization  transactions  amounted to $476,288,000  in 2000 and  $265,710,000 in 1999
     (see Note 8 to the consolidated financial statements).

o        During  2000 and 1999,  the  Company  extended  its  reinsurance  agreements.  The Company  also  entered  into an agreement with SICL in 2000. The reinsurance  agreements are modified  coinsurance  arrangements where the reinsurer shares in the experience of a specific book of business.

 The  Company  expects  the  continued  use of  reinsurance  and  securitization  transactions  to fund the  cash  strain anticipated from the acquisition costs on the coming years' sales volume.

 As of December  31, 2000 and 1999,  shareholder's  equity  totaled  $496,911,000  and  $359,434,000,  respectively.  The increases  were  driven  by the  previously  mentioned  capital  contributions  received  from  ASI and net  income  from operations.

 The Company has long-term surplus notes and short-term borrowings with ASI.  No dividends have been paid to ASI.

 The  National  Association  of Insurance  Commissioners  ("NAIC")  requires  insurance  companies to report  information regarding  minimum  Risk  Based  Capital  ("RBC")  requirements.  These  requirements  are  intended  to allow  insurance regulators  to  identify  companies  that may need  regulatory  attention.  The RBC model  law  requires  that  insurance companies  apply various  factors to asset,  premium and reserve  items,  all of which have inherent  risks.  The formula includes  components  for asset risk,  insurance  risk,  interest rate risk and business  risk.  The Company has complied with the NAIC's RBC reporting requirements and has total adjusted capital well above required capital.

 Effects of Inflation
 --------------------

The rate of inflation has not had a significant effect on the Company's financial statements.

Outlook
-------

The Company  believes that it is well  positioned  to retain and enhance its position as a leading  provider of financial products for long-term  savings and  retirement  purposes as well as to address the economic  impact of premature  death, estate and business  planning  concerns and supplemental  retirement  needs.  The Company  continues to focus on offering innovative  long-term  savings and income products and providing  superior customer service in order to gain market share and improve profitability in an increasingly competitive market.

The  Gramm-Leach-Bliley  Act of 1999  (the  Financial  Services  Modernization  Act)  permits  affiliation  among  banks,
securities  firms  and  insurance   companies.   This  legislative   change  has  created   opportunities  for  continued
consolidation  in the financial  services  industry and increased  competition as large  companies  offer a wide array of financial products and services.

Various  other  legislative  initiatives  could impact the Company such as pension  reform,  capital gains and estate tax changes,  privacy  standards and internet  regulation.  Pension  reform may change  current tax deferral  rules and allow increased  contributions to retirement plans,  which may lead to higher  investments in tax-deferred  products and create growth  opportunities  for the  Company.  A  capital  gains tax  reduction  may cause  tax-deferred  products  to be less attractive to consumers,  which could adversely  impact the Company.  New privacy  standards and internet  regulation may impact the Company's  strategic  initiatives  especially  related to potential  partnerships  with  web-based  technology providers.

 QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

The  Company  is  subject  to  potential  fluctuations  in  earnings  and the fair  value of  certain  of its  assets and liabilities,  as well as  variations in expected cash flows due to changes in market  interest  rates and equity  prices.
The  following  discussion  focuses on specific  exposures  the Company  has to interest  rate and equity  price risk and describes  strategies used to manage these risks.  The discussion is limited to financial  instruments  subject to market risks and is not intended to be a complete discussion of all of the risks to which the Company is exposed.

 Interest Rate Risk
 ------------------

 Fluctuations in interest rates can potentially  impact the Company's  profitability  and cash flows. The Company has 97%
of assets held under  management that are in  non-guaranteed  Separate  Accounts for which the Company's  exposure is not significant  as the  contractowner  assumes  substantially  all the investment  risk. On the remaining 3% of assets,  the interest  rate risk from  contracts  that carry  interest rate exposure is managed  through an  asset/liability  matching program which takes into account the risk variables of the insurance liabilities supported by the assets.

 At December 31, 2000, the Company held fixed maturity  investments in its general  account that are sensitive to changes in interest  rates.  These  securities  are held in support of the Company's  fixed  immediate  annuities,  supplementary contracts,  the fixed  components of variable life insurance  contracts,  and in support of the Company's target solvency capital.  The Company has a conservative  investment  philosophy  with regard to these  investments.  All investments are investment grade corporate securities, government agency or U.S. government securities.

 The Company's  deferred  annuity  products  offer a fixed option which  subjects the Company to interest rate risk.  The fixed option  guarantees a fixed rate of interest for a period of time selected by the  contractowner.  Guarantee  period options  available range from one to ten years.  Withdrawal of funds before the end of the guarantee  period subjects the contractowner  to a market  value  adjustment  ("MVA").  In the  event of rising  interest  rates,  which  make the fixed maturity  securities  underlying  the  guarantee  less  valuable,  the MVA could be  negative.  In the event of declining interest  rates,  which make the fixed maturity  securities  underlying  the guarantee  more  valuable,  the MVA could be positive.  The  resulting  increase or decrease in the value of the fixed option,  from  calculation  of the MVA,  should substantially  offset the  increase or decrease in the market  value of the  securities  underlying  the  guarantee.  The
Company  maintains  strict  asset/liability  matching  to enable this  offset.  However,  the Company  still takes on the default risk for the underlying  securities,  the interest rate risk of reinvestment of interest payments and the risk of failing to maintain the asset/liability matching program with respect to duration and convexity.

Liabilities  held in the  Company's  general  account and  guaranteed  separate  account as of December  31, 2000 totaled
$1,095,100,000.  Fixed income investments  supporting those liabilities had a fair value of  $1,098,500,000.  The Company performed a sensitivity  analysis on these  interest-sensitive  liabilities and assets at December 31, 2000. The analysis showed that an  immediate  decrease of 100 basis points in interest  rates would result in a net increase in  liabilities and the  corresponding  assets of  approximately  $37,300,000 and $41,500,000,  respectively.  An analysis of a 100 basis point  decline in interest  rates at December 31, 1999 showed a net increase in  interest-sensitive  liabilities  and the corresponding assets of approximately $10,200,000 and $24,800,000, respectively.

 Equity Market Exposure
 ----------------------

 The primary  equity market risk to the Company comes from the nature of the variable  annuity and variable life products sold by the Company.  Various fees and charges  earned are  substantially  derived as a percentage of the market value of assets  under  management.  In a market  decline,  this income  would be  reduced.  This could be further  compounded  by customer  withdrawals,  net of applicable  surrender charge  revenues,  partially offset by transfers to the fixed option discussed  above.  A 10% decline in the market value of the assets  under  management  at December  31,  2000,  sustained throughout  2001,  would result in an approximate  drop in related annual fee income of $54,000,000.  This result was not materially different than the result obtained from the analysis performed as of December 31, 1999.

 Another equity market risk exposure of the Company relates to the guaranteed minimum death benefit  liability.  Declines in equity markets and  correspondingly  the performance of the underlying mutual funds,  increases the guaranteed minimum death  benefit  liabilities.  As discussed in Note 2D of the  consolidated  financial  statements,  the Company  utilizes
derivative   instruments  to  hedge  against  the  risk  of  significant  decreases  in  equity  markets.  Prior  to  the implementation of this program the Company utilized reinsurance to transfer this risk.

 The  Company  has a small  portfolio  of equity  investments;  mutual  funds  which are held in  support  of a  deferred compensation  program.  In the event of a decline in market values of underlying  securities,  the value of the portfolio would decline,  however the accrued benefits payable under the related deferred  compensation  program would decline by a corresponding amount.

 Estimates of interest rate risk and equity price risk were obtained using computer  models that take into  consideration various  assumptions  about the future.  Given the  uncertainty  of future  interest  rate  movements,  volatility in the equity markets and consumer behavior, actual results may vary from those predicted by the Company's models.

                                       AUDITED CONSOLIDATED FINANCIAL STATEMENTS OF
                                        AMERICAN SKANDIA LIFE ASSURANCE CORPORATION

                                               INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Shareholder of American Skandia Life Assurance Corporation
Shelton, Connecticut

We have audited the  consolidated  statements of financial  condition of American  Skandia Life Assurance  Corporation (the
"Company" which is a wholly-owned  subsidiary of Skandia  Insurance Company Ltd.) as of December 31, 2000 and 1999, and the
related  consolidated  statements  of  operations,  shareholder's  equity and cash flows for the three  year  period  ended
December 31, 2000.  These  consolidated  financial  statements  are the  responsibility  of the Company's  management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance  with auditing  standards  generally  accepted in the United States.  Those standards require that we plan and perform the audit to obtain reasonable  assurance about whether the financial  statements are free of material  misstatement.  An audit includes examining,  on a test basis,  evidence supporting the amounts and disclosures in the financial  statements.  An audit also includes  assessing the accounting  principles used and significant  estimates made by  management,  as well as  evaluating  the overall  financial  statement  presentation.  We believe  that our audits provide a reasonable basis for our opinion.

In our opinion,  the financial  statements  referred to above present fairly,  in all material  respects,  the consolidated financial  position of American  Skandia Life Assurance  Corporation  at December 31, 2000 and 1999,  and the  consolidated results of their  operations  and their cash flows for each of the three  years in the period  ended  December  31, 2000 in conformity with accounting principles generally accepted in the United States.

/s/Ernst & Young

February 2, 2001
Hartford, Connecticut

                                        AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                               (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                      Consolidated Statements of Financial Condition
                                                      (in thousands)

                                        See notes to consolidated financial statements.

                                                                             As of December 31,
                                                                          2000                        1999
                                                                     ---------------            ----------------
ASSETS
------

Investments:
  Fixed maturities - at fair value                                          285,708             $       198,165                                                                                $
  Fixed maturities - at amortized cost                                                                    3,360
                                                                                  -
  Equity securities - at fair value                                          20,402                      16,404
  Derivative instruments
                                                                              3,015                         189
  Policy loans                                                                3,746                       1,270
                                                                      --------------              --------------
                                                                      --------------              --------------

    Total investments                                                       312,871                     219,388

Cash and cash equivalents                                                    76,499                      89,212
Accrued investment income                                                     5,209                       4,054
Deferred acquisition costs                                                1,398,192                   1,087,705
Reinsurance receivable                                                        3,642                       4,062
Receivable from affiliates                                                    3,327
                                                                                                              -
Income tax receivable
                                                                             34,620                           -
Income tax receivable - deferred                                                                         51,726
                                                                                  -
State insurance licenses                                                      4,113                       4,263
Fixed assets                                                                 10,737                       3,305
Other assets                                                                 96,403                      36,698
Separate account assets                                                  29,757,092                  29,381,166
                                                                     ---------------            ----------------
                                                                     ---------------            ----------------

  Total assets                                                       $   31,702,705             $    30,881,579
                                                                     ===============            ================
                                                                     ===============            ================

LIABILITIES AND SHAREHOLDER'S EQUITY
------------------------------------

Liabilities:
Reserves for future insurance policy and contract benefits                  135,545             $        73,292                                                                                $
Drafts outstanding                                                           63,758                      51,059
Accounts payable and accrued expenses                                       137,040                     158,590
Income tax payable                                                                                       24,268
                                                                                  -
Income tax payable - deferred
                                                                              8,949                           -
Payable to affiliates
                                                                                  -                      68,736
Future fees payable to parent                                               934,410
                                                                                                        576,034
Short-term borrowing                                                         10,000                      10,000
Surplus notes                                                               159,000                     179,000
Separate account liabilities                                             29,757,092                  29,381,166
                                                                     ---------------            ----------------
                                                                     ---------------            ----------------

  Total liabilities                                                      31,205,794                  30,522,145
                                                                     ---------------            ----------------
                                                                     ---------------            ----------------

Shareholder's equity:
Common stock, $100 par value, 25,000 shares authorized,
    issued and outstanding                                                    2,500                       2,500
Additional paid-in capital                                                  287,329                     215,879
Retained earnings                                                           205,979                     141,162
Accumulated other comprehensive income (loss)                                 1,103                       (107)
                                                                     ---------------            ----------------
                                                                     ---------------            ----------------

    Total shareholder's equity                                              496,911                     359,434
                                                                     ---------------            ----------------
                                                                     ---------------            ----------------

    Total liabilities and shareholder's equity                           31,702,705             $    30,881,579                                                                                $
                                                                     ===============            ================

                                        AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                               (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                           Consolidated Statements of Operations
                                                      (in thousands)

                                        See notes to consolidated financial statements.

                                                                        For the Year Ended December 31,
                                                                   2000                  1999                 1998
                                                             ----------------      ---------------      ---------------
                                                             ----------------      ---------------      ---------------

REVENUES
--------

Annuity and life insurance charges and fees                  $                     $                    $
                                                                     424,578              289,989              186,211
Fee income                                                           130,610               83,243               50,839
Net investment income                                                 11,656               10,441               11,130
Premium income                                                         3,118                1,278                  874
Net realized capital (losses) gains                                    (688)                  578                   99
Other                                                                  2,348                1,832                  387
                                                             ----------------      ---------------      ---------------
                                                             ----------------      ---------------      ---------------

  Total revenues                                                     571,622              387,361              249,540
                                                             ----------------      ---------------      ---------------
                                                             ----------------      ---------------      ---------------

EXPENSES
--------

Benefits:
  Annuity and life insurance benefits                                    751                  612                  558
  Change in annuity and life insurance policy reserves                45,018                3,078                1,053
  Cost of minimum death benefit reinsurance
                                                                           -                2,945                5,144
  Return credited to contractowners                                    9,046               (1,639)              (8,930)
                                                             ----------------      ---------------      ---------------
                                                             ----------------      ---------------      ---------------

                                                                      54,815                4,996              (2,175)

Expenses:
  Underwriting, acquisition and other insurance
    expenses                                                         335,213              206,350              167,790
  Interest expense                                                    85,998               69,502               41,004
                                                             ----------------      ---------------      ---------------
                                                             ----------------      ---------------      ---------------

                                                                     421,211              275,852              208,794
                                                             ----------------      ---------------      ---------------
                                                             ----------------      ---------------      ---------------

  Total benefits and expenses                                        476,026              280,848              206,619
                                                             ----------------      ---------------      ---------------
                                                             ----------------      ---------------      ---------------

    Income from operations before income tax                          95,596              106,513               42,921

      Income tax expense
                                                                      30,779               30,344                8,154
                                                             ----------------      ---------------      ---------------
                                                             ----------------      ---------------      ---------------

        Net income                                           $                     $                    $
                                                                      64,817               76,169               34,767
                                                             ================      ===============      ===============
                                                             ================      ===============      ===============

                                        AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                               (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                      Consolidated Statements of Shareholder's Equity
                                                      (in thousands)

                                      See notes to consolidated financial statements.

                                                                   For the Year Ended December 31,
                                                               2000                 1999                  1998
                                                         ---------------     -----------------     -----------------
                                                         ---------------     -----------------     -----------------

Common stock:
  Beginning balance                                      $                   $                     $
                                                                  2,500                 2,000                 2,000
  Increase in par value
                                                                      -                   500                     -
                                                         ---------------     -----------------     -----------------
                                                         ---------------     -----------------     -----------------

    Ending balance
                                                                  2,500                 2,500                 2,000
                                                         ---------------     -----------------     -----------------
                                                         ---------------     -----------------     -----------------

Additional paid in capital:
  Beginning balance                                             215,879               179,889               151,527
  Transferred to common stock
                                                                      -                  (500)                    -
  Additional contributions                                       71,450                36,490                28,362
                                                         ---------------     -----------------     -----------------
                                                         ---------------     -----------------     -----------------

    Ending balance                                              287,329               215,879               179,889
                                                         ---------------     -----------------     -----------------
                                                         ---------------     -----------------     -----------------

Retained earnings:
  Beginning balance                                             141,162                64,993                30,226
  Net income                                                     64,817                76,169                34,767
                                                         ---------------     -----------------     -----------------
                                                         ---------------     -----------------     -----------------

    Ending balance                                              205,979               141,162                64,993
                                                         ---------------     -----------------     -----------------
                                                         ---------------     -----------------     -----------------

Accumulated other comprehensive income (loss):
  Beginning balance
                                                                  (107)                 3,535                   668
  Other comprehensive income (loss)
                                                                  1,210                (3,642)                2,867
                                                         ---------------     -----------------     -----------------
                                                         ---------------     -----------------     -----------------

    Ending balance
                                                                  1,103                 (107)                 3,535
                                                         ---------------     -----------------     -----------------
                                                         ---------------     -----------------     -----------------

      Total shareholder's equity                         $                   $                     $
                                                                496,911               359,434               250,417
                                                         ===============     =================     =================
                                                         ===============     =================     =================

                                        AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                               (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                           Consolidated Statements of Cash Flow
                                                      (in thousands)

                                      See notes to consolidated financial statements.

                                                                        For the Year Ended December 31,
                                                                  2000               1999                1998
                                                             -------------      --------------      -------------

Cash flow from operating activities:
  Net income                                                 $                  $                   $
                                                                   64,817              76,169             34,767
  Adjustments to reconcile net income to net
    cash used in operating activities:
      Amortization and depreciation
                                                                    7,565               1,495                251
      Deferred tax expense
                                                                   60,023             (10,903)           (14,242)
      Change in unrealized losses on derivatives
                                                                  (2,935)               3,749                  -
      Increase in policy reserves
                                                                   50,892               4,367              1,130
      (Decrease) increase in payable to affiliates
                                                                 (72,063)              69,897                166
      Change in income tax payable/receivable
                                                                 (58,888)              17,611              7,704
      Increase in other assets
                                                                 (59,987)             (32,954)            (1,173)
      Increase in accrued investment income
                                                                  (1,155)             (1,174)              (438)
      Decrease in reinsurance receivable
                                                                      420                 129              2,152
      Net increase in deferred acquisition costs
                                                                (310,487)            (366,198)          (174,804)
      (Decrease) increase in accounts payable and accrued
expenses                                                         (21,550)              66,763             20,637
      Increase in drafts outstanding
                                                                   12,699              22,118              9,663
      Change in foreign currency translation, net
                                                                    (101)                 701                (22)
      Net realized capital gain on expiration of derivatives
                                                                    (500)                   -                  -
      Net realized capital losses (gains)
                                                                      688               (578)                (99)
                                                             -------------      --------------      -------------

        Net cash used in operating activities                    (330,562)          (148,808)           (114,308)

                                                             -------------      --------------      -------------

Cash flow from investing activites:
      Purchase of fixed maturity investments
                                                                (380,737)            (99,250)            (31,828)
      Proceeds from sale and maturity of fixed
        maturity investments
                                                                  303,736              36,226              4,049
      Purchase of derivatives
                                                                  (6,722)             (4,974)                  -
      Purchase of shares in mutual funds
                                                                 (18,136)            (17,703)             (7,158)
      Proceeds from sale of shares in mutual funds
                                                                   8,345              14,657               6,086
      Purchase of fixed assets
                                                                  (7,348)             (3,178)                (18)
      Increase in policy loans
                                                                  (2,476)               (701)                118
                                                             -------------      --------------      -------------

        Net cash used in investing activities
                                                                (103,338)            (17,703)            (28,751)
                                                             -------------      --------------      -------------

Cash flow from financing activities:
      Capital contribution from parent
                                                                   51,450              22,490              8,362
      Increase in future fees payable to parent, net
                                                                  358,376             207,056            135,944
      Net deposits to (withdrawals from) contractowner
        accounts                                                   11,361               5,872            (5,696)
--------------------------------------------------------------------------      --------------      -------------

        Net cash provided by financing activities
                                                                  421,187             235,418            138,610
                                                             -------------      --------------      -------------

          Net (decrease) increase in cash and cash
            equivalents
                                                                 (12,713)              11,687            (4,449)
          Cash and cash equivalents at beginning of period
                                                                   89,212              77,525             81,974
                                                             -------------      --------------      -------------

            Cash and cash equivalents at end of period       $                  $                   $
                                                                   76,499              89,212             77,525
                                                             =============      ==============      =============

     Income taxes paid                                       $                  $                   $
                                                                   29,644              23,637             14,651
                                                             =============      ==============      =============

      Interest paid                                          $                  $                   $
                                                                   85,551              69,697             35,588
                                                             =============      ==============      =============

                                        AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                               (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                        Notes to Consolidated Financial Statements
                                                     December 31, 2000

1.       ORGANIZATION AND OPERATION

         American Skandia Life Assurance  Corporation (the "Company") is a wholly-owned  subsidiary of American  Skandia,
         Inc. ("ASI") whose ultimate parent is Skandia Insurance Company Ltd., ("SICL") a Swedish Corporation.

         The Company  develops  long-term  savings and retirement  products which are distributed  through its affiliated broker/dealer company,  American Skandia Marketing,  Incorporated ("ASM"). The Company currently issues variable and term life  insurance and variable,  fixed,  market value adjusted and immediate  annuities for  individuals, groups and qualified pension plans.

         The Company has 99.9%  ownership  in Skandia  Vida,  S.A. de C.V.  ("Skandia  Vida")  which is a life  insurance company  domiciled in Mexico.  Skandia Vida had total  shareholder's  equity of $4,402,000  and $4,592,000 as of
         December 31, 2000, and 1999,  respectively.  The Company considers Mexico an emerging market and has invested in the Skandia Vida  operations  with the  expectation  of generating  profits from long-term  savings  products in future years.  As such,  Skandia Vida has generated net losses of $2,540,000,  $2,523,000 and $2,514,000 for the years ended December 31, 2000, 1999 and 1998, respectively.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         A.       Basis of Reporting
                  ------------------

                  The  accompanying  consolidated  financial  statements have been prepared in conformity with accounting principles  generally accepted in the United States.  Intercompany  transactions and balances have been eliminated in consolidation.

                  Certain  reclassifications  have been made to prior  year  amounts  to conform  with the  current  year presentation.

         B.       New Accounting Standard
                  -----------------------

                  The FASB has issued  Statement of Financial  Accounting  Standards No. 133,  "Accounting for Derivative
                  Instruments and Hedging  Activities",  as amended by SFAS 137 and SFAS 138 (collectively,  "SFAS 133").
                  SFAS 133 is  effective  for all fiscal  quarters of all fiscal  years  beginning  after June 15,  2000;
                  accordingly,  the Company  adopted SFAS 133 on January 1, 2001. This statement  establishes  accounting and reporting standards for derivative  instruments,  including certain derivative instruments embedded in other contracts,  and for hedging  activities.  SFAS No. 133 requires that all derivative  financial instruments  be measured at fair value and recognized in the statement of condition as either assets or liabilities.  Changes in the fair value of the  derivative  financial  instruments  will be reported in either earnings or comprehensive  income,  depending on the use of the derivative and whether or not it qualifies for hedge accounting.

                  Special hedge accounting  treatment is permitted only if specific criteria are met,  including that the hedging  relationship  be highly  effective both at inception and on an ongoing  basis.  Accounting for hedges  varies based on the type of hedge - fair value or cash flow.  Results of  effective  hedges are recognized in current  earnings for fair value hedges and in other  comprehensive  income for cash flow hedges. Ineffective portions of hedges are recognized immediately in earnings.

                                       AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                               (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                  Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

                  The  derivative  instruments  held by the  Company in 2000 and 1999  consisted  of equity  put  options utilized to manage the market risk and reserve  fluctuations  associated  with the  guaranteed  minimum death benefit  ("GMDB").  The adoption of SFAS No. 133 did not have a material  effect on the Company's financial statements.

C.       Investments

                  The  Company  has   classified  its  fixed  maturity   investments   as  either   held-to-maturity   or
                  available-for-sale.  Investments  classified as  held-to-maturity  are investments that the Company has the ability and intent to hold to  maturity.  Such  investments  are carried at amortized  cost.  Those investments  which are  classified  as  available-for-sale  are  carried at fair  value and  changes in unrealized gains and losses are reported as a component of other comprehensive income.

                  The Company has classified its mutual fund investments held in support of a deferred  compensation plan
                  (see Note 13) as  available-for-sale.  Such  investments  are  carried  at fair  value and  changes  in unrealized gains and losses are reported as a component of other comprehensive income.

                  Policy loans are carried at their unpaid principal balances.

                  Realized  gains and losses on disposal of  investments  are  determined by the specific  identification method and are included in revenues.

         D.       Derivative Instruments
                  ----------------------

                  The Company uses derivative  instruments  which consist of equity option  contracts for risk management purposes,  and not for trading or speculation.  The Company hedges the market value fluctuations of the
                  GMDB exposure  embedded in its policy  reserves.  Premiums paid on option  contracts are amortized into net investment  income over the terms of the contracts.  The options are carried at amortized cost plus
                  intrinsic   value,   if  any,  at  the  valuation  date.  An  option  has  intrinsic  value  if  it  is
                  "in-the-money."  For a put option to be  "in-the-money,"  the  exercise  price must be greater than the value of the  underlying  index.  Changes in intrinsic  value are recorded as a component of the change in annuity and life insurance policy reserves consistent with changes in the GMDB reserve.

E.       Cash Equivalents
         ----------------

                  The Company  considers all highly liquid time deposits,  commercial paper and money market mutual funds purchased with a maturity at date of acquisition of three months or less to be cash equivalents.

F.       Fair Values of Financial Instruments
         ------------------------------------

                  The methods and assumptions used to determine the fair value of financial instruments are as follows:

                  Fair values of fixed  maturities  with  active  markets are based on quoted  market  prices.  For fixed maturities  that trade in less active  markets,  fair values are obtained from an  independent  pricing service.

                                        AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                               (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                  Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

                  Fair values of investments in mutual funds are based on quoted market prices.

                  The intrinsic  value portion of the derivative  instrument is determined  based on the current value of the underlying index.

                  The carrying value of cash and cash equivalents  (cost)  approximates  fair value due to the short-term nature of these investments.

                  The carrying  value of  short-term  borrowings  (cost)  approximates  fair value due to the  short-term nature of these liabilities.

                  Fair values of certain financial  instruments,  such as future fees payable to parent and surplus notes are not readily determinable and are excluded from fair value disclosure requirements.

         G.       State Insurance Licenses
                  ------------------------

                  Licenses to do business in all states have been  capitalized  and  reflected at the  purchase  price of
                  $6,000,000  less  accumulated  amortization.  The  cost  of  the  licenses  is  being  amortized  on  a straight-line basis over 40 years.

         H.       Software Capitalization
                  -----------------------

                  The Company  capitalizes  certain costs  associated  with internal use software in accordance  with the
                  American  Institute  of  Certified  Public  Accountants   Statement  of  Position  98-1  ("SOP  98-1"),
                  "Accounting  for the Costs of Software  Developed  or Obtained for  Internal  Use.  The SOP,  which was adopted  prospectively as of January 1, 1999,  requires the capitalization of certain costs incurred in connection with developing or obtaining  internal use software.  Prior to the adoption of SOP 98-1, the
                  Company  expensed  all  internal use software  related  costs as incurred.  Details of the  capitalized software  costs,  which are  included in fixed  assets,  and related  amortization  for the years ended
                  December 31, are as follows:

                  (in thousands)                                              2000              1999
                                                                              ----              ----

                  Balance at beginning of year                               $2,920             $  -
                                                                             ------             ----

                  Software costs capitalized during the year                  4,804            3,035

                  Software costs amortized during the year                     (512)            (115)
                                                                               -----            -----

                                                                              4,292             2,920
                                                                              -----             -----

                  Balance at end of year                                     $7,212            $2,920
                                                                             ======            ======

                                        AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                               (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                  Notes to Consolidated Financial Statements (continued)

         2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

         I.       Income Taxes
                  ------------

                  The Company is included in the  consolidated  federal  income tax return and combined  state income tax return of an  upstream  company,  Skandia  AFS  Development  Holding  Corporation  and  certain  of its subsidiaries.  In  accordance  with the tax  sharing  agreement,  the  federal  and  state  income  tax provisions  are  computed on a separate  return basis as adjusted  for  consolidated  items such as net operating loss carryforwards.

                  Deferred  income  taxes  reflect  the net tax effects of  temporary  differences  between the  carrying amounts of assets and liabilities for financial  reporting purposes and the amounts used for income tax purposes.

         J.       Recognition of Revenue and Contract Benefits
                  --------------------------------------------

                  Revenues for variable  deferred  annuity  contracts  consist of charges against  contractowner  account values  for  mortality  and  expense  risks,  administration  fees,  surrender  charges  and an  annual maintenance fee per contract.  Benefit  reserves for variable annuity  contracts  represent the account value of the contracts and are included in the separate account liabilities.

                  Revenues for variable  immediate  annuity  contracts  with and without  life  contingencies  consist of certain  charges  against  contractowner  account  values  including  mortality  and expense  risks and administration  fees. Benefit reserves for variable  immediate annuity contracts  represent the account value of the contracts and are included in the separate account liabilities.

                  Revenues for market value  adjusted  fixed annuity  contracts  consist of separate  account  investment income  reduced by benefit  payments and changes in reserves in support of  contractowner  obligations, all of which are included in return credited to  contractowners.  Benefit  reserves for these contracts represent  the account  value of the  contracts,  and are included in the general  account  reserve for future contractowner benefits to the extent in excess of the separate account assets.

                  Revenues for immediate annuity contracts without life  contingencies  consist of net investment income.
                  Revenues for immediate  annuity  contracts with life  contingencies  consist of single premium payments recognized as annuity  considerations when received.  Benefit reserves for these contracts are based on the Society of Actuaries  1983 Table-a with  assumed  interest  rates that vary by issue year.  Assumed interest rates ranged from 6.25% to 8.25% at December 31, 2000 and 1999.

                  Revenues for variable life insurance contracts consist of charges against  contractowner account values for mortality and expense risk fees,  cost of insurance  fees,  taxes and  surrender  charges.  Certain contracts  also include  charges  against  premium to pay state  premium  taxes.  Benefit  reserves for variable life insurance  contracts represent the account value of the contracts and are included in the separate account liabilities.

                                       AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                               (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                  Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

         K.       Deferred Acquisition Costs
                  --------------------------

                  The costs of acquiring new business,  which vary with and are  primarily  related to the  production of new  business,  are being  deferred,  net of  reinsurance.  These costs include  commissions,  costs of contract  issuance,  and certain  selling  expenses  that vary with  production.  These costs are being amortized  generally in proportion to expected gross profits from surrender  charges,  policy and asset based fees and  mortality  and expense  margins.  This  amortization  is adjusted  retrospectively  and prospectively  when  estimates  of current  and future  gross  profits to be  realized  from a group of products are revised.

                  Details of the deferred  acquisition  costs and related  amortization  for the years ended December 31, are as follows:

                          (in thousands)                                  2000             1999              1998
                                                                          ----             ----              ----

                  Balance at beginning of year                          $1,087,705       $721,507          $546,703
                                                                        ----------       --------          --------

                  Acquisition costs deferred during the year               495,103        450,059           261,432

                  Acquisition costs amortized during the year             (184,616)       (83,861)          (86,628)
                                                                          ---------      ------------       ---------

                                                                           310,487        366,198           174,804
                                                                     ----  -------        -------          --------

                  Balance at end of year                                $1,398,192     $1,087,705          $721,507
                                                                        ==========        ==========       ========

         L.       Reinsurance
                  -----------

                  The  Company  cedes   reinsurance   under  modified   co-insurance   arrangements.   These  reinsurance
                  arrangements  provide  additional  capacity  for growth in  supporting  the cash flow  strain  from the
                  Company's  variable  annuity and variable life insurance  business.  The  reinsurance is effected under quota share contracts.

                           The Company reinsured its exposure to market  fluctuations  associated with its GMDB liability in the first half of 1999 and in 1998.  Under this  reinsurance  agreement,  the Company ceded premiums of $2,945,000 and  $5,144,000;  received claim  reimbursements  of $242,000 and $9,000;  and,  recorded increases/(decreases) in reserves of ($2,763,000) and $323,000 in 1999 and 1998, respectively.

At December 31, 2000 and 1999, in accordance with the provisions of modified coinsurance agreements, the Company accrued $4,339,000 and $41,000, respectively, for amounts receivable from favorable reinsurance experience on certain blocks of variable annuity business.

                                        AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                               (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                  Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

         M.       Translation of Foreign Currency
                  -------------------------------

                  The financial  position and results of operations of Skandia Vida are measured  using local currency as the functional  currency.  Assets and liabilities are translated at the exchange rate in effect at each year-end.  Statements of income and  shareholder's  equity  accounts are translated at the average rate prevailing during the year.  Translation  adjustments  arising from the use of differing exchange rates from period to period are reported as a component of other comprehensive income.

         N.       Separate Accounts
                  -----------------

                  Assets and  liabilities  in Separate  Accounts  are included as separate  captions in the  consolidated statements of financial  condition.  Separate  Account assets  consist  principally of long term bonds, investments  in mutual funds,  short-term  securities and cash and cash  equivalents,  all of which are carried at fair value.  The  investments  are managed  predominately  through the Company's  investment advisory  affiliate,  American Skandia  Investment  Services,  Inc.  ("ASISI"),  utilizing various fund managers as sub-advisors.  The remaining  investments are managed by independent  investment firms. The contractowner  has the option of directing  funds to a wide  variety of mutual  funds.  The  investment risk on the  variable  portion of a  contract  is borne by the  contractowner.  A fixed  option  with a minimum  guaranteed  interest rate is also  available.  The Company is responsible  for the credit risk associated with these investments.

                  Included in Separate Account  liabilities are reserves of  $1,059,987,000  and $896,205,000 at December
                  31,  2000 and 1999,  respectively,  relating  to  annuity  contracts  for which  the  contractowner  is guaranteed a fixed rate of return.  Separate  Account  assets of  $1,059,987,000  and  $896,205,000  at
                  December  31,  2000 and 1999,  respectively,  consisting  of long term  bonds,  short-term  securities, transfers  due from the  general  account  and cash and cash  equivalents  are held in support of these annuity contracts, pursuant to state regulation.

         O.       Estimates
                  ---------

                  The preparation of financial statements in conformity with accounting  principles generally accepted in the United States  requires that  management  make estimates and  assumptions  that affect the reported amount of assets and  liabilities at the date of the financial  statements and the reported  amounts of revenues and expenses during the reporting period.  The more significant  estimates and assumptions are related to deferred  acquisition  costs and involve policy lapses,  investment  return and  maintenance expenses.  Actual results could differ from those estimates.

                                        AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                               (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                  Notes to Consolidated Financial Statements (continued)

3.       COMPREHENSIVE INCOME

         The components of comprehensive income, net of tax, for the years ended December 31 were as follows:

                           (in thousands)                                            2000          1999        1998
                                                                                     ----          ----        ----

         Net income                                                                 $64,817       $76,169    $34,767
         Other comprehensive income:
            Unrealized investment (losses) gains on
                available for sale securities                                        (1,681)       (3,438)     2,801
            Reclassification adjustment for realized losses (gains)
                included in investment income                                         2,957          (660)        88
                                                                                   ---------  -----   ----- ----------
            Net unrealized gains (losses) on securities                               1,276        (4,098)     2,889

            Foreign currency translation                                                (66)          456        (22)
                                                                                    -------     ---------- -----------

         Other comprehensive income (loss)                                             1,210       (3,642)     2,867
                                                                                   ---------       -------    ------

         Comprehensive income                                                        $66,027      $72,527    $37,634
                                                                                    =======       =======     =======

         The components of accumulated other comprehensive income, net of tax, as of December 31 were as follows:

                     (in thousands)                                                    2000          1999
                                                                                       ----          ----

        Unrealized investment gains (losses)                                          $1,021         ($255)
        Foreign currency translation                                                      82           148
                                                                                      ------         ------

        Accumulated other comprehensive income (loss)                                 $1,103         ($107)
                                                                                      ======         ======

                                        AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                               (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                  Notes to Consolidated Financial Statements (continued)

4.       INVESTMENTS

         The  amortized  cost,  gross  unrealized  gains/losses  and  estimated  fair  value  of  available-for-sale  and held-to-maturity  fixed  maturities  and  investments in mutual funds as of December 31, 2000 and 1999 are shown below.  All securities held at December 31, 2000 and 1999 were publicly traded.

         Investments in fixed maturities as of December 31, 2000 consisted of the following:

                       (in thousands)                                     Available-for-Sale
                                                                          ------------------

                                                                           Gross              Gross
                                                        Amortized        Unrealized        Unrealized         Fair
                                                           Cost            Gains             Losses          Value
                                                           ----            -----             ------          -----

         U.S. Government obligations                       $206,041        $4,445             $ (11)        $210,475

         Foreign government obligations                       2,791           195                 -            2,986

         Obligations of state and political
            subdivisions                                        253             1                 -              254

         Corporate securities                                72,237         1,565            (1,809)          71,993
                                                             ------         -----            -------          ------

             Totals                                        $281,322        $6,206           $(1,820)        $285,708
                                                           ========        ======           ========        ========

         The amortized cost and fair value of fixed maturities,  by contractual  maturity, at December 31, 2000 are shown below.

                       (in thousands)                        Available-for-Sale
                                                             ------------------

                                                          Amortized           Fair
                                                            Cost             Value
                                                            ----             -----

         Due in one year or less                              $ 7,005           $ 7,018

         Due after one through five years                     157,111           158,344

         Due after five through ten years                     107,729           110,469

         Due after ten years                                    9,477             9,877
                                                             --------          ---------

            Total                                            $281,322          $285,708
                                                             ========          ========

                                        AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                               (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                  Notes to Consolidated Financial Statements (continued)

4.       INVESTMENTS  (continued)

         Investments in fixed maturities as of December 31, 1999 consisted of the following:

                        (in thousands)                                            Available-for-Sale
                                                                                  ------------------

                                                                            Gross             Gross
                                                          Amortized       Unrealized       Unrealized         Fair
                                                            Cost            Gains            Losses           Value
                                                            ----            -----            ------           -----

         U.S. Government obligations                      $ 81,183             $ -           $(678)          $ 80,505

         Obligations of state and political
            subdivisions                                       253               -              (3)               250

         Corporate securities                              121,859               -          (4,449)           117,410
                                                           -------                          -------           -------

             Totals                                       $203,295             $ -         $(5,130)          $198,165
                                                          ========             ===         ========          ========

                        (in thousands)                                            Held-to-Maturity
                                                                                  ----------------

                                                                            Gross             Gross
                                                          Amortized       Unrealized       Unrealized         Fair
                                                            Cost            Gains            Losses           Value
                                                            ----            -----            ------           -----

         U.S. Government obligations                       $1,105             $ -              $ (1)         $1,104

         Corporate securities                               2,255               -               (15)          2,240
                                                           -------             --               ----         ------

             Totals                                        $3,360             $ -              $(16)         $3,344
                                                           ======             ===              =====         ======

         Proceeds  from  sales of fixed  maturities  during  2000,  1999 and 1998  were  $302,632,000,  $32,196,000,  and
         $999,000,  respectively.  Proceeds from maturities during 2000, 1999 and 1998 were $1,104,000,  $4,030,000,  and
         $3,050,000, respectively.

                                        AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                               (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                  Notes to Consolidated Financial Statements (continued)

4.       INVESTMENTS (continued)

        The cost, gross unrealized gains/losses and fair value of investments in mutual funds at December 31, 2000 and 1999 are shown below:

                    (in thousands)                                          Gross             Gross
                                                                         Unrealized        Unrealized         Fair
                                                            Cost            Gains            Losses           Value
                                                            ----            -----            ------           -----

         2000                                             $23,218           $ 372           $(3,188)           $20,402
                                                          =======           =====           ========           =======

         1999                                             $11,667          $4,763            $ (26)            $16,404
                                                          =======          ======            ======            =======

         Net realized investment gains (losses) were as follows for the years ended December 31:

                    (in thousands)                                           2000             1999            1998
                                                                             ----             ----            ----

         Fixed maturities:
           Gross gains                                                      $1,002            $ 253            $ -
           Gross losses                                                     (3,450)            (228)              (1)
         Investment in mutual funds:
           Gross gains                                                       1,913              990              281
           Gross losses                                                       (153)            (437)            (181)
                                                                          ---  -----     --    -----            -----

         Totals                                                             $ (688)           $ 578             $ 99
                                                                            =======           =====            ====

5.       NET INVESTMENT INCOME

         The sources of net investment income for the years ended December 31 were as follows:

                    (in thousands)                                           2000             1999            1998
                                                                             ----             ----            ----

         Fixed maturities                                                  $13,502           $ 9,461         $ 8,534
         Cash and cash equivalents                                            5,154            2,159           1,717
         Investment in mutual funds                                              99               32           1,013
         Policy loans                                                            97               31              45
         Derivative instruments                                              (6,939)          (1,036)              -
                                                                             -------          -------

         Total investment income                                             11,913           10,647          11,309

         Investment expenses                                                    257              206             179
                                                                             ------           ------          ------

         Net investment income                                              $11,656          $10,441         $11,130
                                                                           =======           =======         =======

                                        AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                               (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                  Notes to Consolidated Financial Statements (continued)

6.       INCOME TAXES

         The significant components of income tax expense for the years ended December 31 were as follows:

                       (in thousands)                                            2000             1999        1998
                                                                                 ----             ----        ----

         Current tax (benefit) expense                                         ($29,244)         $41,248      $22,384

         Deferred tax expense (benefit)                                          60,023          (10,904)     (14,230)
                                                                                -------         --------     -------

         Total income tax expense                                               $30,779          $30,344       $8,154
                                                                                 =======         =======       ======

         The tax effects of significant  items comprising the Company's  deferred tax balance as of December 31, 2000 and
         1999 are as follows:

                      (in thousands)                                                     2000                 1999
                                                                                         ----                 ----

         Deferred tax liabilities:
             Deferred acquisition costs                                              ($411,417)             ($321,873)
             Payable to reinsurers                                                     (29,985)               (26,733)
             Future contractowner benefits                                             (11,526)
                                                                                                           -
             Internal use software                                                      (2,524)
                                                                                                               (1,022)
             Policy fees                                                                (1,551)                (1,146)
             Net unrealized gains                                                         (550)
                                                                                                           -
             Foreign exchange translation                                                  (45)                   (80)
                                                                    ---------              ----  ---------        ----

             Total                                                                    (457,598)              (350,854)
                                                                                      ---------              ---------

         Deferred tax assets:
             Net separate account liabilities
                                                                                       421,662                333,521
             Future contractowner benefits
                                                                                             -                  3,925
             Other reserve differences
                                                                                         2,675                 39,645
             Deferred compensation
                                                                                        17,869                 18,844
             Surplus notes interest
                                                                                         5,536                  5,030
             Net unrealized losses
                                                                                             -                    137
             Other
                                                                                           907                  1,478
                                                                    --------               ---                  -----

             Total
                                                                                           -
                                                                                       448,649                402,580
                                                                                       -------                -------

             Income tax (payable) receivable - deferred                            ($   8,949)                $51,726
                                                                                    ===========               =======

                                        AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                               (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                  Notes to Consolidated Financial Statements (continued)

6.       INCOME TAXES (continued)

         The income tax expense was different from the amount computed by applying the federal  statutory tax rate of 35%
         to pre-tax income from continuing operations as follows:

                    (in thousands)                                                2000           1999           1998
                                                                                  ----           ----           ----

         Income (loss) before taxes
            Domestic                                                             $98,136      $109,036       $45,435
            Foreign                                                               (2,540)       (2,523)       (2,514)
                                                                                  -------    --- -------      -------
            Total                                                                 95,596       106,513        42,921

            Income tax rate                                                          35%            35%           35%
                                                                                -------         ------       --------

         Tax expense at federal statutory income tax rate                         33,459         37,280        15,022

         Tax effect of:
            Dividend received deduction                                           (7,350)        (9,572)       (9,085)
            Losses of foreign subsidiary                                             889            883           880

            Meals and entertainment                                                  841            664           487

            State income taxes                                                      (524)         1,071           673
            Other                                                                  3,464             18           177
                                                                                 --------     ----------     ---------

         Income tax expense                                                     $ 30,779       $ 30,344       $ 8,154
                                                                                ========       ========       =======

7.       COST ALLOCATION AGREEMENTS WITH AFFILIATES

         Certain  operating  costs  (including  personnel,  rental of office space,  furniture,  and equipment) have been charged to the Company at cost by American Skandia Information  Services and Technology  Corporation  ("ASIST"),
         an affiliated  company.  The Company has also charged  operating  costs to ASISI.  The total cost to the Company for these items was  $13,974,000,  $11,136,000,  and $7,722,000 for the years ended December 31, 2000,  1999 and
         1998,  respectively.  Income received for these items was  $11,186,000,  $3,919,000 and $1,355,000 for the years ended December 31, 2000, 1999 and 1998, respectively.

         Beginning in 1999, the Company was reimbursed by ASM for certain  distribution related costs associated with the sales of business  through an  investment  firm where ASM serves as an  introducing  broker  dealer.  Under this agreement,  the expenses  reimbursed  were  $5,842,000  and $1,441,000 for the years ended December 31, 2000 and
         1999. As of December 31, 2000 and 1999,  amounts  receivable  under this  agreement  were $492,000 and $245,000, respectively.

                                        AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                               (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                  Notes to Consolidated Financial Statements (continued)

8.       FUTURE FEES PAYABLE TO PARENT

         In a series of  transactions  with ASI,  the  Company  transferred  certain  rights to receive  future  fees and contract  charges  expected  to be  realized  on variable  portions  of  designated  blocks of deferred  annuity contracts.

         The proceeds from the transfers  have been  recorded as a liability and are being  amortized  over the remaining surrender  charge period of the designated  contracts  using the interest  method.  The Company did not transfer the right to receive future fees and charges after the expiration of the surrender charge period.

         In connection with these transactions,  ASI issued collateralized notes in private placements, which are secured by the rights to receive future fees and charges purchased from the Company.

         Under the terms of the  Purchase  Agreements,  the rights  transferred  provide for ASI to receive a  percentage
         (60%, 80% or 100% depending on the underlying  commission  option) of future  mortality and expense  charges and contingent  deferred  sales charges,  after  reinsurance,  expected to be realized over the remaining  surrender charge period of the designated contracts (6 to 8 years).

         Payments  representing  fees and charges in the aggregate amount of  $219,454,000,  $131,420,000 and $69,226,000 were made by the Company to the Parent for the years  ended  December  31,  2000,  1999 and 1998,  respectively.
         Related  interest  expense of  $70,667,000,  $52,840,000  and  $22,978,000 has been included in the statement of income for the years ended December 31, 2000, 1999 and 1998, respectively.

         The Commissioner of the State of Connecticut has approved the transfer of future fees and charges;  however,  in the event that the Company becomes subject to an order of liquidation or  rehabilitation,  the  Commissioner has the ability to stop the payments due to the Parent under the  Purchase  Agreement  subject to certain  terms and conditions.

         The present values of the transactions as of the respective effective date were as follows:

                              Closing      Effective          Contract Issue         Discount       Present
           Transaction         Date           Date                Period               Rate          Value
           -----------         ----           ----                ------               ----          -----

             1996-1           12/16/96         9/1/96        1/1/94  -   6/30/96       7.5%           $50,221
             1997-1            7/23/97         6/1/97        3/1/96  -   4/30/97       7.5%            58,767
             1997-2           12/30/97        12/1/97        5/1/95  -  12/31/96       7.5%            77,552
             1997-3           12/30/97        12/1/97        5/1/96  -  10/31/97       7.5%            58,193
             1998-1            6/30/98         6/1/98        1/1/97  -   5/31/98       7.5%            61,180
             1998-2           11/10/98        10/1/98        5/1/97  -   8/31/98       7.0%            68,573
             1998-3           12/30/98        12/1/98        7/1/96  -  10/31/98       7.0%            40,128
             1999-1            6/23/99         6/1/99        4/1/94  -   4/30/99       7.5%           120,632
             1999-2           12/14/99        10/1/99       11/1/98  -   7/31/99       7.5%           145,078
             2000-1            3/22/00         2/1/00        8/1/99  -   1/31/00       7.5%           169,459
             2000-2            7/18/00         6/1/00        2/1/00  -   4/30/00       7.25%           92,399
             2000-3           12/28/00        12/1/00        5/1/00  -  10/31/00       7.25%          107,291
             2000-4           12/28/00        12/1/00        1/1/98  -  10/31/00       7.25%          107,139

                                        AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                               (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                  Notes to Consolidated Financial Statements (continued)

8.       FUTURE FEES PAYABLE TO PARENT (continued)

         Expected payments of future fees payable to ASI as of December 31, 2000 are as follows:

                                                     Year Ended
               (in thousands)                        December 31,                          Amount
                                                     ------------                          ------

                                                         2001                             $164,892
                                                         2002                              169,511
                                                         2003                              165,626
                                                         2004                              151,516
                                                         2005                              128,053
                                                         2006 and thereafter               154,812
                                                                                           -------

                                                        Total                             $934,410
                                                                                          ========

9.       LEASES

         The Company  leases office space under a lease  agreement  established in 1989 with ASIST.  The Company  entered into a lease agreement for office space in Westminster,  Colorado,  effective January 1, 2001. Lease expense for
         2000, 1999 and 1998 was $6,593,000,  $5,003,000 and $3,588,000  respectively.  Future minimum lease payments per year and in aggregate as of December 31, 2000 are as follows:

                 (in thousands)          2001                              $6,487
                                         2002                               8,032
                                         2003                               8,098
                                         2004                               8,209
                                         2005                               8,756
                                         2006 and thereafter               51,922
                                                                       -----------

                                         Total                            $91,504
                                                                       ===========

10.      RESTRICTED ASSETS

         To comply with certain state insurance  departments'  requirements,  the Company maintains cash, bonds and notes on deposit with various  states.  The carrying value of these deposits  amounted to $4,636,000 and $4,868,000 as of December 31, 2000,  and 1999,  respectively.  These deposits are required to be maintained for the protection of contractowners within the individual states.

                                        AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                               (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                  Notes to Consolidated Financial Statements (continued)

11.      RETAINED EARNINGS AND DIVIDEND RESTRICTIONS

         Statutory  basis  shareholder's  equity  was  $342,804,000  and  $286,385,000  at  December  31,  2000 and 1999,
         respectively.

         The statutory  basis net income for the year ended December 31, 2000 was  $11,550,000,  as compared to losses of
         $17,672,000 and $13,152,000 for the years ended December 31, 1999 and 1998, respectively.

         Under various state  insurance  laws, the maximum amount of dividends that can be paid to  shareholders  without prior approval of the state insurance  department is subject to restrictions  relating to statutory  surplus and net gain from operations.  At December 31, 2000, no amounts may be distributed without prior approval.

         On November 8, 1999,  the Board of  Directors  authorized  the Company to increase  the par value of its capital stock from $80 per share to $100 per share in order to comply  with  minimum  capital  levels as required by the
         California  Department  of  Insurance.  This  transaction  resulted in a  corresponding  decrease in paid in and contributed surplus of $500,000 and had no effect on capital and surplus.

12.      STATUTORY ACCOUNTING PRACTICES

         The National  Association of Insurance  Commissioners  ("NAIC") revised the Accounting  Practices and Procedures
         Manual in a process  referred to as  Codification.  The State of  Connecticut  has adopted the provisions of the revised manual,  which is effective January 1, 2001. The revised manual has changed, to some extent,  prescribed statutory  accounting  practices and will result in changes to the accounting practices that the Company uses to prepare its  statutory-basis  financial  statements.  The  adoption of the revised  accounting  practices is not expected to have a material adverse effect on the Company's statutory-basis capital and surplus.

13.      EMPLOYEE BENEFITS

         The Company has a 401(k) plan for which  substantially all employees are eligible.  Under this plan, the Company contributes 3% of salary for all  participating  employees and matches employee  contributions at a 50% level up to an additional  3% Company  contribution.  Company  contributions  to this plan on behalf of the  participants were $3,734,000, $3,164,000 and $2,115,000 for the years ended December 31, 2000, 1999 and 1998, respectively.

         The Company has a deferred  compensation  plan,  which is available to the internal  field  marketing  staff and certain officers.  Company contributions to this plan on behalf of the participants were $399,000,  $193,000 and
         $342,000 for the years ended December 31, 2000, 1999 and 1998, respectively.

         The Company and certain  affiliates  cooperatively  have a  long-term  incentive  program  under which units are awarded to  executive  officers  and other  personnel.  The Company and  certain  affiliates  also have a profit sharing program which benefits all employees below the officer level.  These programs  consist of multiple plans with new plans  instituted  each year.  Generally,  participants  must  remain  employed  by the  Company or its affiliates at the time such units are payable in order to receive any payments  under the programs.  The accrued liability  representing  the value of these units was  $31,632,000  and  $42,619,000 as of December 31, 2000 and
         1999,  respectively.  Payments  under these programs were  $13,542,000,  $4,079,000 and $2,407,000 for the years ended December 31, 2000, 1999, and 1998, respectively.

                                        AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                 (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                  Notes to Consolidated Financial Statements (continued)

14.      REINSURANCE

         The effect of reinsurance for the years ended December 31, 2000, 1999 and 1998 is as follows:

         (in thousands)                                       2000
                                                              ----

                                Annuity and Life Insurance   Change in Annuity and Life          Return Credited
                                     Charges and Fees                 Insurance                to Contractowners
                                     ----------------                                          -----------------
                                                                   Policy Reserves
                                                                   ---------------

        Gross                            $477,802                      $45,784                      $13,607
        Ceded                             (53,224)                        (766)                      (4,561)
                                         --------                       ------                      -------
        Net                              $424,578                      $45,018                      $ 9,046
                                         ========                      =======                      =======

                                                           1999
                                                           ----

                                Annuity and Life Insurance   Change in Annuity and Life          Return Credited
                                     Charges and Fees                 Insurance                to Contractowners
                                     ----------------                                          -----------------
                                                                   Policy Reserves
                                                                   ---------------

        Gross                            $326,670                       $4,151                      ($1,382)
        Ceded                             (36,681)                      (1,073)                        (257)
                                         --------                      -------                        -----
        Net                              $289,989                       $3,078                      ($1,639)
                                         ========                       ======                      ========

                                                           1998
                                                           ----

                                Annuity and Life Insurance   Change in Annuity and Life          Return Credited
                                     Charges and Fees                 Insurance                to Contractowners
                                     ----------------                                          -----------------
                                                                   Policy Reserves
                                                                   ---------------

        Gross                            $215,425                       $ 691                       ($8,921)
        Ceded                             (29,214)                        362                            (9)
                                         --------                         ---                      ---------
        Net                              $186,211                      $1,053                       ($8,930)
                                         ========                      ======                       ========

         In December 2000, the Company entered into a modified  coinsurance  agreement with SICL effective  January 1996.
         During 2000, ceded premiums received net of commission  expenses and reserve  adjustments were  $10,360,000.  At
         December 31, 2000, $6,109,000 was payable to SICL under this agreement.

         Such ceded  reinsurance  does not relieve the Company of its obligations to  policyholders.  The Company remains liable to its  policyholders  for the  portion  reinsured  to the extent  that any  reinsurer  does not meet its obligations assumed under the reinsurance agreements.

                                        AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                               (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                  Notes to Consolidated Financial Statements (continued)

15.      SURPLUS NOTES

The Company has issued surplus notes to its Parent in exchange for cash.  Surplus notes outstanding as of December 31, 2000 and 1999 were as follows:

              (in thousands)
                                                                                            Interest for the
         ---------------------------------
                                            Interest       2000         1999           Years Ended December 31,
         ---------------------------------
                 Issue Date                   Rate        Amount       Amount         2000       1999        1998
                 ----------                   ----        ------       ------         ----       ----        ----
         ---------------------------------

         ---------------------------------
         December 29, 1993                   6.84%              -               -           -           -       1,387

         ---------------------------------
         February 18, 1994                   7.28%                         10,000         732         738         738
                                                      -
         ---------------------------------
         March 28, 1994                      7.90%                         10,000         794         801         801
                                                      -
         ---------------------------------
         September 30, 1994                  9.13%          15,000         15,000       1,392       1,389       1,389
         ---------------------------------
         December 28, 1994                   9.78%                              -           -       1,308       1,388
                                                           -
         ---------------------------------
         December 19, 1995                   7.52%          10,000         10,000         765         762         762
         ---------------------------------
         December 20, 1995                   7.49%          15,000         15,000       1,142       1,139       1,139
         ---------------------------------
         December 22, 1995                   7.47%           9,000          9,000         684         682         682
         ---------------------------------
         June 28, 1996                       8.41%          40,000         40,000       3,420       3,411       3,411
         ---------------------------------
         December 30, 1996                   8.03%          70,000         70,000       5,715       5,698       5,699
                                                      ---   ------  ---    ------ ---   ----- ---   ----- ---   -----
         ---------------------------------

         Total                                            $159,000       $179,000     $14,644     $15,928     $17,396
                                                          ========       ========     =======     =======     =======
         ---------------------------------

         Surplus notes for  $10,000,000  dated February 18, 1994 and  $10,000,000  dated March 28, 1994 were converted to additional  paid-in  capital on December 27, 2000. A surplus note for  $14,000,000  dated  December 28, 1994 was converted to  additional  paid-in  capital on December 10, 1999.  All surplus  notes mature seven years from the issue date.

         Payment of interest  and  repayment of principal  for these notes is subject to certain  conditions  and require approval by the Insurance  Commissioner of the State of Connecticut.  At December 31, 2000 and 1999, $15,816,000
         and  $14,372,000,  respectively,  of accrued  interest on surplus notes was not approved for payment under these criteria.

16.      SHORT-TERM BORROWING

         The  Company  had a  $10,000,000  short-term  loan  payable to ASI at  December  31,  2000 and 1999 as part of a revolving  loan  agreement.  The loan has an  interest  rate of 7.13% and matures on March 12,  2001.  The total interest  expense to the Company was $687,000,  $585,000 and $622,000 and for the years ended December 31, 2000,
         1999 and 1998,  respectively.  Accrued  interest  payable was  $222,000 and $197,000 as of December 31, 2000 and
         1999, respectively.

17.      CONTRACT WITHDRAWAL PROVISIONS

         Approximately  99% of the Company's  separate  account  liabilities are subject to  discretionary  withdrawal by contractowners  at market value or with market value  adjustment.  Separate  account assets which are carried at fair value are adequate to pay such withdrawals  which are generally  subject to surrender  charges ranging from
         10% to 1% for contracts held less than 10 years.

                                        AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                               (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                  Notes to Consolidated Financial Statements (continued)

18.      SEGMENT REPORTING

         In recent years, in order to complete the array of products  offered by the Company and its affiliates to meet a wide variety of financial planning,  the Company developed the variable life insurance and qualified  retirement plan annuity  products.  Assets under  management and sales for the products other than variable  annuities have not been  significant  enough to warrant full segment  disclosures as required by SFAS 131,  "Disclosures  about
         Segments of an Enterprise and Related Information."

                                        AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                               (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                  Notes to Consolidated Financial Statements (continued)

19.      QUARTERLY FINANCIAL DATA (UNAUDITED)

         The following table summarizes information with respect to the operations of the Company on a quarterly basis:

        (in thousands)                                                       Three months Ended

                                                            March 31     June 30      September 30     December 31
                                                            --------     -------      ------------     -----------
        2000
        Premiums and other insurance
           revenues                                        $137,255       $139,317           $147,923         $136,159
        Net investment income                                 2,876          3,628              4,186              966

        Net realized capital gains (losses)                     729         (1,436)              (858)             877
                                                            -------        -------             -----           -------
        Total revenues                                      140,860         141,509            151,251         138,002
        Benefits and expenses                               106,641         121,356            137,514         110,515
                                                            -------        --------           --------         -------
        Pre-tax net income                                   34,219          20,153             13,737          27,487

        Income taxes                                         10,038           5,225              3,167          12,349
                                                             ------         ---------          ------          ------

        Net income                                          $24,181         $14,928            $10,570         $15,138
                                                            =======         =======            =======         =======

        1999
        Premiums and other insurance
           revenues                                          $78,509         $88,435           $97,955        $111,443
        Net investment income                                  2,654           2,842             2,735           2,210

        Net realized capital gains                               295              25               206              52
                                                             -------       ---------           -------       ---------

        Total revenues                                        81,458          91,302           100,896         113,705
        Benefits and expenses                                 64,204          67,803            71,597          77,244
                                                              ------        ---------          -------          ------

        Pre-tax net income                                    17,254           23,499           29,299          36,461

        Income taxes                                           3,844            7,142            7,898          11,460
                                                              ------           ------        ----------         -------

        Net income                                          $ 13,410        $ 16,357          $ 21,401        $ 25,001
                                                            ========        ========          ========        ========

        1998
        Premiums and other insurance
           revenues                                          $50,593        $57,946             $62,445        $67,327
        Net investment income                                  3,262          2,410               2,469          2,989

        Net realized capital gains (losses)                      156             13                 (46)           (24)
                                                             -------        --------             -------       --------

        Total revenues                                        54,011         60,369              64,868         70,292
        Benefits and expenses                                 46,764         42,220              48,471         69,164
                                                              ------         ------              -------        -------
        Pre-tax net income                                     7,247         18,149              16,397          1,128
        Income taxes                                           1,175          4,174               2,223            582
                                                               -----          -----              ------        -------

        Net income                                            $6,072        $13,975             $14,174       $    546
                                                              ======        =======             =======        ========

                               APPENDIX B - CONDENSED FINANCIAL INFORMATION ABOUT SEPARATE ACCOUNT B

The Unit Prices and number of Units in the  Sub-accounts  that commenced  operations  prior to January 1, 2001 are shown below.  All or some of these  Sub-accounts were available during prior periods as investment  options for other variable  annuities  products we offer under a different class of the Separate Account.

         Unit Prices And Numbers Of Units:  The  following  table shows:  (a) the Unit Price,  as of the dates  shown,  for Units in each of the Class 2  Sub-accounts  of Separate  Account B that commenced  operations  prior to January 1, 2001 and are being offered pursuant to this  Prospectus;  and (b) the number of Units  outstanding in each such  Sub-account as of the dates shown. The year in which  operations  commenced in each such  Sub-account is noted in  parentheses.  The  portfolios in which a particular  Sub-account invests may or may not have commenced  operations  prior to the date such  Sub-account  commenced  operations.  The initial offering price for each Sub-account was $10.00.

Total annual  expenses for the Class 2 Sub-accounts  between July 1, 1994 and May 1, 1998 were 0.90%.  Prior to July 1, 1994,  total annual  expenses  included an investment  allocation  services charge of 1.00%;  total annual expenses were 1.90%.  Effective May 1,
1998,  total annual  expenses were further reduced to 0.65%.  Therefore,  Unit Prices as of the dates shown reflect the actual total annual expenses assessed against the Class 2 Sub-accounts for the periods shown.

                                                                       Year Ended December 31,
--------------------------------------------------------------------------------------------------------------------------------------
                            2000      1999       1998       1997       1996       1995       1994       1993       1992       1991
-------------------------
--------------------------------------------------------------------------------------------------------------------------------------
AST Founders
Passport 2 (1)
(1995)
Unit Price                   $16.73     24.16      12.82      11.63      11.49      10.27          -          -          -          -
Number of Units             344,664   274,671    230,548    203,237    278,460    137,991          -          -          -          -
                                                                                                                           -----------
--------------------------------------------------------------------------------------------------------------------------------------
AST Scudder Japan 2 (2)
(2000)
Unit Price                    $8.26         -          -          -          -          -          -          -          -          -
Number of Units                 348         -          -          -          -          -          -          -          -          -
                                                                                                                           -----------
--------------------------------------------------------------------------------------------------------------------------------------
AST AIM
International Equity 2
(3)
(1993)                       $20.44     27.98      17.16      14.38      12.27      11.29      10.36      10.23          -          -
Unit Price                  481,172   425,100    485,513    477,264    408,066    452,589    199,313     12,521          -          -
Number of Units
                                                                                                                           -----------
--------------------------------------------------------------------------------------------------------------------------------------
AST Janus Overseas
Growth 2
(1997)
Unit Price                   $18.48     24.68      13.60      11.78          -          -          -          -          -          -
Number of Units             792,703   962,018    729,573    235,801          -          -          -          -          -          -
                                                                                                                           -----------
--------------------------------------------------------------------------------------------------------------------------------------
AST American Century
International Growth 2
(1997)
Unit Price                   $18.44     22.13      13.48      11.42          -          -          -          -          -          -
Number of Units             475,460   108,115    105,857     43,776          -          -          -          -          -          -
--------------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------------
AST American Century
International
Growth II 2 (4)
(1993)
Unit Price                   $14.49     17.65      13.46      11.88      11.82      10.44       9.49          -          -          -
Number of Units             335,835   512,954    631,089    955,465    959,467    610,851    301,423          -          -          -
--------------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------------
AST MFS Global
Equity 2
(1999)
Unit Price                   $10.17     11.03          -          -          -          -          -          -          -          -
Number of Units              11,623       213          -          -          -          -          -          -          -          -
--------------------------------------------------------------------------------------------------------------------------------------

                                                                       Year Ended December 31,
--------------------------------------------------------------------------------------------------------------------------------------
                            2000      1999       1998       1997       1996       1995       1994       1993       1992       1991
---------------------------------------------------------------------------------------------------------------------------
                                                                                                                           -----------
AST Janus Small-Cap
Growth 2 (5)
(1993)
Unit Price                   $22.37     43.43      18.07      17.57      16.71      14.04      10.69          -          -          -
Number of Units             369,812   690,331    506,384    399,262    271,845    221,840     96,278          -          -          -
                                                                                                                           -----------
--------------------------------------------------------------------------------------------------------------------------------------
AST Scudder Small-Cap
Growth 2 (6)
(1999)
Unit Price                   $12.16     15.49          -          -          -          -          -          -          -          -
Number of Units             727,887   608,042          -          -          -          -          -          -          -          -
                                                                                                                           -----------
--------------------------------------------------------------------------------------------------------------------------------------
AST Federated
Aggressive Growth 2 (2)
(2000)
Unit Price                    $9.09         -          -          -          -          -          -          -          -          -
Number of Units               8,370         -          -          -          -          -          -          -          -          -
                                                                                                                           -----------
--------------------------------------------------------------------------------------------------------------------------------------
AST Goldman Sachs
Small-Cap Value 2 (7)
(1998)
Unit Price                   $14.27     10.73       9.93          -          -          -          -          -          -          -
Number of Units             362,487   133,145     65,255          -          -          -          -          -          -          -
                                                                                                                           -----------
--------------------------------------------------------------------------------------------------------------------------------------
AST Gabelli Small-Cap
Value 2 (8)
(1997)
Unit Price                   $13.74     11.35      11.36      12.78          -          -          -          -          -          -
Number of Units             594,074   570,268    895,422    771,770          -          -          -          -          -          -
                                                                                                                           -----------
--------------------------------------------------------------------------------------------------------------------------------------
AST Janus Mid-Cap
Growth 2 (9)
(2000)
Unit Price                    $6.61         -          -          -          -          -          -          -          -          -
Number of Units             159,879         -          -          -          -          -          -          -          -          -
                                                                                                                           -----------
--------------------------------------------------------------------------------------------------------------------------------------
AST Neuberger Berman
Mid-Cap Growth 2 (10)
(1993)
Unit Price                   $26.97     29.53      19.63      16.38      14.15      12.27       9.95          -          -          -
Number of Units             301,210    91,314     94,905    104,340    100,758     89,474      3,419          -          -          -
                                                                                                                           -----------
--------------------------------------------------------------------------------------------------------------------------------------
AST Neuberger Berman
Mid-Cap Value 2 (11)
(1993)
Unit Price                   $20.73     16.37      15.59      16.07      12.81      11.59       9.27      10.10          -          -
Number of Units             619,565   385,591    218,024    260,929    103,416    164,976     86,555        467          -          -
                                                                                                                           -----------
--------------------------------------------------------------------------------------------------------------------------------------
AST Alger All-Cap
Growth
(2000)
Unit Price                    $6.80         -          -          -          -          -          -          -          -          -
Number of Units             168,813         -          -          -          -          -          -          -          -          -
--------------------------------------------------------------------------------------------------------------------------------------
AST Gabelli All-Cap
Value 2 (2)
(2000)
Unit Price                   $10.08         -          -          -          -          -          -          -          -          -
Number of Units              54,033         -          -          -          -          -          -          -          -          -
--------------------------------------------------------------------------------------------------------------------------------------

                                                                       Year Ended December 31,
--------------------------------------------------------------------------------------------------------------------------------------
                            2000      1999       1998       1997       1996       1995       1994       1993       1992       1991
                                                                                                                           -----------
--------------------------------------------------------------------------------------------------------------------------------------
AST Kinetics
Internet 2 (2)
(2000)
Unit Price                    $8.02         -          -          -          -          -          -          -          -          -
Number of Units                   0         -          -          -          -          -          -          -          -          -
                                                                                                                           -----------
--------------------------------------------------------------------------------------------------------------------------------------
AST T. Rowe Price
Natural Resources 2
(1995)
Unit Price                   $20.61     16.37      12.86      14.68      14.31      11.04          -          -          -          -
Number of Units             108,081   106,822    109,887    114,880    140,275     27,379          -          -          -          -
                                                                                                                           -----------
--------------------------------------------------------------------------------------------------------------------------------------
AST Alliance
Growth 2 (12)
(1996)
Unit Price                   $17.95     20.95      15.75      12.45      10.92          -          -          -          -          -
Number of Units             218,749   183,376    193,822    199,511    119,830          -          -          -          -          -
--------------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------------
AST MFS Growth 2
(1999)
Unit Price                   $10.48     11.29          -          -          -          -          -          -          -          -
Number of Units              93,890    10,558          -          -          -          -          -          -          -          -
                                                                                                                           -----------
--------------------------------------------------------------------------------------------------------------------------------------
AST Marsico Capital
Growth 2
(1997)
Unit Price                   $18.22     21.39      14.11      10.03          -          -          -          -          -          -
Number of Units           1,258,964   935,502    739,559     12,993          -          -          -          -          -          -
--------------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------------
AST JanCap Growth 2
(1993)
Unit Price                   $37.39     54.52      35.40      21.18      16.59      13.04       9.54      10.13          -          -
Number of Units             853,950   853,471    823,116    666,835    574,520    384,701    187,924     17,956          -          -
                                                                                                                           -----------
--------------------------------------------------------------------------------------------------------------------------------------
AST Janus Strategic
Value 2 (2)
(2000)
Unit Price                    $9.84         -          -          -          -          -          -          -          -          -
Number of Units              50,761         -          -          -          -          -          -          -          -          -
                                                                                                                           -----------
--------------------------------------------------------------------------------------------------------------------------------------
AST Cohen & Steers
Realty 2
(1998)
Unit Price                   $10.63      8.48       8.35          -          -          -          -          -          -          -
Number of Units             335,316   232,305     91,685          -          -          -          -          -          -          -
                                                                                                                           -----------
--------------------------------------------------------------------------------------------------------------------------------------
AST Sanford Bernstein
Managed Index 500 2 (13)
(1998)
Unit Price                   $13.86     15.31      12.71          -          -          -          -          -          -          -
Number of Units             523,132   262,088    222,115          -          -          -          -          -          -          -
--------------------------------------------------------------------------------------------------------------------------------------
AST American Century
Income & Growth 2 (14)
(1997)
Unit Price                   $14.66     16.54      13.54      12.14          -          -          -          -          -          -
Number of Units             386,882   212,826    158,481    104,567          -          -          -          -          -          -
--------------------------------------------------------------------------------------------------------------------------------------

                                                                       Year Ended December 31,
--------------------------------------------------------------------------------------------------------------------------------------
                            2000      1999       1998       1997       1996       1995       1994       1993       1992       1991
--------------------------------------------------------------------------------------------------------------------------------------
AST Alliance Growth
and Income 2 (15)
(1993)
Unit Price                   $25.45     24.28      21.05      18.84      15.32      13.04      10.21      10.13          -          -
Number of Units             824,148   771,705    666,925    700,150    671,510    498,080    238,128      9,793          -          -
--------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           -----------
AST MFS Growth with
Income 2
(1999)
Unit Price                   $10.46     10.51          -          -          -          -          -          -          -          -
Number of Units              76,365       383          -          -          -          -          -          -          -          -
--------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           -----------
AST INVESCO Equity
Income 2
(1993)
Unit Price                   $22.89     22.00      19.82      17.60      14.38      12.39       9.62          -          -          -
Number of Units             458,422   291,589    317,432    287,286    283,889    293,340    150,719          -          -          -
--------------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------------
AST AIM
Balanced 2 (16)
(1993)
Unit Price                   $19.92     20.97      17.46      15.57      13.27      12.04       9.91      10.04          -          -
Number of Units             172,245   203,969    223,039    211,541    186,453    239,737    114,927      6,185          -          -
--------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           -----------
AST American Century
Strategic Balanced 2
(1997)
Unit Price                   $14.65     15.22      13.56      11.25          -          -          -          -          -          -
Number of Units             106,849    52,889     22,252      3,720          -          -          -          -          -          -
                                                                                                                           -----------
--------------------------------------------------------------------------------------------------------------------------------------
AST T. Rowe Price Asset
Allocation 2
(1993)
Unit Price                   $20.11     20.34      18.56      15.78      13.44      11.98       9.80          -          -          -
Number of Units             114,244   134,685    136,200     99,319     82,655     89,787     74,058          -          -          -
--------------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------------
AST T. Rowe Price
Global Bond 2 (17)
(1993)
Unit Price                   $10.93     11.05      12.13      10.65      11.11      10.58       9.61          -          -          -
Number of Units             211,010   222,268    335,544    266,136    213,216    127,373     25,171          -          -          -
--------------------------------------------------------------------------------------------------------------------------------------
AST Federated High
Yield 2
(1993)
Unit Price                   $13.31     14.84      14.64      14.37      12.75      11.32       9.56          -          -          -
Number of Units             652,586   557,915    626,368    595,692    433,739    300,107    122,508          -          -          -
--------------------------------------------------------------------------------------------------------------------------------------
AST Lord Abbett
Bond-Debenture 2 (2)
(2000)
Unit Price                   $10.14         -          -          -          -          -          -          -          -          -
Number of Units               1,858         -          -          -          -          -          -          -          -          -
--------------------------------------------------------------------------------------------------------------------------------------
AST PIMCO Total
Return Bond 2
(1993)
Unit Price                   $14.98     13.51      13.75      12.65      11.60      11.32       9.62          -          -          -
Number of Units           2,219,006 1,509,966  1,703,920  1,523,587  1,203,159    846,356    256,950          -          -          -
--------------------------------------------------------------------------------------------------------------------------------------

                                                                       Year Ended December 31,
--------------------------------------------------------------------------------------------------------------------------------------
                            2000      1999       1998       1997       1996       1995       1994       1993       1992       1991
--------------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------------
AST PIMCO Limited
Maturity Bond 2
(1995)
Unit Price                   $13.28     12.32      12.00      11.42      10.71      10.41          -          -          -          -
Number of Units             862,868   807,789    593,352    469,686    424,713    399,158          -          -          -          -
--------------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------------
AST Money Market 2
(1993)
Unit Price                   $13.31     12.63      12.15      11.63      11.14      10.70      10.23      10.00          -          -
Number of Units           7,219,151 3,950,988  1,757,232  1,518,310  1,292,931    968,666    880,903     36,093          -          -

The Montgomery Variable
Series - MV Emerging
Markets 2
(1996)
Unit Price                    $7.32     10.31       6.30      10.15      10.29          -          -          -          -          -
Number of Units             220,596   210,007    250,465    305,775     39,355          -          -          -          -          -

Wells Fargo Variable
Trust - Equity Income 2
(2000)
Unit Price                   $17.03         -          -          -          -          -          -          -          -          -
Number of Units               7,400         -          -          -          -          -          -          -          -          -
--------------------------------------------------------------------------------------------------------------------------------------
Wells Fargo Variable
Trust - Equity Value 2
(1998)
Unit Price                    $9.76      9.28       9.58          -          -          -          -          -          -          -
Number of Units             131,343    22,874      1,943          -          -          -          -          -          -          -

Rydex Variable Trust -
Nova 2
(1999)
Unit Price                    $8.61     10.88          -          -          -          -          -          -          -          -
Number of Units             160,940   170,171          -          -          -          -          -          -          -          -
--------------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------------
Rydex Variable Trust -
Ursa 2
(1999)
Unit Price                   $10.76      9.33          -          -          -          -          -          -          -          -
Number of Units              58,713    39,869          -          -          -          -          -          -          -          -
--------------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------------
Rydex Variable Trust -
OTC 2
(1999)
Unit Price                   $10.53     17.15          -          -          -          -          -          -          -          -
Number of Units             502,685   156,294          -          -          -          -          -          -          -          -

INVESCO VIF -
Technology 2
(1999)
Unit Price                   $12.59     16.55          -          -          -          -          -          -          -          -
Number of Units             381,493   127,037          -          -          -          -          -          -          -          -
--------------------------------------------------------------------------------------------------------------------------------------

                                                                       Year Ended December 31,
--------------------------------------------------------------------------------------------------------------------------------------
                            2000      1999       1998       1997       1996       1995       1994       1993       1992       1991
--------------------------------------------------------------------------------------------------------------------------------------
INVESCO VIF -
Health Sciences 2
(1999)
Unit Price                   $14.73     11.36          -          -          -          -          -          -          -          -
Number of Units             386,673     4,966          -          -          -          -          -          -          -          -
--------------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------------
INVESCO VIF -
Financial Services 2
(1999)
Unit Price                   $14.17     11.43          -          -          -          -          -          -          -          -
Number of Units             414,091     3,896          -          -          -          -          -          -          -          -
--------------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------------
INVESCO VIF -
Telecommunications 2
(1999)
Unit Price                   $11.15     15.20          -          -          -          -          -          -          -          -
Number of Units             280,967   136,110          -          -          -          -          -          -          -          -
--------------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------------
INVESCO VIF -
Dynamics 2
(1999)
Unit Price                   $13.35     13.93          -          -          -          -          -          -          -          -
Number of Units             210,494     9,545          -          -          -          -          -          -          -          -

Evergreen VA - Global
Leaders 2
(1999)
Unit Price                   $10.64         -          -          -          -          -          -          -          -          -
Number of Units              18,481         -          -          -          -          -          -          -          -          -
--------------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------------
Evergreen VA - Special
Equity 2
(1999)
Unit Price                   $11.11         -          -          -          -          -          -          -          -          -
Number of Units              33,699         -          -          -          -          -          -          -          -          -

ProFund VP -
Europe 30 2
(1999)
Unit Price                   $10.62     12.26          -          -          -          -          -          -          -          -
Number of Units              33,488       134          -          -          -          -          -          -          -          -
--------------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------------
ProFund VP -
UltraSmall-Cap 2 (18)
(1999)
Unit Price                    $9.27     11.98          -          -          -          -          -          -          -          -
Number of Units             233,113         -          -          -          -          -          -          -          -          -
--------------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------------
ProFund VP -
UltraOTC 2
(1999)
Unit Price                    $6.25     23.61          -          -          -          -          -          -          -          -
Number of Units             473,337   189,497          -          -          -          -          -          -          -          -

--------------------------------------------------------------------------------------------------------------------------------------

                                                                       Year Ended December 31,
--------------------------------------------------------------------------------------------------------------------------------------
                            2000      1999       1998       1997       1996       1995       1994       1993       1992       1991
--------------------------------------------------------------------------------------------------------------------------------------
First Trust(R)10
Uncommon Values 2 (19)
(2000)
Unit Price                    $7.46         -          -          -          -          -          -          -          -          -
Number of Units              37,575         -          -          -          -          -          -          -          -          -
--------------------------------------------------------------------------------------------------------------------------------------

1.       Effective  October 15, 1996,  Founders Asset  Management,  Inc. became  Sub-advisor of the Portfolio.  Prior to October 15,
     1996,  Seligman Henderson Co. served as Sub-advisor of the Portfolio,  then named "Seligman  Henderson  International Small Cap
     Portfolio."
2.       These Portfolios were first offered as Sub-accounts on October 23, 2000.
3.       Effective May 3, 1999, A I M Capital  Management,  Inc. became  Sub-advisor of the Portfolio.  Between October 15, 1996 and
     May 3, 1999, Putnam Investment  Management,  Inc. served as Sub-advisor of the Portfolio,  then named "AST Putnam International
     Equity."  Prior to October 15, 1996,  Seligman  Henderson Co. served as  Sub-advisor  of the  Portfolio,  then named  "Seligman
     Henderson International Equity Portfolio."
4.       Effective May 1, 2000, American Century Investment  Management,  Inc. became Sub-advisor of the Portfolio.  Prior to May 1,
     2000,  Rowe  Price-Fleming  International,  Inc.  served as  Sub-advisor  of the  Portfolio,  then  named  "AST T.  Rowe  Price
     International Equity Portfolio."
5.       Effective December 31, 1998, Janus Capital  Corporation  became  Sub-advisor of the Portfolio.  Prior to December 31, 1998,
     Founders Asset Management, LLC served as Sub-advisor of the Portfolio, then named "Founders Capital Appreciation Portfolio."
6.       Effective May 1, 2001, the name of the portfolio  changed to the "AST Scudder  Small-Cap  Growth  Portfolio".  Prior to May
     1, 2001 the Portfolio was named "AST Kemper Small-Cap Growth Portfolio."
7.       Effective May 1, 2001,  Goldman Sachs Asset  Management  became  Sub-advisor of the Portfolio.  Prior to May 1, 2001, Lord,
     Abbett & Co. served as Sub-advisor of the Portfolio, then named "AST Lord Abbett Small Cap Value."
8.       Effective  October 23, 2000,  GAMCO  Investors,  Inc.  became  Sub-advisor of the Portfolio.  Prior to October 23, 2000, T.
     Rowe Price  Associates,  Inc.  served as  Sub-advisor  of the  Portfolio,  then named "AST T. Rowe Price  Small  Company  Value
     Portfolio."
9.       This Portfolio was first offered as a Sub-account on May 1, 2000.
10.      Effective May 1, 1998,  Neuberger  Berman  Management,  Inc.  became  Sub-advisor of the  Portfolio.  Prior to May 1, 1998,
     Berger Associates, Inc. served as Sub-advisor of the Portfolio, then named "Berger Capital Growth Portfolio."
11.      Effective May 1, 1998,  Neuberger  Berman  Management,  Inc.  became  Sub-advisor of the  Portfolio.  Prior to May 1, 1998,
     Federated Investment Counseling served as Sub-advisor of the Portfolio, then named "Federated Utility Income Portfolio."
12.      Effective May 1, 2000,  Alliance Capital  Management,  L.P. became Sub-advisor of the Portfolio.  Between December 31, 1998 and May 1, 2000,  OppenheimerFunds,  Inc. served as Sub-advisor of the Portfolio,  then named "AST Oppenheimer Large-Cap Growth
     Portfolio." Prior to December 31, 1998,  Robertson,  Stephens & Company  Investment  Management,  L.P. served as Sub-advisor of the Portfolio, then named "Robertson Stephens Value + Growth Portfolio."
13.      Effective  May 1, 2000,  Sanford C.  Bernstein & Co.,  Inc.  became  Sub-advisor  of the  Portfolio.  Prior to May 1, 2000,
     Bankers Trust Company served as Sub-advisor of the Portfolio, then named "AST Bankers Trust Managed Index 500 Portfolio."
14.      Effective May 3, 1999, American Century Investment  Management,  Inc. became Sub-advisor of the Portfolio.  Between October
     15, 1996 and May 3, 1999, Putnam  Investment  Management,  Inc. served as Sub-advisor of the Portfolio,  then named "AST Putnam
     Value Growth & Income."
15.      Effective May 1, 2000,  Alliance  Capital  Management,  L.P.  became  Sub-advisor of the  Portfolio.  Prior to May 1, 2000,
     Lord, Abbett & Co. served as Sub-advisor of the Portfolio, then named "AST Lord Abbett Growth and Income Portfolio."
16.      Effective May 3, 1999, A I M Capital  Management,  Inc. became  Sub-advisor of the Portfolio.  Between October 15, 1996 and
     May 3, 1999,  Putnam  Investment  Management,  Inc. served as Sub-advisor of the Portfolio,  then named "AST Putnam  Balanced."
     Prior to October 15, 1996, Phoenix  Investment  Counsel,  Inc. served as Sub-advisor of the Portfolio,  then named "AST Phoenix
     Balanced Asset Portfolio."
17.      Effective August 8, 2000, T. Rowe Price  International,  Inc. became  Sub-advisor of the Portfolio.  Effective May 1, 2000, the name of the  Portfolio  was changed to the "AST T. Rowe Price  Global  Bond".  Effective  May 1, 1996,  Rowe  Price-Fleming
     International,  Inc.  became  Sub-advisor of the Portfolio.  Prior to May 1, 1996,  Scudder,  Stevens & Clark,  Inc.  served as
     Sub-advisor of the Portfolio, then named "AST Scudder International Bond Portfolio."
18.      Prior to May 1, 2000, ProFund VP UltraSmall-Cap was named "ProFund VP Small Cap" and sought daily investment results that corresponded to the performance of the Russell 2000(R)Index.
19.      This Portfolio was first offered as a Sub-account on July 3, 2000.

                                        APPENDIX C - CALCULATION OF OPTIONAL DEATH BENEFITS

Examples of Enhanced Beneficiary Protection Optional Death Benefit Calculation
The following are examples of how the Enhanced  Beneficiary  Protection  Optional Death Benefit is calculated.  Each example assumes that a $50,000 initial  Purchase  Payment is made and that no withdrawals are made prior to the Owner's death.  Each example assumes that  there is one Owner  who is age 50 on the Issue  Date and that all  Account  Value is  maintained  in the  variable  investment options.

Example with market increase
Assume that the Owner's Account Value has been increasing due to positive  market  performance.  On the date we receive due proof of death,  the Account Value is $75,000.  The basic Death Benefit is calculated as Purchase  Payments minus  proportional  withdrawals, or Account  Value,  which ever is  greater.  Therefore,  the basic  Death  Benefit is equal to  $75,000.  The  Enhanced  Beneficiary
Protection  Optional  Death Benefit is equal to the amount  payable under the basic Death Benefit  ($75,000)  PLUS 50% of the "Death
Benefit Amount" less Purchase Payments reduced by proportional withdrawals.

         Purchase Payments =        $50,000
         Account Value =            $75,000
         Basic Death Benefit =      $75,000
         Death Benefit Amount =     $75,000 - $50,000 = $25,000

         Amount Payable Under Enhanced Beneficiary Protection Optional Death Benefit =  $75,000 + $12,500 = $87,500

Examples with market decline
Assume that the Owner's  Account Value has been decreasing due to declines in market  performance.  On the date we receive due proof of death,  the  Account  Value is  $45,000.  The  basic  Death  Benefit  is  calculated  as  Purchase  Payments  minus  proportional withdrawals,  or Account  Value,  which ever is greater.  Therefore,  the basic  Death  Benefit is equal to  $50,000.  The  Enhanced
Beneficiary  Protection  Optional Death Benefit is equal to the amount  payable under the basic Death Benefit  ($50,000) PLUS 50% of the "Death Benefit Amount" less Purchase Payments reduced by proportional withdrawals.

         Purchase Payments =        $50,000
         Account Value =            $40,000
         Basic Death Benefit =      $50,000
         Death Benefit Amount =     $50,000 - $50,000 = $0

         Amount Payable Under Enhanced Beneficiary Protection Optional Death Benefit =  $50,000 + $0 = $50,000

         In this example you would  receive no additional  benefit from  purchasing  the Enhanced  Beneficiary  Protection  Optional
         Death Benefit.

Examples of Guaranteed Minimum Death Benefit Calculation
The following are examples of how the Guaranteed  Minimum Death Benefit is calculated.  Each example  assumes that a $50,000 initial
Purchase  Payment is made and that no  withdrawals  are made prior to the Owner's  death.  Each  example  assumes  that there is one
Owner who is age 50 on the Issue Date and that all Account Value is maintained in the variable investment options.

Example of market increase
Assume that the Owner's  Account Value has generally been  increasing  due to positive  market  performance.  On the date we receive due proof of death, the Account Value is $90,000.  The Highest  Anniversary Value at the end of any previous period is $72,000.  The
Death Benefit would be the Account Value  ($90,000)  because it is greater than the Highest  Anniversary  Value ($72,000) or the sum of prior Purchase Payments increased by 5.0% annually ($73,872.77).

Example of market decrease
Assume that the Owner's Account Value generally  increased until the fifth  anniversary but generally has been decreasing  since the fifth  contract  anniversary.  On the date we receive due proof of death,  the Account  Value is  $48,000.  The Highest  Anniversary
Value at the end of any previous  period is $54,000.  The Death Benefit  would be the sum of prior  Purchase  Payments  increased by
5.0% annually ($73,872.77) because it is greater than the Highest Anniversary Value ($54,000) or the Account Value ($48,000).

Example of market increase followed by decrease
Assume that the Owner's  Account Value  increased  significantly  during the first six years  following the Issue Date. On the sixth anniversary  date the Account  Value is  $90,000.  During the seventh  Annuity  Year,  the  Account  Value  increases  to as high as
$100,000 but then  subsequently  falls to $80,000 on the date we receive due proof of death.  The Death Benefit would be the Highest
Anniversary Value at the end of any previous period ($90,000),  which occurred on the sixth anniversary,  although the Account Value was higher  during the  subsequent  period.  The Account Value on the date we receive due proof of death  ($80,000) is lower,  as is the sum of all prior Purchase Payments increased by 5.0% annually ($73,872.77).

                                           APPENDIX D-1 -ADVISOR'S CHOICE PRIOR CONTRACT

Between  November 1993 and July 31, 1997, the American  Skandia offered a variable annuity under the marketing name Advisors Choice(R)
which is no  longer  being  offered  ("Choice"  or  "Prior  Contract").  Purchase  Payments  may  continue  to be made to the  Prior
Contract.  Assets supporting the Prior Contracts are maintained in Class 2 Sub-account of Separate Account B.

The principle  differences  between the contracts offered by this Prospectus under the marketing name Advisors Choice(R)2000 ("Choice
2" or "Current  Contract")  and the Prior  Contract  relate to the  availability  of fixed  investment  options  under the contract, charges made by the Company, and death benefit provisions.

GLOSSARY OF TERMS

Some of the definitions used in the Choice contract are different from the definitions used in Choice 2 contract.

The  definition  of "Account  Value" in the Choice 2  prospectus  is the same as the  definition  of  "Account  Value" in the Choice prospectus,  except  for the  inclusion  of  disclosure  related to fixed  investment  options.  Fixed  investment  options  are not available in the Prior Contracts.

The following  defined terms in the Choice 2 prospectus  relating to the fixed  investment  options are not  applicable to the Prior
Contracts: "Current Rates," "Fixed Allocation," "Guarantee Period," "Interim Value," "MVA," and "Maturity Date."

The  definition of "Net Purchase  Payment" in the CHC2  prospectus  is the same as the  definition of "Net Purchase  Payment" in the
Choice prospectus,  except for the inclusion of any applicable sales charge,  initial maintenance fee and/or charge for taxes in the
Choice contracts.

WHAT ARE THE FIXED INVESTMENT OPTIONS?
The Prior Contracts do not offer a fixed investment option.  Therefore, any provisions in this Prospectus that relate to the Fixed
Allocations are not applicable to the Prior Contracts.

FEES AND CHARGES

WHAT ARE THE CONTRACT FEES AND CHARGES?

Annual  Maintenance  Fee: A maintenance  fee for the Prior Contract  equaling the lesser of $35 or 2% may be assessed  against:  (a)
the initial  Purchase  Payment;  and (b) each Annuity Year after the first,  the Account Value.  It applies to the initial  Purchase
Payment only if less than $50,000.  It is assessed,  as of the first Valuation  Period of each Annuity Year after the first only if, at that time, the Account Value of the Annuity is less than $50,000.

MANAGING YOUR ACCOUNT VALUE

DO YOU OFFER DOLLAR COST AVERAGING?
Your  Choice  annuity  must have an Account  Value of not less than  $20,000 at the time we accept  your  request  for a dollar cost averaging program.

DO YOU OFFER A PROGRAM TO BALANCED FIXED AND VARIABLE INVESTMENTS?
The "Balanced Investment Program" is not available under the Prior Contracts.

Guaranteed Return OptionSM: This benefit is not available in a Choice contract.

AMERICAN SKANDIA'S PERFORMANCE ADVANTAGE
This benefit is not available under the Prior Contracts.

ACCESS TO ACCOUNT VALUE

CAN I MAKE PERIODIC WITHDRAWALS FROM THE ANNUITY DURING THE ACCUMULATION PERIOD?
Your Choice  annuity must have an Account  Value of at least  $25,000 at the time we accept your request for a program of Systematic
Withdrawals.

WHAT TYPES OF ANNUITY PAYMENT OPTIONS ARE AVAILABLE UPON ANNUITIZATION?
The minimum monthly annuity payment for the Choice contract is $50.00, except where a lower amount is required by law.

DEATH BENEFIT
The minimum  death  benefit for the Choice  contract is the total of each  Purchase  Payment  growing  daily at the  equivalent of a specified  interest rate per year starting as to each Purchase  Payment on the date it is allocated to the Account  Value,  less the total of each withdrawal,  of any type,  growing daily at the equivalent of the same specified interest rate per year starting as of the date of each such  withdrawal.  However,  this  minimum  death  benefit may not exceed  200% of (A) minus (B),  where (A) is the total of all Purchase Payment received; and (B) is the total of all withdrawals of any type.

Currently, the specified rate at which the minimum death benefit increases is 5% per year, compounded yearly.

Optional Death Benefits
The Optional Death Benefits are not available under the prior contracts.

Performance Information

The  calculation  of  performance  information  and the  Standard  Total  Return and the  Non-standard  Total  Return for the Choice
Sub-accounts are set forth in the Choice 2 Statement of Additional Information.

                                           APPENDIX D-2 -ADVISOR'S DESIGN PRIOR CONTRACT

EXPENSE EXAMPLES

The Expense Examples for the Prior Contract are as follows:

The examples  shown assume  that:  (a) the maximum  sales charge  applies (b) fees and expenses  remain  constant;  (c) there are no withdrawals of Account Value during the period shown; (d) there are no transfers or other  transactions  subject to a fee during the period shown; (e) no tax charge applies;  and (f) the expenses  throughout the period for the underlying mutual fund portfolios will be the lower of the expenses  without any applicable  reimbursement or expenses after any applicable  reimbursement,  as shown above in the section entitled Contract Expense Summary.

----------------------------------------------------------------------------------------------------------------------------------------
                                                                  Expense Examples
                                                 (amounts shown are rounded to the nearest dollar)
----------------------------------------------------------------------------------------------------------------------------------------

There is no Contingent  Deferred  Sales Charge on  withdrawals.  Therefore,  whether or not you surrender your Annuity at the end of the  applicable  time  period or begin  taking  annuity  payments  at such time,  you would pay the  following  expenses on a $1,000 investment, assuming 5% annual return on assets:

                                         ------------------------------------------- -- -------------------------------------------
                                         If your initial Purchase Payment is at         If  your  initial   Purchase  Payment  is
                                         least $50,000 and at the beginning of          below  $50,000  and at the  beginning  of
                                         each Annuity Year your Account Value is        each Annuity  Year your Account  Value is
                                         $50,000 or higher, so that the                 below  $50,000,  so that the  maintenance
                                         maintenance fee does not apply:                fee applies:

                                         ------------------------------------------- -- -------------------------------------------

After:                                                                                 After:
----------------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------- --------- ---------- --------- ---------- ------ ---------- ---------- --------- ----------
Sub-Account:                                 1 Year    3 Years    5 Years   10 Years          1 Year     3 Years    5 Years   10 Years
--------------------------------------------
-------------------------------------------- --------- ---------- --------- ---------- ------ ---------- ---------- --------- ----------
AST Founders Passport 2                         35        78        123        248               37         83        131        263
AST Scudder Japan 2                             39        89        142        285               41         94        149        299
AST AIM International Equity 2                  33        71        112        225               35         76        119        239
AST Janus Overseas Growth 2                     34        73        114        229               35         77        121        243
AST American Century International Growth 2     34        75        118        236               36         79        125        250
AST American Century  International  Growth     34        74        117        235               36         79        124        249
II 2
AST MFS Global Equity 2                         39        89        142        285               41         94        149        299
AST Janus Small-Cap Growth 2                    32        68        107        215               34         73        114        229
AST Scudder Small-Cap Growth 2                  33        71        111        223               34         75        118        236
AST Federated Aggressive Growth 2               35        77        122        245               37         82        129        259
AST Goldman Sachs Small-Cap Value 2             33        71        112        225               35         76        119        238
AST Gabelli Small-Cap Value 2                   33        70        110        222               34         74        117        234
AST Janus Mid-Cap Growth 2                      34        75        118        238               36         80        126        253
AST Neuberger Berman Mid-Cap Growth 2           33        70        109        219               34         74        116        233
AST Neuberger Berman Mid-Cap Value 2            34        74        117        235               36         79        124        247
AST Alger All-Cap Growth 2                      34        74        117        235               36         79        124        247
AST Gabelli All-Cap Value 2                     36        80        127        255               38         85        134        269
AST Kinetics Internet 2                         36        79        125        251               37         83        132        264
AST T. Rowe Price Natural Resources 2           34        73        114        229               35         77        121        243
AST Alliance Growth 2                           33        71        112        225               35         76        119        239
AST MFS Growth 2                                34        73        114        229               35         77        121        243
AST Marsico Capital Growth 2                    32        68        106        213               34         73        114        227
AST JanCap Growth 2                             32        67        104        209               33         71        111        222
AST Janus Strategic Value 2                     35        77        122        245               37         82        129        259
AST Alliance/Bernstein Growth + Value 2         33        72        113        226               35         76        120        240
AST Sanford Bernstein Core Value 2              32        67        105        210               33         71        112        224
AST Cohen & Steers Realty 2                     34        75        118        238               36         80        126        253
AST Sanford Bernstein Managed Index 500 2       29        59         92        184               31         64         99        198
-------------------------------------------- --------- ---------- --------- ---------- ------ ---------- ---------- --------- ----------

After:                                                                                 After:
----------------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------- --------- ---------- --------- ---------- ------ ---------- ---------- --------- ----------
Sub-Account:                                 1 Year    3 Years    5 Years   10 Years          1 Year     3 Years    5 Years   10 Years
-------------------------------------------- --------- ---------- --------- ---------- ------ ---------- ---------- --------- ----------
AST American Century Income & Growth 2          31        65        101        203               33         70        109        216
AST Alliance Growth and Income 2                32        68        106        213               34         73        114        227
AST MFS Growth with Income 2                    34        74        116        233               35         78        123        246
AST INVESCO Equity Income 2                     31        65        101        203               33         70        109        216
AST AIM Balanced 2                              31        65        101        203               33         70        109        217
AST American Century Strategic Balanced 2       33        70        109        219               34         74        116        233
AST T. Rowe Price Asset Allocation 2            32        69        108        216               34         73        115        230
AST T. Rowe Price Global Bond 2                 33        70        110        222               34         74        117        234
AST Federated High Yield 2                      31        65        102        204               33         70        109        217
AST Lord Abbett Bond-Debenture 2                34        73        114        229               35         77        121        243
AST PIMCO Total Return Bond 2                   30        61         94        188               31         65        101        202
AST PIMCO Limited Maturity Bond 2               30        62         97        194               32         67        104        208
AST Money Market 2                              28        55         84        165               29         59         90        179

MV Emerging Markets 2                           37        84        133        267               39         88        140        280

WFVT Equity Income 2                            32        67        104        209               33         71        111        222
WFVT Equity Value 2                             32        67        104        209               33         71        111        222

Rydex Nova 2                                    36        79        125        252               37         84        133        266
Rydex Ursa 2                                    38        85        134        270               39         89        141        283
Rydex OTC 2                                     36        80        127        256               38         85        135        270

INVESCO VIF Technology 2                        32        67        105        210               33         71        112        224
INVESCO VIF Health Sciences 2                   32        68        107        215               34         73        114        229
INVESCO VIF Financial Services 2                33        70        109        219               34         74        116        233
INVESCO VIF Telecommunications 2                32        68        107        215               34         73        114        228
INVESCO VIF Dynamics 2                          33        70        109        219               34         74        116        233

Evergreen VA Global Leaders 2                   32        67        104        209               33         71        111        223
Evergreen VA Omega 2                            28        56         86        172               30         61         94        187
Evergreen VA Special Equity 2                   32        68        106        213               34         73        114        227

ProFund VP Europe 30 2                          39        89        142        285               41         94        149        299
ProFund VP UltraSmall-Cap 2                     42        98        157        315               44         103       164        329
ProFund VP UltraOTC 2                           39        89        142        285               41         94        149        299
ProFund VP OTC 2                                41        95        152        305               43         100       159        319
ProFund VP Bear 2                               41        95        152        305               43         100       159        319
ProFund VP Bull Plus 2                          41        95        152        305               43         100       159        319
ProFund VP Biotechnology 2                      42        97        155        311               43         101       162        324
ProFund VP Energy 2                             42        97        155        311               43         101       162        324
ProFund VP Financial 2                          42        97        155        311               43         101       162        324
ProFund VP Healthcare 2                         42        97        155        311               43         101       162        324
ProFund VP Real Estate 2                        42        97        155        311               43         101       162        324
ProFund VP Technology 2                         42        97        155        311               43         101       162        324
ProFund VP Telecommunications 2                 42        97        155        311               43         101       162        324
ProFund VP Utilities 2                          42        97        155        311               43         101       162        324

First Trust(R)10 Uncommon Values 2               35        78        123        247               37         82        130        261

SP Jennison International Growth 2              39        88        140        282               40         92        147        294
-------------------------------------------- --------- ---------- --------- ---------- ------ ---------- ---------- --------- ----------

FEES AND CHARGES

WHAT ARE THE CONTRACT FEES AND CHARGES?

Sales  Charge:  The Prior  Contract  provides  for a sales charge in the amount of 1.5% of each  Purchase  Payment.  Any  applicable sales charge is deducted from each Purchase Payment.

EXCEPTIONS/REDUCTIONS TO FEES AND CHARGES
We may reduce or eliminate  certain  fees and charges or alter the manner in which the  particular  fee or charge is  deducted.  For example,  we may  reduce  the  amount of the CDSC or the length of time it  applies,  reduce or  eliminate  the amount of the Annual
Maintenance Fee or reduce the portion of the Insurance Charge for administrative  costs.  Generally,  these types of changes will be based on a reduction to our sales,  maintenance or  administrative  expenses due to the nature of the individual or group purchasing the Annuity.  Some of the factors we might  consider in making such a decision  are: (a) the size and type of group;  (b) the number of Annuities  purchased by an Owner; (c) the amount of Purchase Payments or likelihood of additional  Purchase Payments;  and/or (d)
other  transactions  where  sales,  maintenance  or  administrative  expenses  are likely to be  reduced.  We will not  discriminate unfairly  between  Annuity  purchasers if and when we reduce the portion of the Insurance  Charge  attributed to the charge covering administrative costs.

No sales charge is imposed when any group annuity  contract or any Annuity issued  pursuant to this Prospectus is owned on its Issue
Date  by:  (a)  any  parent  company,  affiliate  or  subsidiary  of  ours;  (b) an  officer,  director,  employee,  retiree,  sales representative,  or in the case of an affiliated broker-dealer,  registered representative of such company; (c) a director,  officer or trustee of any underlying  mutual fund;  (d) a director,  officer or employee of any investment  manager,  sub-advisor,  transfer agent, custodian,  auditing, legal or administrative services provider that is providing investment management,  advisory,  transfer agency,  custodianship,  auditing,  legal and/or administrative services to an underlying mutual fund or any affiliate of such firm;
(e) a director,  officer,  employee or registered  representative  of a  broker-dealer  or insurance  agency that has a then current selling agreement with us and/or with American Skandia  Marketing,  Incorporated;  (f) a director,  officer,  employee or authorized representative  of any  firm  providing  us or our  affiliates  with  regular  legal,  actuarial,  auditing,  underwriting,  claims, administrative,  computer support,  marketing, office or other services; (g) the then current spouse of any such person noted in (b)
through  (f),  above;  (h) the parents of any such  person  noted in (b)  through  (g),  above;  (i) the  child(ren)  or other legal dependent  under the age of 21 of any such person noted in (b) through (h) above;  and (j) the siblings of any such persons noted in
(b) through (h) above.

Any elimination of the sales charge or any reduction to the amount of such charges will not  discriminate  unfairly  between Annuity purchasers.  We will not make any changes to this charge where prohibited by law.

MANAGING YOUR ACCOUNT VALUE

Guaranteed Return OptionSM: This benefit is not available in this Prior Contract.

                                                 APPENDIX E - PERFORMANCE ADVANTAGE

AMERICAN SKANDIA'S PERFORMANCE ADVANTAGE

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American Skandia's  Performance  Advantage was offered,  in those states where approved,  between May 15, 1999 and October 22, 2000.
The  description  below of the Performance  Advantage  benefit applies to those Contract Owners who purchased an Annuity during that time period when the Performance Advantage feature was offered.
====================================================================================================================================

GLOSSARY OF TERMS
When  determining  the Account  Value and  Surrender  Value of the Annuity,  both amounts will not include any Target Value  Credits
                       --------------      ----------------
(described below) that we are entitled to recover upon Surrender of your Annuity.

Do you provide any guarantees on my investment?
The Annuity  provides  variable  investment  options and fixed  investment  options.  Only the fixed  investment  options  provide a guaranteed  return on your  investment,  subject to certain terms and  conditions.  However,  your Annuity  includes a feature at no additional  cost that  provides  certain  benefits if your  Account  Value has not reached or exceeded a "target  value" on its 10th anniversary.  If, on the 10th  anniversary  of your  Annuity's  Issue Date,  your Account Value has not reached the target value (as defined below) you can choose either of the following benefits:

|X|      You may continue your Annuity  without  electing to receive  Annuity  payments and receive an annual credit to your Account
                                                                                                       ------
     Value  payable  until you begin  receiving  Annuity  payments.  The credit is equal to 0.25% of the  average of your  Annuity's
     Account Value for the preceding four complete  calendar  quarters.  This credit is applied to your investment  options pro-rata based on the allocation of your then current Account Value.

                                                                 OR

|X|      You may begin receiving  Annuity  payments within one year and accept a one-time credit to your Annuity equal to 10% of the net of the Account  Value on the 10th  anniversary  of its Issue Date minus the sum of all Purchase  Payments  allocated in the prior five years.  The annuity option you select must initially guarantee payments for not less than seven years.

Following the 10th  anniversary  of your  Annuity's  Issue Date, we will inform you if your Account Value did not meet or exceed the
Target  Value.  We will assume that you have elected to receive the annual  credit to your Account  Value  unless,  not less than 30 days  prior to the next  anniversary  of the  Annuity,  we receive at our home  office  your  election  to begin  receiving  Annuity payments.

Certain  provisions of this benefit and of the Target Value Credits  described below may differ if you purchase your Annuity as part of an exchange, replacement or transfer, in whole or in part, from any other Annuity we issue.

What is the "Target Value" and how is it calculated?
The Target Value is a tool used to determine  whether you are eligible to elect either of the benefits  described  above. The Target
Value does not impact the Account Value  available if you surrender  your Annuity or make a partial  withdrawal  and does not impact the Death  Benefit  available to your  Beneficiary(ies).  The Target Value assumes a rate of return over ten (10) Annuity Years that will allow your initial  investment to double in value,  adjusted for any withdrawals  and/or additional  Purchase Payments you make during the 10 year period.  We calculate the "Target Value" as follows:

1.       Accumulate  the initial  Purchase  Payment at an annual  interest rate of 7.2% until the 10th  anniversary of the Annuity's
     Issue Date; plus
                 ----
2.       Accumulate  any  additional  Purchase  Payments at an annual  interest  rate of 7.2% from the date  applied  until the 10th anniversary of the Annuity's Issue Date; minus
                                              -----
3.       Each  "proportional  reduction"  resulting from any  withdrawal,  accumulating  at an annual interest rate of 7.2% from the date the  withdrawal is processed  until the 10th  anniversary  of the Annuity's  Issue Date. We determine  each  "proportional reduction"  by  determining  the  percentage  of your Account  Value then  withdrawn and reducing the Target Value by that same percentage.  We include  any  withdrawals  under  your  Annuity  in this  calculation,  as well as the charge we deduct for any optional benefits you elect under the Annuity, but not the charge we deduct for the Annual Maintenance Fee or the Transfer Fee.

Examples
1.       Assume you make an initial  Purchase  Payment of $10,000 and make no further  Purchase  Payments.  The Target  Value on the
     10th  anniversary of your Annuity's  Issue Date would be $20,042,  assuming no withdrawals  are made.  This is equal to $10,000 accumulating at an annual rate of 7.2% for the 10-year period.

2.       Assume you make an initial  Purchase Payment of $10,000 and make no further  Purchase  Payments.  Assume at the end of Year
     6, your  Account  Value has  increased  to $15,000 and you make a  withdrawal  of 10% or $1,500.  The Target  Value on the 10th anniversary  would be $18,722.  This is equal to $10,000  accumulating at an annual rate of 7.2% for the 10-year period,  minus the proportional reduction accumulating at an annual interest rate of 7.2%.

Can I restart the 10-year Target Value calculation?
Yes, you can elect to lock in the growth in your Annuity by  "restarting"  the 10-year period on any  anniversary of the Issue Date.
If you elect to restart the  calculation  period,  we will treat your Account  Value on the restart date as if it was your  Purchase
Payment  when  determining  if your  Annuity's  Account  Value meets or exceeds the Target  Value on the  appropriate  tenth  (10th)
anniversary.  You may elect to restart the calculation more than once, in which case, the 10-year  calculation  period will begin on the date of the last restart  date. We must receive your  election to restart the  calculation  at our home office not later than 30 days after each anniversary of the Issue Date.

What are Target Value Credits?
Target Value Credits are additional  amounts that we apply to your Account Value to increase the likelihood  that your Account Value will meet or exceed the Target Value.  We add Target Value  Credits to your Account Value at the time a Purchase  Payment is applied to your Annuity.  Only those Purchase  Payments made before the first  anniversary of the Issue Date of your Annuity are eligible to receive Target Value Credits.

The amount of the Target Value Credit is equal to 1.0% of each qualifying  Purchase  Payment.  Target Value Credits are only payable on  qualifying  Purchase  Payments  if the  Owner(s) of the Annuity  is(are)  less than age 81 on its Issue Date.  If the Annuity is owned by an entity,  the age  restriction  applies to the age of the Annuitant on the Issue Date. The Target Value Credit is payable from our general  account and is allocated  to the  investment  options in the same ratio that the  qualifying  Purchase  Payment is allocated.

Target Value Credits will not be available if you purchase your Annuity as part of an exchange,  replacement  or transfer,  in whole or in part, of an Annuity we issued that has the same or a similar benefit.

 ====================================================================================================================================
 The amount of any Target Value Credits are not immediately  vested and can be recovered by American Skandia under the circumstances and for the time periods  shown below.  If American  Skandia  exercises its right to recover the amount of any Target Value Credit, any investment gain on the Target Value Credit will not be taken back.
 1.       If you surrender your Annuity before the 10th anniversary of the Issue Date of the Annuity.
 2.       If you elect to begin receiving Annuity payments before the first anniversary of the Issue Date.
 3.       If a  person  on  whose  life we pay the  Death  Benefit  dies,  or if a  "contingency  event"  occurs  which  triggers  a medically-related surrender:
 |X|      within 12 months after the date a Target Value Credit was allocated to your Account Value; or
 |X|      within 10 years after the date a Target Value Credit was allocated to your Account Value if any owner was over age 70 on the Issue Date, or, if the Annuity was then owned by an entity, the Annuitant was over age 70 on the Issue Date.
 Following completion of the above time periods, the amount of any Target Value Credits are vested in the Owner.
 ====================================================================================================================================

                                            American Skandia Life Assurance Corporation
                                                     Attention: Concierge Desk

                                                       For Written Requests:

                                                            P.O. Box 883
                                                     Shelton, Connecticut 06484

                                                      For Electronic Requests:

                                                 customerservice@americanskandia.com

                                                       For Requests by Phone:

                                                           1-800-752-6342

===================================================================================================================
                  PLEASE SEND ME A STATEMENT OF  ADDITIONAL  INFORMATION  THAT CONTAINS  FURTHER  DETAILS ABOUT THE
                  AMERICAN SKANDIA ANNUITY DESCRIBED IN PROSPECTUS CHC2-PROS (05/2001).
===================================================================================================================
===================================================================================================================

===================================================================================================================

                                       -------------------------------------------------------
                                                          (print your name)

                                       -------------------------------------------------------
                                                              (address)

                                       -------------------------------------------------------
                                                        (city/state/zip code)

                ADDITIONAL INFORMATION: Inquiries will be answered by calling your representative or by writing to:

                                             AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                                                 at

                                                            P.O. Box 883
                                                     Shelton, Connecticut 06484

                                                                 or

                                                 customerservice@americanskandia.com

Issued by:                                                                                                     Serviced at:

AMERICAN SKANDIA LIFE                                                                                 AMERICAN SKANDIA LIFE
ASSURANCE CORPORATION                                                                                 ASSURANCE CORPORATION
One Corporate Drive                                                                                            P.O. Box 883
Shelton, Connecticut 06484                                                                       Shelton, Connecticut 06484
Telephone: 1-800-752-6342                                                                        Telephone:  1-800-752-6342
http://www.americanskandia.com                                                               http://www.americanskandia.com

                                                          Distributed by:

                                              AMERICAN SKANDIA MARKETING, INCORPORATED
                                                        One Corporate Drive
                                                     Shelton, Connecticut 06484
                                                      Telephone: 203-926-1888
                                                   http://www.americanskandia.com